UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant   ☒                             Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

THE WENDY’S COMPANY
Name of the Registrant as Specified In Its Charter

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THE WENDY’S COMPANY

One Dave Thomas Blvd.

Dublin, Ohio 43017

(614) 764-3100

April 11, 2014

Dear Stockholders:

It is my pleasure to invite you to join me at the 2014 Annual Meeting of Stockholders (the “Annual Meeting”) of The Wendy’s Company (the “Company”), which will be held on Wednesday, May 28, 2014, at 10:00 a.m. (EDT) at the Thomas Conference Center located at the Company’s corporate offices, One Dave Thomas Blvd., Dublin, Ohio 43017. The Board of Directors and management hope that you will be able to attend in person.

At the Annual Meeting, you will be asked to consider and vote on the election of 10 directors and the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2014. The Board of Directors recommends that you vote FOR each of these proposals. You will also be asked to consider and vote on a stockholder proposal, if properly presented at the Annual Meeting. The Board of Directors recommends that you vote AGAINST this proposal. In addition, we will hold an advisory vote on executive compensation. The Board of Directors recommends that you vote FOR approval of the advisory resolution to approve executive compensation.

The notice of Annual Meeting, the proxy statement and a proxy card for the Annual Meeting follow. It is important that your shares be represented and voted at the Annual Meeting, regardless of the size of your holdings. Accordingly, whether or not you plan to attend the Annual Meeting in person, please promptly complete and return your proxy card in the enclosed envelope, or submit your proxy by telephone or via the Internet as described in the instructions included with your proxy card. If you attend the Annual Meeting and wish to vote your shares in person, you may revoke your previously submitted proxy.

Sincerely,

EMIL J. BROLICK
President and Chief Executive Officer

THE WENDY’S COMPANY

NOTICE OF 2014 ANNUAL MEETING OF STOCKHOLDERS

to Be Held on Wednesday, May 28, 2014

10:00 a.m. (EDT)

The 2014 Annual Meeting of Stockholders (the “Annual Meeting”) of The Wendy’s Company (the “Company”) will be held on Wednesday, May 28, 2014, at 10:00 a.m. (EDT) at the Thomas Conference Center located at the Company’s corporate offices, One Dave Thomas Blvd., Dublin, Ohio 43017, for the following purposes:

(1)	to elect 10 directors to hold office until the Company’s next annual meeting of stockholders;

(2)	to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2014;

(3)	to vote on an advisory resolution to approve executive compensation;

(4)	to vote on a stockholder proposal regarding an independent board chairman, if properly presented at the Annual Meeting; and

(5)	to transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Stockholders entitled to vote at the Annual Meeting or any adjournment or postponement thereof are holders of record of shares of the Company’s common stock at the close of business on April 2, 2014. All such stockholders of record are invited to attend the Annual Meeting. Admission to the Annual Meeting will be by ticket only, and packages and bags may be inspected and required to be checked in at the registration desk. You also will be required to present identification containing a photograph. If you are a registered stockholder (i.e., your shares are held in your name) and plan to attend the Annual Meeting, please check the appropriate box on your proxy card and retain the top portion of your proxy card, which serves as your admission ticket. If you are a beneficial owner (i.e., your shares are held by a broker, bank or other holder of record) and plan to attend the Annual Meeting, your admission ticket is either your notice regarding the Internet availability of proxy materials or the top portion of your voting instruction form, whichever you have received. The proxy statement also includes information on how to obtain an admission ticket from the Company. Stockholders who do not obtain admission tickets in advance may obtain them upon verification of ownership at the registration desk on the day of the Annual Meeting.

By Order of the Board of Directors

R. SCOTT TOOP
Secretary

April 11, 2014

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders

to be held on May 28, 2014: This Notice of Annual Meeting of Stockholders, the Proxy Statement and

the 2013 Annual Report to Stockholders are available at: www.proxyvote.com.

Your vote is important! Stockholders are cordially invited to attend the Annual Meeting. Whether or not you plan to attend, please promptly complete and return your proxy card in the enclosed envelope, or submit your proxy by telephone or via the Internet as described in the instructions included with your proxy card. You may vote in person if you attend the Annual Meeting.

THE WENDY’S COMPANY

One Dave Thomas Blvd.

Dublin, Ohio 43017

(614) 764-3100

PROXY STATEMENT

INTRODUCTION

The accompanying proxy is being solicited by the Board of Directors (the “Board of Directors” or the “Board”) of The Wendy’s Company (“Wendy’s” or the “Company”) in connection with the Company’s Annual Meeting of Stockholders to be held on Wednesday, May 28, 2014, at 10:00 a.m. (EDT) at the Thomas Conference Center located at the Company’s corporate offices, One Dave Thomas Blvd., Dublin, Ohio 43017, and any adjournment or postponement thereof (the “Annual Meeting”). This Proxy Statement and an accompanying proxy card will first be mailed to stockholders, or made available to stockholders electronically via the Internet, on or about April 15, 2014.

When a stockholder returns a proxy card that is properly signed and dated, the shares represented by the proxy card will be voted by the persons named as proxies in the proxy card in accordance with the stockholder’s instructions. Stockholders may specify their choices by marking the appropriate boxes on the enclosed proxy card. If a proxy card is signed, dated and returned by a stockholder without specifying choices, the shares represented by the proxy card will be voted as recommended by the Board of Directors FOR the election of each of the 10 nominees for director named in Proposal 1, FOR Proposals 2 and 3, and AGAINST Proposal 4.

The Company does not have cumulative voting. Under the Company’s Restated Certificate of Incorporation (as amended, the “Certificate of Incorporation”) and By-Laws (as amended and restated, the “By-Laws”), business transacted at the Annual Meeting is limited to the purposes stated in the Notice of Annual Meeting and any other matters that may properly come before the Annual Meeting in accordance with our Certificate of Incorporation and By-Laws. Except for the proposals described in this Proxy Statement, no other matters currently are intended to be brought before the Annual Meeting by the Company or, to the Company’s knowledge, any other person. The proxy being solicited does, however, convey discretionary authority to the persons named as proxies in the accompanying proxy card to vote on any other matters that may properly come before the Annual Meeting. A proxy may be revoked by a stockholder at any time prior to the time it is voted by giving notice of revocation either personally or in writing to the Secretary of the Company at the address set forth above.

Only holders of shares of the Company’s common stock, par value $0.10 per share (the “Common Stock”), at the close of business on April 2, 2014, their authorized representatives and invited guests of the Company will be able to attend the Annual Meeting. For your comfort and security, admission to the Annual Meeting will be by ticket only. If you are a registered stockholder (i.e., your shares are held in your name) and plan to attend the Annual Meeting, please check the appropriate box on the enclosed proxy card. Your admission ticket can be detached from the bottom portion of the proxy card. If you are a beneficial owner (i.e., your shares are held in the name of a broker, bank or other holder of record) and plan to attend the Annual Meeting, your admission ticket is either your notice regarding the Internet availability of proxy materials or the top portion of your voting instruction form, whichever you have received. In addition, you can obtain an admission ticket in advance of the Annual Meeting by sending a written request to the Secretary of the Company at the address set forth above. Please be sure to enclose proof of ownership, such as a bank or brokerage account statement or a letter from the bank or broker verifying your ownership. Stockholders who do not obtain admission tickets in advance of the Annual Meeting may obtain them upon verification of ownership at the registration desk on the day of the Annual Meeting. The Company may issue admission tickets to persons other than stockholders in its sole discretion.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q:	Who is soliciting my proxy?

A:

Wendy’s Board of Directors is soliciting your proxy in connection with the Board’s solicitation of proxies for use at the Annual Meeting. Certain of our directors, officers and employees also may solicit proxies on the Board’s behalf by mail, telephone, e-mail or facsimile or in person. The Company has hired Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, NY 10022, to assist in soliciting proxies from brokers, banks and other stockholders.

Q:	Who will bear the expenses of this solicitation?

A:

The Company will pay the costs and expenses of this solicitation. Our directors, officers and employees will not receive additional remuneration for soliciting proxies. We expect that we will pay Innisfree M&A Incorporated a fee of $15,000, plus reasonable out-of-pocket expenses, and we also will reimburse banks, brokers, custodians, nominees and fiduciaries for their reasonable costs and expenses to forward our proxy materials to beneficial owners of our Common Stock.

Q:	Why did I receive a notice regarding the Internet availability of proxy materials rather than the printed proxy statement and annual report?

A:

As permitted by Securities and Exchange Commission (“SEC”) rules, we are making our proxy materials available to stockholders electronically via the Internet at www.proxyvote.com. On or about April 15, 2014, we will begin mailing a notice to our stockholders containing information on how to access our proxy materials and vote online. If you received that notice, then you will not receive a printed copy of our proxy materials unless you request a printed copy by following the instructions contained in the notice. Adopting this “notice and access” process allows us to reduce the overall costs, as well as the environmental impact, of printing and mailing our proxy materials.

Q:	Who is entitled to vote?

A:	All holders of record of our Common Stock at the close of business on April 2, 2014 are entitled to vote on all business transacted at the Annual Meeting.

Q:	What is the difference between a registered stockholder and a “street name” holder?

A:

If your shares are registered directly in your name with American Stock Transfer & Trust Company, LLC, our stock transfer agent, you are considered a stockholder of record, or a registered stockholder, of those shares.

If your shares are held by a broker, bank or other nominee, you are considered the beneficial owner of those shares, and your shares are said to be held in “street name.” Your broker, bank or other nominee does not have authority to vote your shares on Proposals 1, 3 or 4 without receiving instructions from you. Your broker, bank or other nominee should have enclosed, or should provide you with, a notice regarding the Internet availability of proxy materials or a voting instruction form for you to use in directing it on how to vote your shares.

Q:	What should I do with these materials?

A:

Please carefully read and consider the information contained in this Proxy Statement, and then vote your shares as soon as possible to ensure that your shares will be represented at the Annual Meeting. You may vote your shares prior to the Annual Meeting even if you plan to attend the Annual Meeting in person.

Q:	How do I vote?

A:	You may vote before the Annual Meeting in any of the following ways:

•	Visit the website shown on your proxy card, notice regarding the Internet availability of proxy materials or voting instruction form to vote via the Internet;

•	Use the toll-free number shown on your proxy card, notice regarding the Internet availability of proxy materials or voting instruction form to vote by telephone; or

•	Complete, sign, date and return the enclosed proxy card or voting instruction form in the enclosed postage-paid envelope if you have requested and received our proxy materials by mail.

If you are a registered stockholder, you may also vote your shares in person at the Annual Meeting. If you hold your shares in street name, then you must obtain a “legal proxy” from the broker, bank or other nominee who holds the shares on your behalf in order to vote those shares in person at the Annual Meeting.

Q:	What does it mean if I receive more than one proxy card, notice regarding the Internet availability of proxy materials or voting instruction form?

A:

If you receive more than one proxy card, notice regarding the Internet availability of proxy materials or voting instruction form, this means that you have multiple accounts with our stock transfer agent or with brokers, banks or other nominees. Please follow the instructions set forth on each proxy card, notice regarding the Internet availability of proxy materials or voting instruction form you receive to ensure that all your shares are voted.

Q:	What is the deadline for submitting a proxy?

A:

In order to be counted, proxies submitted by telephone or via the Internet must be received by 11:59 p.m. (EDT) on May 27, 2014. Proxies submitted by mail must be received prior to the start of the Annual Meeting.

Q:	What constitutes a quorum?

A:

At the close of business on April 2, 2014, the Company had 366,718,080 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock entitles the holder to one vote on each matter properly brought before the Annual Meeting. The presence, in person or by proxy, of stockholders entitled to cast at least a majority of the votes that all stockholders are entitled to cast at the Annual Meeting will constitute a quorum. Abstentions and “broker non-votes” will be included for purposes of determining whether a quorum is present at the Annual Meeting.

Q:	What are abstentions and broker non-votes and how do they affect voting?

A:

Abstentions. If you specify on your proxy card that you “abstain” from voting on an item, your shares will be counted as present and entitled to vote for the purpose of establishing a quorum. Abstentions will be the equivalent of an “against” vote on proposals that require the affirmative vote of a majority of the shares of Common Stock present (in person or by proxy) and entitled to vote at the Annual Meeting (Proposals 2, 3 and 4).

Broker Non-Votes. Under the rules of The NASDAQ Stock Market (“NASDAQ”), if your shares are held in street name, then your broker has discretion to vote your shares without instructions from you on certain “routine” proposals, such as the ratification of the appointment of the Company’s independent registered public accounting firm (Proposal 2). Your broker does not, however, have such discretion on the election of directors (Proposal 1), the advisory resolution to approve executive compensation (Proposal 3), or the stockholder proposal described in this Proxy Statement (Proposal 4). If you do not provide your broker with voting instructions for these proposals, then your broker will be unable to vote on these proposals and will report your shares as “broker non-votes” on these proposals. Like abstentions, broker non-votes are counted as present for the purpose of establishing a quorum, but, unlike abstentions, they are not counted for the purpose of determining the number of shares present (in person or by proxy) and entitled to vote on particular proposals. As a result, broker non-votes will not be included in the tabulation of voting results for proposals that require the affirmative vote of a majority of the votes cast (Proposal 1) or the affirmative vote of a majority of the shares of Common Stock present (in person or by proxy) and entitled to vote at the Annual Meeting (Proposals 3 and 4). Because brokers are entitled to vote on Proposal 2, we do not anticipate any broker non-votes with regard to that proposal.

Q:	What am I being asked to vote on?

A:	You are being asked to vote on the following four proposals:

(1)	to elect 10 directors to hold office until the Company’s next annual meeting of stockholders;

(2)	to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2014;

(3)	to vote on an advisory resolution to approve executive compensation; and

(4)	to vote on a stockholder proposal regarding an independent board chairman, if properly presented at the Annual Meeting.

Q:	What vote is needed to elect the nominees for director?

A:

Pursuant to our By-Laws, each of the 10 director nominees must receive the affirmative vote of a majority of the votes cast with respect to that nominee’s election to be elected at the Annual Meeting. Accordingly, a “withhold” vote for a director nominee will be the equivalent of a vote “against” such nominee. If you hold shares of Common Stock through a broker, bank or other nominee, your broker, bank or other nominee will vote your shares for you if you provide instructions on how to vote the shares. In the absence of instructions, however, brokers, banks and other nominees do not have the authority to vote your shares for the election of directors. Therefore, it is important that you provide voting instructions to your broker, bank or other nominee, so that your shares may be voted in the election of directors.

Q:	What vote is needed to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2014?

A:

The affirmative vote of a majority of the shares of Common Stock present (in person or by proxy) and entitled to vote at the Annual Meeting is required to approve the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2014.

Q:	What vote is needed to approve the advisory resolution to approve executive compensation?

A:

The affirmative vote of a majority of the shares of Common Stock present (in person or by proxy) and entitled to vote at the Annual Meeting is required to approve the advisory resolution to approve executive compensation. This vote is advisory, and therefore not binding on the Company, the Board of Directors or the Compensation Committee of the Board of Directors. However, the Compensation Committee will review the voting results of this proposal and take those results into consideration when making future decisions regarding executive compensation as it deems appropriate.

Q:	What vote is needed to approve the stockholder proposal described in this Proxy Statement?

A:

The affirmative vote of a majority of the shares of Common Stock present (in person or by proxy) and entitled to vote at the Annual Meeting is required to approve the stockholder proposal described in this Proxy Statement.

Q:	If I am a stockholder of record and I deliver my signed proxy card or voting instruction form but do not indicate how I want to vote on the proposals, how will my shares be voted?

A:

If you submit your proxy card or voting instruction form but do not indicate how you want to vote on the proposals, your proxy will be counted as a vote in accordance with the recommendations of the Board of Directors FOR the election of each of the 10 nominees for director named in Proposal 1, FOR Proposals 2 and 3, and AGAINST Proposal 4.

Q:	Can I change my vote after I have delivered my proxy card or voting instruction form?

A:	Yes. You can change your vote at any time before your proxy is voted at the Annual Meeting.

You can revoke your proxy by giving notice of revocation either personally or in writing to the Secretary of the Company at the Company’s principal executive offices. You also can revoke your proxy by submitting a later-dated proxy by mail, by telephone, via the Internet or by attending and voting in person at the Annual Meeting. Your attendance at the Annual Meeting alone will not revoke a previously-submitted proxy.

If your shares are held in an account with a broker, bank or other nominee, you should contact your broker, bank or other nominee if you wish to change your vote or revoke your proxy.

Q:	How do Messrs. Nelson Peltz, Peter W. May and Edward P. Garden intend to vote?

A:

The Company has been informed that the shares of Common Stock beneficially owned as of the record date by Messrs. Nelson Peltz, Peter W. May and Edward P. Garden representing, in the aggregate, approximately 24.6% of the votes entitled to be cast at the Annual Meeting, will be voted in accordance with the recommendations of the Board of Directors FOR the election of each of the 10 nominees for director named in Proposal 1, FOR Proposals 2 and 3, and AGAINST Proposal 4.

Q:	Whom should I call with questions?

A:

Please call Innisfree M&A Incorporated, the Company’s proxy solicitor, toll-free at (888) 750-5834 with any questions about the Annual Meeting. Banks, brokers and other nominees may call collect at (212) 750-5833.

PROPOSAL 1

ELECTION OF DIRECTORS

(Item 1 on the Company’s Proxy Card)

As of the date of this Proxy Statement, there are 13 members of the Board of Directors. Three of the Company’s current directors – Clive Chajet, Roland C. Smith and Raymond S. Troubh – will not seek re-election and will conclude their services on the Board when their terms expire at the Annual Meeting. Messrs. Chajet and Troubh are retiring from the Board after having served as directors of the Company for nearly 20 years. Mr. Smith is stepping down from the Board due to his significant time commitments since becoming Chairman and Chief Executive Officer of Office Depot, Inc. The Company has benefitted greatly from the outstanding service and contributions of Messrs. Chajet, Smith and Troubh during their time on the Board. The Board of Directors has determined that the size of the Board will be reduced from 13 to 10 members upon the expiration of the terms of Messrs. Chajet, Smith and Troubh at the Annual Meeting.

The Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, has nominated the 10 persons named below for election as directors of the Company at the Annual Meeting. Each of the 10 nominees is presently serving as a director of the Company, and each nominee was elected as a director at the Company’s 2013 annual meeting of stockholders.

The Board of Directors recommends that the 10 nominees named below be elected as directors of the Company at the Annual Meeting. If elected, each of the nominees will hold office until the Company’s next annual meeting of stockholders and until his or her successor is elected and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal. The persons named as proxies in the accompanying proxy card will vote FOR the election of each of the 10 nominees unless a stockholder directs otherwise.

Each nominee has consented to be named and to continue to serve as a director if elected at the Annual Meeting. The Company is unaware of any reason why any nominee would be unwilling or unable to serve as a director if elected. Should, however, any nominee be unwilling or unable to serve as a director at the time of the Annual Meeting, the persons named as proxies in the accompanying proxy card will vote for the election of such substitute person for such directorship as the Board of Directors may recommend.

Certain information regarding each director nominee, including his or her business experience and public company directorships during the past five years, is set forth below.

Name of Director	Business Experience and Other Information

Nelson Peltz

Mr. Peltz has been a director of the Company since April 1993 and has served as non-executive Chairman since June 2007. He served as Chairman and Chief Executive Officer of the Company and as a director or manager and an officer of certain of the Company’s subsidiaries from April 1993 through June 2007. Additionally, Mr. Peltz has been Chief Executive Officer and a founding partner of Trian Fund Management, L.P. (“Trian Partners”), a management company for various investment funds and accounts, since November 2005. From its formation in January 1989 to April 1993, Mr. Peltz was Chairman and Chief Executive Officer of Trian Group, Limited Partnership (“Trian Group”), which provided investment banking and management services for entities controlled by Mr. Peltz and Peter W. May. From 1983 to December 1988, Mr. Peltz was Chairman and Chief Executive Officer and a director of Triangle Industries, Inc. (“Triangle Industries”), which, through wholly-owned subsidiaries, was, at that time, a manufacturer of packaging products, copper electrical wire and cable and steel conduit and currency and coin handling products. Mr. Peltz has also served as a director of Mondelez International, Inc. since January 2014, as a director of Ingersoll-Rand plc since August 2012, and as a director of Legg Mason, Inc. since October 2009. Mr. Peltz previously served as a director of Trian Acquisition I Corp.

Name of Director	Business Experience and Other Information

from October 2007 to May 2013, and as a director of H.J. Heinz Company from 2006 until its June 2013 acquisition by Berkshire Hathaway and an affiliate of 3G Capital. Mr. Peltz is the father-in-law of Edward P. Garden. Mr. Peltz is 71 years of age.

Mr. Peltz has more than 40 years of business and investment experience, has served as the chairman and chief executive officer of public companies for over 20 years and, since 2005, has served as Chief Executive Officer of Trian Partners. Over that entire period, he has developed extensive experience working with management teams and boards of directors, and in acquiring, investing in and building companies and implementing operational improvements at the companies with which he has been involved. As a result, Mr. Peltz has strong operating experience and strategic planning skills and has strong relationships with institutional investors, investment banking/capital markets advisors and others that can be drawn upon for the Company’s benefit.

Peter W. May

Mr. May has been a director of the Company since April 1993 and has served as non-executive Vice Chairman since June 2007. He served as the President and Chief Operating Officer of the Company and as a director or manager and an officer of certain of the Company’s subsidiaries from April 1993 through June 2007. Additionally, Mr. May has been President and a founding partner of Trian Partners since November 2005. From its formation in January 1989 to April 1993, Mr. May was President and Chief Operating Officer of Trian Group. From 1983 to December 1988, he was President and Chief Operating Officer and a director of Triangle Industries. Mr. May has also served as a director of Tiffany & Co. since May 2008. Mr. May previously served as a director of Deerfield Capital Corp. (“Deerfield Capital”), predecessor to CIFC Corp., from December 2007 to June 2010, and as a director of Trian Acquisition I Corp. from October 2007 to May 2013. Mr. May is 71 years of age.

Mr. May has more than 40 years of business and investment experience, has served as the president and chief operating officer of public companies for over 20 years and, since 2005, has served as President of Trian Partners. Over that entire period, he has developed extensive experience working with management teams and boards of directors, and in acquiring, investing in and building companies and implementing operational improvements at the companies with which he has been involved. As a result, Mr. May has strong operating experience and strategic planning skills and has strong relationships with institutional investors, investment banking/capital markets advisors and others that can be drawn upon for the Company’s benefit.

Emil J. Brolick

Mr. Brolick has been a director and the President and Chief Executive Officer of the Company since September 2011. Prior to joining the Company, Mr. Brolick served as Chief Operating Officer of Yum! Brands, Inc. (“Yum! Brands”) and as President of two of Yum! Brand’s U.S. operating segments, Long John Silver’s and A&W All American Food Restaurants, from June 2008 to September 2011. From December 2006 to June 2008, Mr. Brolick served as President of U.S. Brand Building for Yum! Brands. Prior to that, Mr. Brolick served as President and Chief Concept Officer of Taco Bell Corp. (“Taco Bell”), a position he held from July 2000 to November 2006. Prior to joining Taco Bell in July 2000, Mr. Brolick worked at Wendy’s International Inc. (“Wendy’s International”) for 12 years, lastly serving as Senior Vice President of New Product Marketing, Research and Strategic Planning. Mr. Brolick also serves as a trustee of the Dave Thomas Foundation for Adoption. Mr. Brolick is 66 years of age.

Name of Director	Business Experience and Other Information

In addition to serving as the President and Chief Executive Officer of the Company since September 2011, Mr. Brolick has extensive experience as an executive in the quick-service restaurant industry, including many years serving in a senior leadership position with Yum! Brands and Taco Bell, as well as previous experience in senior leadership positions with Wendy’s International. Much of Mr. Brolick’s business experience relates to marketing, brand building and operations, all of which are important to the Company’s business.

Edward P. Garden

Mr. Garden has been a director of the Company since December 2004. He served as Vice Chairman of the Company from December 2004 through June 2007 and as Executive Vice President of the Company from August 2003 until December 2004. Additionally, Mr. Garden has been Chief Investment Officer and a founding partner of Trian Partners since November 2005. From 1999 to 2003, Mr. Garden was a managing director of Credit Suisse First Boston, where he served as a senior investment banker in the Financial Sponsors Group. From 1994 to 1999, he was a managing director at BT Alex Brown, where he was a senior member of the Financial Sponsors Group and, prior to that, co-head of Equity Capital Markets. Mr. Garden has also served as a director of Family Dollar Stores, Inc. since September 2011. Mr. Garden previously served as a director of Chemtura Corporation from January 2007 to March 2009, and as a director of Trian Acquisition I Corp. from October 2007 to May 2013. Mr. Garden is the son-in-law of Nelson Peltz. Mr. Garden is 52 years of age.

Mr. Garden has served as a director and senior executive of several public companies and has over 25 years of experience advising, financing, operating and investing in companies. During the past several years, Mr. Garden, as Chief Investment Officer of Trian Partners, has worked with management teams and boards of directors to implement operational improvements. Prior to that, Mr. Garden worked with financial sponsors, executing financings through the issuance of bank debt, corporate bonds and equity capital, and providing strategic advisory services. As a result, he has strong operating experience and a network of relationships with institutional investors and investment banking/capital markets advisors that can be utilized for the Company’s benefit.

Janet Hill

Ms. Hill has been a director of the Company since September 2008. She served as a director of Wendy’s International from 1994 until its merger with the Company in September 2008. Ms. Hill is a principal in Hill Family Advisors, where she oversees her family’s assets and investments. She also serves as an officer of Hill Ventures, which manages the assets, investments, speaking engagements and marketing relationships of her son, Grant Hill. From 1981 until her retirement in 2010, Ms. Hill was Vice President of Alexander & Associates, Inc., a corporate consulting firm in Washington, D.C. which she owned and managed, where she provided corporate planning, advice and analysis to directors, executives and managers in the areas of human resource planning, corporate responsibility, corporate communications and government consultation. Ms. Hill also serves as a director of Dean Foods Company, and as a director of Carlyle Group Management L.L.C., the general partner of The Carlyle Group L.P. Ms. Hill previously served as a director of Sprint Nextel Corporation from 2005 until its July 2013 acquisition by Softbank Corp. She also serves on the board of directors of Echo360, Inc., the board of trustees at Duke University, the board of the Knight Commission on Intercollegiate Athletics, and the board of directors of the Military Bowl. Ms. Hill is 66 years of age.

Name of Director	Business Experience and Other Information

Ms. Hill has served on nine corporate boards over the past 25 years, including valuable service on compensation, governance and audit committees. She provides the Board with extensive knowledge and experience in all areas of contemporary corporate governance. Ms. Hill assisted in the development of the Directors’ Education Institute at Duke University, and has served as a presenter in numerous university-sponsored programs for corporate directors. Through her corporate consulting firm, which she owned and managed for 30 years, Ms. Hill has advised hundreds of companies and senior executives in the areas of human resources and workforce inclusiveness, both of which are important to the Company’s business.

Joseph A. Levato

Mr. Levato has been a director of the Company since June 1996. Mr. Levato served as Executive Vice President and Chief Financial Officer of the Company and certain of its subsidiaries from April 1993 to August 1996, when he retired from the Company. Prior to that, he was Senior Vice President and Chief Financial Officer of Trian Group from January 1992 to April 1993. From 1984 to December 1988, Mr. Levato served as Senior Vice President and Chief Financial Officer of Triangle Industries. Mr. Levato is 73 years of age.

Mr. Levato has extensive experience with industrial, financial and consumer-related businesses. Through this experience, Mr. Levato provides the Board with an intimate knowledge of regulatory matters relevant to public company audit and compensation committees. Mr. Levato has acquired financial sophistication by virtue of his business experience and background, and the Board of Directors has determined that he is an “audit committee financial expert” within the meaning of SEC regulations. Mr. Levato currently serves as Chairman of the Board’s Audit Committee.

J. Randolph Lewis

Mr. Lewis has been a director of the Company since September 2008. He served as a director of Wendy’s International from 2004 until its merger with the Company in September 2008. Mr. Lewis served as Senior Vice President, Supply Chain and Logistics of Walgreen Co., the largest drugstore chain in the United States, until his retirement in January 2013. Mr. Lewis joined Walgreen Co. in March 1992 as Divisional Vice President, Logistics and Planning. He was promoted to Senior Vice President, Supply Chain and Logistics in 1999. Prior to joining Walgreen Co., Mr. Lewis was a partner in the consulting division of Ernst & Young. Mr. Lewis is 64 years of age.

Mr. Lewis’ experience as a senior executive with Walgreen Co., the nation’s largest drugstore chain with net sales of $72.2 billion in fiscal 2013, as well as his previous experience serving as a director of Wendy’s International, gives him substantial insights into effective strategies for providing consumer goods and services conveniently, managing large retail store networks, operating in a highly competitive marketplace, enhancing the customer experience, and reducing costs and improving productivity, all of which are important to the Company’s business.

Peter H. Rothschild

Mr. Rothschild has been a director of the Company since May 2010. He served as a director of Wendy’s International from March 2006 until its merger with the Company in September 2008. Mr. Rothschild has been the Managing Member of Daroth Capital LLC, a financial services company, since its founding in 2001 and the President and CEO of its wholly-owned subsidiary, Daroth Capital Advisors LLC, a securities broker-dealer, since 2002. Prior to founding Daroth Capital, Mr. Rothschild was a Managing Director and Co-Head of the Leveraged Finance and Industrial Finance groups at Wasserstein Perella, the predecessor company to Dresdner

Name of Director	Business Experience and Other Information

Kleinwort Wasserstein, where he served from 1996 to 2001. From 1990 to 1996, Mr. Rothschild was a Senior Managing Director and Head of the Natural Resources Group at Bear, Stearns & Co. Inc. and was one of the founders of the firm’s Leveraged Finance and Financial Buyer Coverage groups. From 1984 to 1990, Mr. Rothschild was a Managing Director and Head of the Industrial Group at Drexel Burnham Lambert. Mr. Rothschild served as a director of Deerfield Capital, predecessor to CIFC Corp., from December 2004 to April 2011, and as the Interim Chairman of Deerfield Capital’s board of directors from April 2007 to April 2011. Mr. Rothschild is 58 years of age.

Mr. Rothschild has been employed as an investment banker since 1981. He has served on the board of directors of numerous companies, including Wendy’s International and Deerfield Capital, where he served as Interim Chairman. Mr. Rothschild provides the Board with extensive knowledge and experience in finance, mergers and acquisitions, capital raising, restructurings and restaurant companies, all of which are important to the Company’s business.

David E. Schwab II

Mr. Schwab has been a director of the Company since October 1994. Mr. Schwab has been a Senior Counsel with the law firm of Cowan, Liebowitz & Latman, P.C., New York, NY, since January 1998. Prior to that, he was a partner with the law firm of Schwab Goldberg Price & Dannay, New York, NY, for more than five years. Mr. Schwab also serves as Chair Emeritus of the board of trustees, and as Chair of the executive committee, of Bard College. Mr. Schwab is 82 years of age.

In addition to his training and experience as an attorney, Mr. Schwab provides the Board with more than 50 years of knowledge and experience, including as a director, partner and stockholder, regarding the management, operation and governance of both public and private companies. Mr. Schwab currently serves as Chairman of the Board’s Compensation Committee and Nominating and Corporate Governance Committee.

Jack G. Wasserman

Mr. Wasserman has been a director of the Company since March 2004. Mr. Wasserman has practiced law as a solo practitioner since September 2001. Prior to that, he was a senior partner with the law firm of Wasserman, Schneider, Babb & Reed and its predecessors, New York, NY, from 1966 until September 2001. Mr. Wasserman also serves as a director of Cadus Corporation, and as a director of Icahn Enterprises G.P., Inc., the general partner of Icahn Enterprises L.P. Mr. Wasserman is 77 years of age.

Mr. Wasserman’s extensive law practice and service on boards of directors of numerous public companies have involved him in a wide range of business activities for domestic and foreign companies. Mr. Wasserman’s law firm concentrated its practice in international trade and related corporate matters, primarily for Fortune 500-type companies operating in a broad range of industries, and he has substantial experience in trans-border transactions. His experience includes currently serving as Chairman of the audit committee of the board of directors of Icahn Enterprises, a diversified holding company engaged in a variety of business segments. In 2007, Mr. Wasserman received a professional Certificate in Financial Analysis from New York University. As a result of his education and professional experience, Mr. Wasserman is proficient in understanding financial statements and provides the Board with valuable knowledge and experience in evaluating business strategies and advising management on complex business issues and transactions.

Required Vote

The affirmative vote of a majority of the votes cast with respect to the election of a director nominee is required to elect such nominee. A “withhold” vote for a director nominee will be the equivalent of a vote “against” such nominee. Broker non-votes will not be included in the tabulation of voting results for this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR

THE ELECTION OF EACH OF THESE 10 DIRECTOR NOMINEES

EXECUTIVE OFFICERS

The current executive officers of the Company are identified below.

Name	Age	Position

Emil J. Brolick	66	President and Chief Executive Officer

Todd A. Penegor	48	Senior Vice President and Chief Financial Officer

Craig S. Bahner	49	Chief Marketing Officer

John D. Barker	52	Senior Vice President and Chief Communications Officer

Steven B. Graham	60	Senior Vice President and Chief Accounting Officer

R. Scott Toop	59	Senior Vice President, General Counsel and Secretary

Darrell G. van Ligten	49	President of the Company’s principal international subsidiaries (excluding Canada)

Scott A. Weisberg	50	Chief People Officer

Robert D. Wright	46	Chief Operations Officer

Set forth below is certain additional information concerning the Company’s executive officers, including their respective positions with the Company and prior business experience (other than Mr. Brolick, for whom such information is provided above under the caption “Proposal 1—Election of Directors”).

Todd A. Penegor joined the Company in June 2013 and has served as Senior Vice President and Chief Financial Officer of the Company since September 2013. Prior to joining the Company, Mr. Penegor worked at Kellogg Company, a global leader in food products, from 2000 to 2013, where he held several key leadership positions, including Vice President of Kellogg Company and President of U.S. Snacks from 2009 to June 2013, Vice President and Chief Financial Officer of Kellogg Europe from 2007 to 2009, and Vice President and Chief Financial Officer of Kellogg USA and Kellogg Snacks from 2002 to 2007. Prior to joining Kellogg Company, Mr. Penegor worked for 12 years at Ford Motor Company in various positions, including strategy, mergers and acquisitions, the controller’s office and treasury.

Craig S. Bahner has served as Chief Marketing Officer of the Company since April 2012. Prior to joining the Company, Mr. Bahner worked for more than 20 years at The Procter & Gamble Company, a global leader in consumer products, where he held several key leadership positions, including Vice President, North America Hair Care and Color from 2006 to 2011, Vice President, Northeast Asia Fabric and Home Care from 2002 to 2006, and Marketing Director, North America Fabric Care from 1999 to 2002. Prior to joining The Procter & Gamble Company, Mr. Bahner served as Marketing Manager of The Sportsman’s Market, Inc. from 1988 to 1991, and as Inventory Planner of The Pillsbury Company from 1986 to 1988. Mr. Bahner also serves as a trustee of the Dave Thomas Foundation for Adoption.

John D. Barker has served as Senior Vice President and Chief Communications Officer of the Company since September 2008. Mr. Barker previously served as Senior Vice President, Corporate Affairs and Investor Relations at Wendy’s International, a company he joined in May 1996 as Vice President of Investor Relations. Prior to joining Wendy’s International, Mr. Barker was Manager of Investor Relations and Financial Communications for American Greetings Corp. in Cleveland, OH from 1992 to 1996. Prior to that, he held positions as Business Editor for The Plain Dealer newspaper in Cleveland, OH, Business Editor for The Beaver County Times near Pittsburgh, PA, and News Desk Editor for The Observer-Reporter in Washington, PA. Mr. Barker also serves as a trustee of the Dave Thomas Foundation for Adoption.

Steven B. Graham has served as Senior Vice President and Chief Accounting Officer of the Company since September 2007. Mr. Graham also serves as Senior Vice President and Chief Accounting Officer of the Company’s wholly-owned subsidiary, Wendy’s International, LLC (successor to Wendy’s International), a position he has held since February 2009. Mr. Graham served as Senior Vice President, Corporate Controller of Arby’s Restaurant Group, Inc. (“Arby’s”) from January 2007 until the Company’s sale of Arby’s in July 2011. From October 2006 to December 2006, he served as Vice President, Assistant Corporate Controller of Arby’s. Prior to joining Arby’s, Mr. Graham served as Corporate Controller at Princeton Review LLC from 2004 to 2006, as Vice President – Controller of Sbarro, Inc. from 2000 to 2004, and as Controller of Sbarro, Inc. from 1994 to 2000. Prior to that, Mr. Graham served as controller for additional retail entities and as an auditor with Laventhol & Horwath for 13 years.

R. Scott Toop has served as Senior Vice President, General Counsel and Secretary of the Company since January 2012. Prior to joining the Company, Mr. Toop served as Executive Vice President and General Counsel of Tim Hortons Inc. from August 2009 to January 2012. Prior to that, he worked at Yum! Brands and its predecessor, Tricon Global Restaurants Inc., serving as Vice President and Associate General Counsel from 2005 to 2009 and as Vice President and General Counsel, Kentucky Fried Chicken from 1997 to 2005. Previously, Mr. Toop worked at PepsiCo, Inc. (“PepsiCo”), where he served as Vice President and Division Counsel, Kentucky Fried Chicken from 1993 to 1997, as Division Counsel, Kentucky Fried Chicken from 1990 to 1993, as International Counsel from 1986 to 1990, and as an attorney for Pepsi-Cola Bottling Group from 1984 to 1986. Prior to joining PepsiCo, Mr. Toop was a corporate associate with the law firm of Donovan Leisure Newton & Irvine in New York, NY.

Darrell G. van Ligten has led the Wendy’s brand outside of North America as President of the Company’s principal international subsidiaries (excluding Canada), a position he has held since February 2010. He also led the Arby’s brand outside of North America prior to the Company’s sale of Arby’s in July 2011. Prior to joining the Company, Mr. van Ligten was a partner of Regent Golf, a private club management company he co-founded in 2007. From 2006 to 2007, he was an Executive-In-Residence at Catalytic Capital. Mr. van Ligten served as Senior Vice President, Marketing and Operation Services of American Golf Corp. from 2003 to 2006. He served as General Manager, Toybox Group at Toys R Us, Inc. from 2001 to 2003. Prior to that, Mr. van Ligten held management positions in strategic planning and marketing at Tricon Global Restaurants, Inc., Arby’s, Taco Bell and PepsiCo.

Scott A. Weisberg has served as Chief People Officer of the Company since April 2012. Prior to joining the Company, Mr. Weisberg served as Senior Vice President and Chief Human Resources Officer of MEMC Electronic Materials, Inc., a global leader of semiconductor and solar technology, from 2010 to 2011. Prior to that, he worked for 15 years at General Mills, Inc., where he held several key leadership positions, including Vice President, Human Resources for the U.S. Retail Organization. Prior to joining General Mills, Mr. Weisberg held human resources and training positions with Nabisco, Inc. from 1993 to 1995 and with PepsiCo from 1987 to 1993.

Robert D. Wright joined the Company in December 2013 and has served as Chief Operations Officer of the Company since March 2014. Prior to joining the Company, Mr. Wright served as President, Chief Operating Officer and Interim Chief Executive Officer for Charley’s Grilled Subs from December 2010 to December 2013. Prior to that, he served as Executive Vice President of Company and Franchise Operations at Checkers Drive-In Restaurants Inc. from January 2008 to August 2010. Previously, Mr. Wright worked for 10 years at Wendy’s International in various corporate roles, including as Franchise Area Director from 1998 to 2000, as Director of Area Operations from 2000 to 2005, as President of Cafe Express, LLC from 2005 to 2006, and as Vice President of Operations and Training Integration from 2006 to 2008. Prior to joining Wendy’s International, Mr. Wright worked as a Senior Franchise Consultant at Domino’s Pizza from 1993 to 1998.

The term of office of each executive officer is until the organizational meeting of the Board of Directors following the Company’s annual meeting of stockholders next succeeding his election and until his successor is elected and qualified, or until his earlier death, resignation, retirement or removal.

CORPORATE GOVERNANCE

Independence of Directors

Under the rules and listing standards of NASDAQ, the Board of Directors must have a majority of directors who meet the criteria for independence required by NASDAQ. Pursuant to the Company’s Corporate Governance Guidelines (the “Corporate Governance Guidelines”), the Board is required to determine whether each director satisfies the criteria for independence based on all relevant facts and circumstances. No director qualifies as independent unless the Board of Directors affirmatively determines that such director has no relationship which, in the opinion of the Board, would interfere with his or her exercise of independent judgment in carrying out the responsibilities of a director. In accordance with the Corporate Governance Guidelines, the Board has adopted director independence categorical standards (the “Independence Standards”) to assist the Board in determining the independence of the Company’s directors. Copies of the Corporate Governance Guidelines and the Independence Standards are available on the Company’s website at www.aboutwendys.com. Pursuant to the Independence Standards, the following relationships will be deemed to preclude a director from qualifying as independent:

•

the director is, or at any time during the past three years was, an employee of the Company, or an immediate family member of the director is, or at any time during the past three years was, an executive officer of the Company;

•

the director or an immediate family member of the director accepted, during any 12-month period within the past three years, more than $120,000 in direct or indirect compensation from the Company, other than (i) compensation for Board or Board committee service, (ii) compensation paid to an immediate family member who is a non-executive employee of the Company or (iii) benefits under a tax-qualified retirement plan, or non-discretionary compensation;

•

the director or an immediate family member of the director (i) is a current partner of the Company’s outside auditor or (ii) was a partner or employee of the Company’s outside auditor who worked on the Company’s audit at any time during the past three years;

•

the director or an immediate family member of the director is employed as an executive officer of another entity where at any time during the past three years any of the Company’s executive officers served on the compensation committee of such other entity; or

•

the director or an immediate family member of the director is a partner in, or a controlling shareholder or an executive officer of, any organization (including a non-profit organization, foundation or university) to which the Company made, or from which the Company received, payments for property or services in the current fiscal year or any of the past three fiscal years that exceed the greater of $200,000 or 5% of the recipient’s consolidated gross revenues for that year, other than (i) payments arising solely from investments in the Company’s securities and (ii) payments under non-discretionary charitable contribution matching programs.

The foregoing objective disqualifiers are to be interpreted by the Board of Directors taking into account any commentary, interpretations or other guidance provided by NASDAQ with respect to NASDAQ Listing Rule 5605.

The Independence Standards provide that the relationship between the Company and an entity for which a director serves solely as a non-management director is not by itself material. The Independence Standards also provide that employment for less than one year as an interim Chairman, Chief Executive Officer or other executive officer will not automatically disqualify a director from being considered independent following such interim employment (although the Board will consider such former employment and any compensation received by the director from such employment when making its independence determinations). Any other relationship or transaction not described above will not preclude a director from qualifying as independent unless (i) the director has a “direct or indirect material interest” in such relationship or transaction within the meaning of Item 404(a) of SEC Regulation S-K and the material terms of the relationship or transaction are materially more favorable to the director than those that would be offered at the time and in comparable circumstances to persons unaffiliated with the Company or (ii) the Board of Directors, in exercising its judgment in light of all relevant facts and circumstances, determines that the relationship or transaction interferes with the director’s exercise of independent judgment in carrying out the responsibilities of a director. For purposes of the Independence Standards, references to the “Company” include any parent or subsidiary of the Company (i.e., entities the Company controls and consolidates in its financial statements).

In February 2014, the Nominating and Corporate Governance Committee and the Board of Directors considered and reviewed certain transactions and relationships identified through responses to annual questionnaires that directors and director nominees are required to complete, as well as other data collected by management and presented to the Nominating and Corporate Governance Committee and the Board of Directors related to transactions and relationships during the past three years between the Company, on the one hand, and each of the directors and director nominees (including their immediate family members and business, charitable and other affiliates), on the other hand. As a result of this review, the Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, affirmatively determined that Messrs. Chajet, Levato, Lewis, Rothschild, Schwab, Troubh and Wasserman, and Ms. Hill, qualified as independent directors under applicable NASDAQ rules and the Independence Standards.

In making its independence determinations with respect to Messrs. Chajet, Levato, Lewis, Rothschild, Schwab, Troubh and Wassserman, the Board noted that these directors did not have any transactions or relationships with the Company during the past three years. In making its independence determination with respect to Ms. Hill, the Board of Directors considered the following transactions and relationships that occurred during the past three years, each of which was deemed by the Board not to interfere with Ms. Hill’s exercise of independent judgment in carrying out the responsibilities of a director:

•

that Ms. Hill served as a non-management director of Sprint Nextel Corporation until July 2013, and that the Company and its subsidiaries made payments to Sprint Nextel Corporation for telecommunications services during 2011, 2012 and 2013 of approximately $1.6 million, $0.9 million and $0.6 million, respectively;

•

that Ms. Hill serves as a non-management director of Dean Foods Company, one of the leading food and beverage companies in the United States, and that Wendy’s and its franchisees (and, prior to the Company’s sale of Arby’s in July 2011, Arby’s and its franchisees), through independent third-party distributors, purchased products from Dean Foods Company and its subsidiaries during 2011, 2012 and 2013; and

•

that Ms. Hill serves as a director of Carlyle Group Management L.L.C., the general partner of The Carlyle Group L.P., a global alternative asset manager with more than $189 billion in assets under management, and that The Carlyle Group L.P. holds a 42% equity stake in Alamar Foods, a Wendy’s master franchisee that currently operates 17 Wendy’s restaurants within the United Arab Emirates.

Board Leadership Structure

The Board of Directors is currently led by Mr. Peltz, the Company’s non-executive Chairman, and Mr. May, the Company’s non-executive Vice Chairman. Mr. Brolick, the Company’s President and Chief Executive Officer, also serves as a member of the Board. Meetings of the Board of Directors are called to order and led by the Chairman or, in his absence, the Vice Chairman, or in the absence of both, the Chief Executive Officer. In the absence of the Chairman, the Vice Chairman and the Chief Executive Officer, a majority of the directors present may elect any director present as chairman of the meeting. Non-management directors generally meet in executive session without management present after each regular Board meeting. All members of the Board are elected annually.

The Board of Directors separated the positions of Chairman and Chief Executive Officer in June 2007 when Mr. Peltz, after serving as Chairman and Chief Executive Officer of the Company from 1993 to June 2007, became our non-executive Chairman and Mr. Smith was appointed as our Chief Executive Officer. The positions of Chairman and Chief Executive Officer have remained separate since that time, with Mr. Peltz currently serving as our non-executive Chairman and Mr. Brolick currently serving as our Chief Executive Officer.

The Board believes that separating these positions allows our Chief Executive Officer to focus on developing and implementing the Company’s business strategies and objectives and supervising the Company’s day-to-day business operations, and allows our Chairman to lead the Board of Directors in its oversight and advisory roles. Because of the many responsibilities of the Board of Directors and the significant time and effort required by each of the Chairman and the Chief Executive Officer to perform their respective duties, the Board believes that having separate persons in these roles enhances the ability of each to discharge those duties effectively and, as a result, enhances the Company’s prospects for success. The Board also believes that having the positions of Chairman and Chief Executive Officer separated provides a clear delineation of responsibilities for each position and fosters greater accountability of management.

For the foregoing reasons, the Board of Directors has determined that its current leadership structure is appropriate and in the best interests of the Company’s stockholders.

Board Meetings and Board Committees

The Board of Directors held seven meetings during the fiscal year ended December 29, 2013. Each director attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by the Board committees on which he or she served (in each case, held during the period such director served). In accordance with the Corporate Governance Guidelines, directors are expected to attend the Company’s annual meetings of stockholders. Each of the Company’s directors attended the Company’s 2013 annual meeting of stockholders.

The Board has standing Audit, Compensation and Nominating and Corporate Governance Committees. The Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, has affirmatively determined that each of the current members of these committees is independent under applicable NASDAQ rules. In addition, the Board has standing Capital and Investment, Corporate Social Responsibility, ERISA and Executive Committees. The current members of each Board committee are identified in the table below. It is anticipated that, at the Board’s organizational meeting immediately following the Annual Meeting, the Board will designate the directors to serve on each committee until the Company’s next annual meeting of stockholders.

Name	Audit	Compensation	Nominating and Corporate Governance	Capital and Investment	Corporate Social Responsibility	ERISA	Executive
Nelson Peltz				Chair	Chair		Chair
Peter W. May				X	X		X
Emil J. Brolick				X			X
Clive Chajet*		X#					X
Janet Hill*		X#
Joseph A. Levato*	Chair@	X			X	X
J. Randolph Lewis*			X			X
Peter H. Rothschild*	X		X
David E. Schwab II*	X	Chair#	Chair				X
Raymond S. Troubh*	X		X
Jack G. Wasserman*	X	X#				Chair

*	Independent director under applicable NASDAQ rules.

@	Audit Committee financial expert under applicable SEC rules.

#	Also serves as a member of the Performance Compensation Subcommittee (the “Performance Subcommittee”).

Audit Committee. The primary purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements. In furtherance of its purpose, the Audit Committee assists the Board in fulfilling its oversight responsibility relating to: (i) the integrity of the Company’s financial statements and financial reporting process, the Company’s systems of internal accounting and financial controls and other financial information provided by the Company; (ii) the performance of the internal audit function; (iii) the annual independent audit of the Company’s financial statements, the engagement of the independent registered public accounting firm and the evaluation of the independent registered public accounting firm’s qualifications, independence and performance; (iv) the compliance by the Company with legal and regulatory requirements, including the Company’s disclosure controls and procedures; (v) discussing risk assessment and risk management policies, particularly those involving the Company’s major financial risk exposures; and (vi) the fulfillment of the other responsibilities set out in the Committee’s charter. The Board of Directors has determined that each member of the Audit Committee satisfies the independence and financial literacy requirements of NASDAQ and the independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has also determined that at least one member of the Audit Committee, Mr. Levato, qualifies as an “audit committee financial expert” under applicable SEC rules and regulations and as a “financially sophisticated” audit committee member under applicable NASDAQ rules. The Audit Committee met 11 times during 2013. The report of the Audit Committee with respect to fiscal 2013 is provided below under the caption “Audit Committee Report.”

Compensation Committee and Performance Compensation Subcommittee. The primary purpose of the Compensation Committee is to assist the Board of Directors in discharging its responsibility relating to compensation of the Company’s directors and executive officers, including administering such salary, compensation or incentive plans as the Compensation Committee is designated by the Board to administer, and related matters. The Compensation Committee met 10 times during 2013, including seven joint meetings with the Performance Subcommittee.

The Performance Subcommittee was established by the Board in 1997 to assume certain functions that were previously the responsibility of the Compensation Committee. The purpose of the Performance Subcommittee is limited to administering the Company’s compensation plans that are intended to meet the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), including the Company’s 2010 Omnibus Award Plan (the “2010 Omnibus Award Plan”), and such other salary, compensation or incentive plans as the Performance Subcommittee is designated by the Board to administer, and related matters. The Performance Subcommittee met seven times during 2013, each as a joint meeting with the Compensation Committee.

The Board of Directors has determined that each member of the Compensation Committee and the Performance Subcommittee satisfies the independence requirements of NASDAQ. The processes and procedures that are employed by the Compensation Committee and the Performance Subcommittee in connection with the consideration and determination of the compensation of the Company’s executive officers are discussed below under the caption “Corporate Governance Matters—Activities of the Compensation Committee.”

Nominating and Corporate Governance Committee. The primary purpose of the Nominating and Corporate Governance Committee is to assist the Board of Directors by: (i) identifying individuals qualified to become members of the Board of Directors, consistent with any guidelines and criteria approved by the Board; (ii) considering and recommending director nominees for the Board to select in connection with each annual meeting of stockholders; (iii) considering and recommending nominees for election to fill any vacancies on the Board and to address related matters; (iv) developing and recommending to the Board corporate governance principles applicable to the Company; and (v) overseeing an annual evaluation of the Board’s performance. The Nominating and Corporate Governance Committee met two times during 2013.

The Board of Directors has adopted general Board membership criteria, which are set forth in the Corporate Governance Guidelines. The Board of Directors seeks members from diverse professional and personal backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. The Board’s assessment of potential director candidates includes an individual’s qualification as independent, as well as consideration of diversity, age, educational background, other board experience and commitments, business and professional achievements, and skills and experience in the context of the needs of the Board. The Company does not have a stated policy regarding the diversity of nominees or Board members; rather, the Nominating and Corporate Governance Committee and the Board view diversity (whether based on concepts such as race, gender and national origin, or broader principles such as differences in backgrounds, experiences and viewpoints) as one of many elements to be considered when evaluating a particular candidate for Board membership.

The Nominating and Corporate Governance Committee considers recommendations regarding possible director candidates from any source, including stockholders. Stockholders may recommend director candidates for consideration by the Nominating and Corporate Governance Committee by giving written notice of the recommendation to the Chair of the Nominating and Corporate Governance Committee, in care of The Wendy’s Company, One Dave Thomas Blvd., Dublin, Ohio, 43017, Attention: Corporate Secretary. The notice must include the candidate’s name, age, business address, residence address and principal occupation, must describe the qualifications, attributes, skills or other qualities possessed by the candidate, and must be accompanied by a written statement from the candidate consenting to serve as a director, if elected. Candidates who have been recommended by stockholders will be evaluated by the Nominating and Corporate Governance Committee in the same manner as are other potential candidates. Stockholders who wish to formally nominate a candidate for election to the Board of Directors may do so provided they comply with the notice and other procedures set forth in our Certificate of Incorporation, which are described below under the caption “Other Matters—Stockholder Proposals for 2015 Annual Meeting of Stockholders.”

Copies of the Charter of the Audit Committee, the Joint Charter of the Compensation Committee and of the Performance Compensation Subcommittee, and the Charter of the Nominating and Corporate Governance Committee are available on the Company’s website at www.aboutwendys.com and are also available in print, free of charge, to any stockholder who requests them.

Capital and Investment Committee. The Capital and Investment Committee is responsible for (i) approving the investment of excess funds (i.e., funds not currently required for operations or acquisitions) of the Company and its direct and indirect subsidiaries and (ii) exercising approval authority for certain transactions (such as capital expenditures, acquisitions, dispositions and borrowings) within amounts specified by the Board.

Corporate Social Responsibility Committee. The Corporate Social Responsibility Committee is responsible for reviewing and approving the charitable contributions that are to be made on behalf of the Company (subject to review and approval by the Audit Committee of any proposed charitable contribution that would constitute a related person transaction) and recommending to the Board any changes to the maximum amount of charitable contributions that may be made by the Company in any fiscal year.

ERISA Committee. The ERISA Committee is the plan administrator of the Company’s 401(k) plan, and has general oversight responsibility with respect to the operation of each pension, profit sharing, thrift or other retirement plan and ERISA welfare benefit plan maintained by the Company or any direct or indirect subsidiary that is at least 80% owned by the Company, excluding any plan of a subsidiary that is organized under the laws of a jurisdiction outside the United States and any plan which is not subject to ERISA.

Executive Committee. During intervals between meetings of the Board, the Executive Committee has and may exercise all of the powers and authority of the Board in the management of the business and affairs of the Company, including, without limitation, all such powers and authority as may be permitted under Section 141(c)(2) of the Delaware General Corporation Law.

Executive Sessions of the Board

The Board of Directors holds regularly scheduled executive sessions in which non-management directors meet without any members of management present. Mr. Peltz or, in his absence, Mr. May, presides over these executive sessions. The Board also meets at least twice a year in executive session with only independent directors present. The Chairmen of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee rotate presiding over these executive sessions, with Mr. Schwab presiding in 2013.

Board’s Role in Risk Oversight

The Board of Directors provides oversight with respect to the Company’s risk assessment and risk management activities, which are designed to identify, prioritize, assess, monitor and mitigate material risks to the Company, including financial, operational, compliance and strategic risks. The Board administers this oversight function through the Audit Committee, the Compensation Committee and a Risk Oversight Committee comprised of members of senior management. The Audit Committee focuses on financial risks, including reviewing with management, the Company’s internal auditors and the Company’s outside auditors the Company’s major risk exposures (with particular emphasis on financial risk exposures), the adequacy and effectiveness of the Company’s accounting and financial controls, and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies. The Compensation Committee considers risks presented by the Company’s compensation policies and practices for its executive officers and other employees. The Risk Oversight Committee is exclusively devoted to prioritizing and assessing all categories of enterprise risk, including risks delegated by the Board of Directors to the Audit Committee and the Compensation Committee, as well as other operational, compliance and strategic risks facing the Company. Each of these committees reports directly to the Board.

The Board believes that its current leadership structure supports the risk oversight function of the Board. Having the roles of Chief Executive Officer and Chairman of the Board filled by separate individuals allows the Chief Executive Officer to lead senior management in its supervision of the Company’s day-to-day business operations, including identifying, assessing and taking actions to mitigate material risks, and allows the Chairman to lead the Board in its oversight of the Company’s risk assessment and risk management activities.

In connection with the Board of Director’s oversight of legal and regulatory compliance risk, the Board has adopted a Securities Trading Policy and a Public Disclosure Policy.

The Securities Trading Policy is intended to assist the Company and its directors, officers and employees in complying with federal and state securities laws and avoiding even the appearance of questionable or improper conduct in connection with securities transactions. Under the Securities Trading Policy, covered persons: (i) may not trade in Company securities if they are aware of material nonpublic information; (ii) may not trade in the securities of another company if they are aware of material nonpublic information about that company which was obtained during the course of their employment with the Company; (iii) may not speculate in Company securities through engaging in puts, calls or short positions; (iv) may not engage in any other hedging transactions without pre-clearance from the Company’s legal department; (v) may not share material nonpublic information with others or recommend to anyone the purchase or sale of any securities when they are aware of material, undisclosed information; and (vi) must comply with certain pre-clearance and blackout procedures described in the policy.

The Public Disclosure Policy is intended to support the Company’s commitment to providing timely, transparent, consistent and credible information to the investing public, consistent with legal and regulatory requirements, including the SEC’s Regulation FD (Fair Disclosure). Regulation FD prohibits the Company or persons acting on its behalf from disclosing material nonpublic information to securities market professionals or stockholders before disclosing the information to the general public. The Public Disclosure Policy covers all directors, officers and employees of the Company, and sets forth certain procedures and requirements that are applicable to: (i) disclosures in documents filed with the SEC; (ii) statements made in annual, quarterly and current reports, press releases, communications with analysts, investors and the media, speeches and presentations; and (iii) information contained on the Company’s website.

Compensation Risk Assessment

As part of the Board’s risk oversight function, the Compensation Committee conducts an annual review of compensation-related risk. In February 2014, the Compensation Committee and its independent advisors met with management to review management’s conclusion that the Company’s compensation policies and practices for its employees do not create risks that are reasonably likely to have a material adverse effect on the Company. Management reviewed with the Compensation Committee the various factors underlying management’s conclusion, including the performance objectives and target levels used in connection with the Company’s incentive awards, as well as the features of the Company’s compensation plans that are designed to mitigate compensation-related risk, including the following:

•	plan and award metrics are tied directly to overall profitability;

•

various methods for delivering compensation are utilized, including cash-based and equity-based incentives with different time horizons that provide a balanced mix of both short-term and long-term incentives;

•	performance-based awards have fixed maximum payouts;

•

the Company has the right to reduce or eliminate payouts under incentive awards through the use of negative discretion, including if a participant’s behavior is in conflict with the Company’s Code of Business Conduct and Ethics or any other Company policy or procedure;

•

annual incentive payouts are not made until the Company’s financial statements are audited by the Company’s independent registered public accounting firm and plan results are certified by the Chief Financial Officer; and

•

all incentive awards granted under the 2010 Omnibus Award Plan contain “clawback” provisions in favor of the Company in the event the Company is required to materially restate its financial statements or a court determines that a participant has engaged in a “detrimental activity” (as defined in the plan).

With respect to the Company’s compensation program for executive officers, the Compensation Committee believes that this program is designed to be balanced, with a focus on achieving the Company’s annual and multi-year operating and financial goals and creating long-term stockholder value. The executive compensation program includes the following features which are designed to prevent risk-taking that could have a material adverse effect on the Company:

•	base salaries are a sufficient component of executives’ total cash compensation so that excessive risk-taking that may be associated with performance-based compensation is mitigated;

•

performance goals and metrics under the annual cash incentive plan are based upon realistic operating levels that can be attained without taking inappropriate risks or deviating from normal operations or approved strategies;

•	long-term equity incentive awards are based in part upon the Company’s performance over a multi-year period, which mitigates against the taking of short-term risk;

•

incentive compensation plan design allows for adjustment of performance metrics for non-recurring and other special items so that executives are rewarded based on the Company’s actual operating results;

•	equity-based awards represent a significant portion of executives’ total compensation, which links executive compensation to the long-term value of our Common Stock; and

•	the Board has adopted Stock Ownership and Retention Guidelines that require significant stock ownership by executives, which aligns the interests of executives with the interests of stockholders.

Code of Business Conduct and Ethics

The Board has adopted a Code of Business Conduct and Ethics (the “Code of Conduct”) that is designed to ensure that the Company’s business is conducted with integrity. The Code of Conduct sets forth the Company’s standards and expectations regarding business relationships, franchisee relations, compliance with law, business conduct, conflicts of interest, use of Company assets, confidential information, and recording and reporting information. The Code of Conduct applies to all of the Company’s directors, officers and employees, including the principal executive officer, principal financial officer and principal accounting officer. A copy of the Code of Conduct is available on the Company’s website at www.aboutwendys.com. Any amendments to or waivers from the Code of Conduct that are required to be disclosed by applicable SEC rules will also be posted on the Company’s website.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of our Common Stock, to report their beneficial ownership of our Common Stock, and any subsequent changes in their beneficial ownership, to the SEC. Specific due dates for these reports have been established by the SEC, and the Company is required to disclose in this Proxy Statement any late report or known failure to file a required report during the most recent fiscal year. The Company assists its directors and executive officers in completing and filing their reports. Based solely on a review of the reports furnished to the Company and written representations that no other reports were required, the Company believes that, during fiscal 2013, all directors, executive officers and greater than 10% stockholders complied with all Section 16(a) filing requirements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership as of April 2, 2014 (except as otherwise indicated by footnote) by: (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of our Common Stock (constituting our only class of voting securities); (ii) each of the Company’s directors and director nominees; (iii) each of the Company’s “named executive officers” included in the “Fiscal 2013 Summary Compensation Table” below; and (iv) all of the Company’s directors and executive officers as a group. The number of shares beneficially owned by each director and executive officer includes shares of Common Stock that such person had the right to acquire on or within 60 days of April 2, 2014, including upon the exercise of stock options as shown in the second table below. Except as otherwise indicated by footnote, each person has sole voting power and sole dispositive power with respect to such shares.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class Beneficially Owned
Nelson Peltz	89,493,206(1)(2)(3)(4)	24.4%
280 Park Avenue, 41st Floor
New York, NY 10017
Peter W. May	89,258,177(1)(2)(3)(4)	24.3%
280 Park Avenue, 41st Floor
New York, NY 10017
Edward P. Garden	65,161,280(3)(4)	17.8%
280 Park Avenue, 41st Floor
New York, NY 10017
Trian Fund Management, L.P.	64,800,245(4)	17.7%
280 Park Avenue, 41st Floor
New York, NY 10017
Horizon Kinetics LLC.	30,447,867(5)	8.3%
470 Park Avenue South, 4th Floor South
New York, NY 10016
Emil J. Brolick	486,347(6)	*
Clive Chajet	156,630(7)	*
Janet Hill	205,786(8)	*
Joseph A. Levato	160,116(9)	*
J. Randolph Lewis	174,341(10)	*
Peter H. Rothschild	84,905(11)	*
David E. Schwab II	215,446(12)	*
Roland C. Smith	834,334(13)	*
Raymond S. Troubh	207,970(14)	*
Jack G. Wasserman	197,970(15)	*
Todd A. Penegor	—(16)	*
Stephen E. Hare	110,000	*
Craig S. Bahner	133,333	*
John N. Peters	361,016	*
R. Scott Toop	142,833	*
Directors and executive officers as a group (21 persons)	94,003,421	25.5%

*	Less than 1% of the outstanding shares of our Common Stock.

(1)

The Company is informed that (i) Mr. Peltz has pledged 15,447,954 shares of Common Stock to a financial institution to secure loans made to him and (ii) Mr. May has pledged 8,263,301 shares of Common Stock to a financial institution to secure loans made to him.

(2)

In July 2004, Messrs. Peltz and May entered into a voting agreement pursuant to which they agreed not to vote certain shares of Common Stock held by them or their affiliates without the prior approval of both parties. Accordingly, the information set forth in the table above with respect to Messrs. Peltz and May aggregates their respective ownership interests as described in note (3) below.

(3)

In the case of Mr. Peltz, includes: (i) 15,487,116 shares of Common Stock held directly (including 20,971 restricted shares of Common Stock that may be voted by Mr. Peltz); (ii) 368,611 shares of Common Stock held by the NP 2009 GRAT, a trust of which Mr. Peltz is the sole trustee; (iii) 70,650 shares of Common Stock owned by Mr. Peltz’s wife; (iv) 128,804 shares of Common Stock owned by Mr. Peltz’s children; (v) 311,724 shares of Common Stock owned by the Peltz Family Foundation, a non-profit organization whose trustees are Mr. Peltz, Mr. Peltz’s wife, one of their adult children and an unrelated person; (vi) options held by Mr. Peltz to purchase 12,000 shares of Common Stock; (vii) 8,302,056 shares of Common Stock held directly by Mr. May (including 20,971 restricted shares of Common Stock that may be voted by Mr. May); (viii) options held by Mr. May to purchase 12,000 shares of Common Stock; and (ix) 64,800,245 shares of Common Stock owned by the Trian Entities identified in note (4) below. Mr. Peltz disclaims beneficial ownership of the shares of Common Stock held by Mr. Peltz’s wife, Mr. Peltz’s children, the Peltz Family Foundation and the Trian Entities.

In the case of Mr. May, includes: (i) 8,302,056 shares of Common stock held directly (including 20,971 restricted shares of common stock that may be voted by Mr. May); (ii) 276,149 shares of Common Stock owned by the May Family Foundation, a non-profit organization whose trustees are Mr. May, Mr. May’s wife and their two adult children; (iii) options held by Mr. May to purchase 12,000 shares of Common Stock; (iv) 15,487,116 shares of Common Stock held directly by Mr. Peltz (including 20,971 restricted shares of Common Stock that may be voted by Mr. Peltz); (v) 368,611 shares of Common Stock held by the NP 2009 GRAT; (v) options held by Mr. Peltz to purchase 12,000 shares of Common Stock; and (vi) 64,800,245 shares of Common Stock owned by the Trian Entities identified in note (4) below. Mr. May disclaims beneficial ownership of the shares of Common Stock held by the May Family Foundation and the Trian Entities.

In the case of Mr. Garden, includes: (i) 349,062 shares of Common Stock held directly (including 20,971 restricted shares of Common Stock that may be voted by Mr. Garden); (ii) options held by Mr. Garden to purchase 12,000 shares of Common Stock; and (iii) 64,800,245 shares of Common Stock owned by the Trian Entities identified in note (4) below. Mr. Garden disclaims beneficial ownership of the shares of Common Stock held by the Trian Entities.

(4)

Based on: (i) information contained in a Schedule 13D/A filed with the SEC on January 16, 2014 by Trian Partners GP, L.P. (“Trian GP”), Trian Partners General Partner, LLC (“Trian GP LLC”), Trian Partners, L.P. (“Trian Onshore”), Trian Partners Master Fund, L.P. (“Trian Master Fund”), Trian Partners Parallel Fund I, L.P. (“Parallel Fund I”), Trian Partners Strategic Investment Fund, L.P. (“Strategic Fund”), Trian Fund Management, L.P. (“Trian Management”), Trian Fund Management GP, LLC (“Trian Management GP” and, together with the foregoing entities, the “Trian Entities”), Nelson Peltz, Peter W. May and Edward P. Garden; (ii) information contained in Form 4s filed by the Trian Entities and by Messrs. Peltz, May and Garden subsequent to January 16, 2014; and (iii) information provided to the Company by Trian Management.

Trian GP LLC is the general partner of Trian GP, which is the general partner of the Trian Onshore and Trian Master Fund. Trian Management GP is the general partner of Trian Management, which serves as the management company for Trian Onshore, Trian Master Fund, Parallel Fund I and Strategic Fund. Each of Trian GP LLC and Trian Management GP are controlled by Nelson Peltz, Peter W. May and Edward P. Garden, who therefore are in a position to determine the investment and voting decisions made by Trian Onshore, Trian GP, Trian GP LLC, Trian Master Fund, Parallel Fund I, Strategic Fund, Trian Management and Trian Management GP.

Trian Onshore, Trian Master Fund, Parallel Fund I, Strategic Fund and Trian GP directly own 18,415,979, 39,523,894, 1,861,851, 4,978,752 and 19,769 shares of Common Stock, respectively. Messrs. Peltz, May and Garden, by virtue of their relationships to the Trian Entities, and Trian Management and Trian Management GP, by virtue of their relationships to Trian Onshore, Trian Master Fund, Parallel Fund I and Strategic Fund, may be deemed to have shared voting power and shared dispositive power with regard to, and therefore may be deemed to beneficially own, the 64,780,476 shares of Common Stock directly owned in the aggregate by Trian Onshore, Trian Master Fund, Parallel Fund I and Strategic Fund. Each of Trian Management, Trian Management GP, Mr. Peltz, Mr. May and Mr. Garden disclaims beneficial ownership of such shares. Messrs. Peltz, May and Garden and Trian GP LLC, by virtue of their relationships to Trian GP, may be deemed to have shared voting power and shared dispositive power with regard to, and therefore may be deemed to beneficially own, the 19,769 shares of Common Stock directly owned by Trian GP. Each of Mr. Peltz, Mr. May and Mr. Garden disclaims beneficial ownership of such shares.

(5)

Based solely on information contained in a Schedule 13G filed with the SEC on February 7, 2014 by Horizon Kinetics LLC. According to the Schedule 13G, Horizon Kinetics LLC, an investment adviser, has sole voting and dispositive power over 30,447,867 shares of Common Stock.

(6)	Does not include 108,644 restricted stock units held by Mr. Brolick, each of which represents a contingent right to receive one share of Common Stock.

(7)

Includes 3,900 shares of Common Stock owned by Mr. Chajet’s wife, as to which shares Mr. Chajet disclaims beneficial ownership. Also includes 20,971 restricted shares of Common Stock that may be voted by Mr. Chajet.

(8)	Includes 20,971 restricted shares of Common Stock that may be voted by Ms. Hill.

(9)

Includes 84,211 restricted stock units held by Mr. Levato under the Company’s 2009 Directors’ Deferred Compensation Plan (the “Directors’ Deferred Compensation Plan”), each of which represents a contingent right to receive one share of Common Stock.

(10)

Includes 11,050 shares of Common Stock owned by a trust, as to which shares Mr. Lewis disclaims beneficial ownership. Also includes 20,971 restricted shares of Common Stock that may be voted by Mr. Lewis.

(11)	Includes 20,971 restricted shares of Common Stock that may be voted by Mr. Rothschild.

(12)	Includes 84,211 restricted stock units held by Mr. Schwab under the Directors’ Deferred Compensation Plan, each of which represents a contingent right to receive one share of Common Stock.

(13)	Includes 20,971 restricted shares of Common Stock that may be voted by Mr. Smith.

(14)	Includes 20,971 restricted shares of Common Stock that may be voted by Mr. Troubh.

(15)	Includes 20,971 restricted shares of Common Stock that may be voted by Mr. Wasserman.

(16)	Does not include 220,242 restricted stock units held by Mr. Penegor, each of which represents a contingent right to receive one share of Common Stock.

The beneficial ownership table above includes shares of Common Stock issuable upon the exercise of stock options that are exercisable as of, or will become exercisable within 60 days of, April 2, 2014 by the persons identified in the table below.

Name of Beneficial Owner	Number of Shares Represented by Options

Nelson Peltz	12,000

Peter W. May	12,000

Edward P. Garden	12,000

Emil J. Brolick	360,360

Clive Chajet	60,000

Janet Hill	45,000

Joseph A. Levato	60,000

J. Randolph Lewis	45,000

Peter H. Rothschild	—

David E. Schwab II	60,000

Roland C. Smith	420,000

Raymond S. Troubh	60,000

Jack G. Wasserman	105,000

Todd A. Penegor	—

Stephen E. Hare	110,000

Craig S. Bahner	133,333

John N. Peters	244,892

R. Scott Toop	93,333

Directors and executive officers as a group (21 persons)	2,169,758

CORPORATE GOVERNANCE MATTERS—ACTIVITIES OF THE COMPENSATION COMMITTEE

Scope of Authority of the Compensation Committee

The Compensation Committee assists the Board of Directors in discharging its responsibility relating to the compensation of the Company’s executive officers and directors.

The Compensation Committee has responsibility for reviewing and approving the goals and objectives relevant to compensation of the Company’s Chief Executive Officer, evaluating the performance of the Chief Executive Officer in light of those goals and objectives, and determining, or recommending to the Board for determination, the compensation of the Chief Executive Officer based on such evaluation. The Compensation Committee also has responsibility for reviewing and approving the goals and objectives relevant to the compensation of the Company’s other executive officers, overseeing an evaluation of the effectiveness of the compensation program for such officers and of their performance relative to their compensation, and determining the compensation of such officers taking into consideration any matters it deems relevant, including any recommendations made by the Chief Executive Officer and the Committee’s independent outside compensation consultant.

The Compensation Committee periodically reviews and approves the overall compensation philosophy, policies and practices for the Company’s executive officers, including the use of employment agreements, severance plans and arrangements, deferred compensation plans and other executive benefits and perquisites. The Compensation Committee also reviews and advises the Board with respect to executive officer incentive programs, compensation plans and equity-based plans, and administers such plans as the Board designates, including determining awards to be granted to executive officers and other employees under such plans and evaluating the achievement of goals and objectives established under such plans. In addition, the Compensation Committee reviews the competitiveness and appropriateness of the compensation program for the Company’s non-employee directors, and approves or makes recommendations to the Board of Directors with respect to director compensation.

The Compensation Committee has responsibility for reviewing and discussing the “Compensation Discussion and Analysis” prepared by management and for determining whether to recommend to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s proxy statement and annual report. The Compensation Committee also has responsibility for reviewing and evaluating with management whether the Company’s compensation policies and practices for its executive officers and other employees create risks that are reasonably likely to have a material adverse effect on the Company, and for reviewing any related disclosure required by SEC rules and regulations to be included in the Company’s proxy statement. In addition, the Compensation Committee has responsibility for providing recommendations to the Board on compensation-related proposals to be considered at stockholder meetings, including “say-on-pay” and “say-on-frequency” advisory votes, for reviewing the results of any advisory votes by the Company’s stockholders on executive compensation matters, and for considering whether to implement, or recommend to the Board of Directors the implementation of, any modifications to the Company’s compensation programs and policies in response to such voting results.

The Compensation Committee is comprised of five directors, Messrs. Schwab (Chairman), Chajet, Levato and Wasserman, and Ms. Hill, each of whom the Board of Directors has determined is “independent” under applicable NASDAQ rules. The Board of Directors established the Performance Subcommittee for the purpose of administering the Company’s compensation plans that are intended to meet the requirements of Section 162(m) of the Internal Revenue Code. The members of the Performance Subcommittee are Messrs. Schwab (Chairman), Chajet and Wasserman, and Ms. Hill, each of whom is an “outside director” for purposes of Section 162(m) of the Internal Revenue Code and a “non-employee director” for purposes of Section 16 of the Exchange Act.

The Compensation Committee and the Performance Subcommittee each may delegate authority to subcommittees comprised of one or more of its members, and also may delegate authority to its Chairman when it deems appropriate, subject to the terms of its charter. The Compensation Committee and the Performance Subcommittee also may delegate to one or more directors or officers the authority to make grants of equity-based compensation to eligible employees who are not executive officers, subject to the terms of the Company’s compensation plans and applicable legal and regulatory requirements. Any director or officer to whom the Compensation Committee or the Performance Subcommittee grants such authority must regularly report any grants so made, and the Committee or the Subcommittee may revoke any delegation of authority at any time.

The Compensation Committee and the Performance Subcommittee meet as needed, with Mr. Schwab presiding over the meetings as Chairman. The Chairman, in consultation with other committee members and management, establishes the agendas for meetings of the Compensation Committee and the Performance Subcommittee. In 2013, the Compensation Committee held 10 meetings, including seven joint meetings with the Performance Subcommittee.

Throughout the year, the Compensation Committee and the Performance Subcommittee consider various compensation-related proposals from management, take action with respect to their own initiatives relating to executive and director compensation, and carry out their respective duties and responsibilities under the Company’s benefit plans and compensation programs. The actions taken by the Compensation Committee and the Performance Subcommittee during 2013 with respect to the compensation of the Company’s “named executive officers” are discussed below under the caption “Compensation Discussion and Analysis.” The actions taken by the Compensation Committee and the Performance Subcommittee during 2013 with respect to the compensation of the Company’s non-management directors are discussed below under the caption “Compensation of Directors.”

Role of Compensation Consultants and Other Advisers

In carrying out its responsibilities, the Compensation Committee periodically reviews and evaluates the components and competitiveness of the Company’s executive compensation program, using information drawn from a variety of sources, including information provided by outside compensation consultants and other advisers, as well as the Committee’s own experience in recruiting, retaining and compensating executives. The Compensation Committee has the sole authority to retain and oversee the work of outside compensation consultants, legal counsel and other advisors in connection with discharging its responsibilities, including the sole authority to determine such consultants’ or advisers’ fees and other retention terms. The Company provides such funding as is determined by the Compensation Committee to be necessary or appropriate for payment of compensation to consultants or advisers retained to advise the Committee.

Since December 2009, the Compensation Committee has engaged Frederic W. Cook & Co. (“F. W. Cook”) to serve as the Committee’s independent outside compensation consultant. Representatives from F. W. Cook regularly attend Compensation Committee meetings and provide advice to the Committee on a variety of compensation-related matters. The Compensation Committee seeks input from F. W. Cook on competitive market practices, including evolving trends and best practices and external survey data. During 2013, F. W. Cook assisted the Compensation Committee with respect to the design of the Company’s executive compensation program, including the 2013 cash incentive plan and the 2013 long-term equity incentive awards for the Chief Executive Officer and other senior executives. F. W. Cook also advised the Compensation Committee in connection with its review and approval of compensation packages offered to new executives hired by the Company during 2013, including Messrs. Penegor and Wright. At the request of the Compensation Committee, F. W. Cook periodically reviews the compensation components and levels of the Company’s executive officers and advises the Committee on the appropriateness of the Company’s executive compensation program in the context of its overall compensation philosophy. Under the terms of its engagement, F. W. Cook does not provide any other services to the Company, and works with management only on matters for which the Compensation Committee has oversight responsibility. The Compensation Committee has assessed the independence of F. W. Cook pursuant to applicable SEC and NASDAQ rules (including consideration of the six independence factors specified in NASDAQ Listing Rule 5605(d)(3)(D)) and concluded that no conflict of interest exists that would prevent F. W. Cook from serving as an independent compensation consultant to the Committee.

Management provides information and makes recommendations to the Compensation Committee from time to time regarding the design of the Company’s executive compensation program. In formulating its recommendations, management reviews information from a variety of sources, including information provided by outside compensation consultants. During 2013, management engaged Towers Watson & Co. (“Towers Watson”) to serve as management’s outside compensation consultant. Towers Watson provided market data and other information to management in connection with the design of the Company’s executive compensation program, including the 2013 cash incentive plan and the 2013 long-term equity incentive awards for the Chief Executive Officer and other senior executives, and a review of base salary, total cash compensation and total direct compensation levels for senior executives. Certain of this market data was also made available to the Compensation Committee and its independent outside compensation consultant, F. W. Cook. Towers Watson did not provide any additional services to the Company during 2013.

Role of Executive Officers

The Company’s executive officers provide support and assistance to the Compensation Committee and the Performance Subcommittee on a variety of compensation-related matters. Each year, the Chief Executive Officer and other senior executives provide input to the Performance Subcommittee regarding the design of the Company’s annual cash incentive plan and annual long-term equity incentive plan, including proposed performance goals and objectives and a list of participants eligible to receive awards. The Performance Subcommittee then determines the structure and components of the annual cash and equity incentive awards after considering management’s recommendations and input from its independent outside compensation consultant. With respect to performance-based awards, following the completion of each performance period, the Chief Financial Officer provides the Performance Subcommittee with a certification of the Company’s actual performance relative to the stated performance goals and the resulting payouts to participants based on such performance. Under the terms of the annual cash incentive plan, payouts to executives other than the Chief Executive Officer can be adjusted by the Performance Subcommittee by up to +/-25% (subject to the maximum incentive award opportunities established by the Subcommittee for purposes of Section 162(m) of the Internal Revenue Code) at the recommendation of the Chief Executive Officer, based on his assessment of each executive’s individual performance. The Performance Subcommittee then determines the amounts of incentive awards to be paid to eligible participants after taking into account Company and individual performance and any other relevant facts and circumstances.

The Chief Executive Officer and other executives with expertise in compensation, benefits, tax, accounting, legal and other matters provide information and make recommendations to the Compensation Committee from time to time on other compensation-related matters, including proposed employment, retention, relocation, severance or other compensatory arrangements, proposed base salary adjustments or other merit awards, annual compensation risk assessments, and trends and best practices in executive compensation. Executives also present information to the Compensation Committee regarding the Company’s business strategies and objectives, the Company’s financial and operating performance, legal and regulatory developments affecting the Company’s compensation programs or the Committee’s duties and responsibilities, and other relevant matters. In accordance with applicable NASDAQ rules, the Chief Executive Officer may not be present during any voting or deliberations by the Compensation Committee with respect to his compensation.

Compensation Committee Interlocks and Insider Participation

During 2013, the Compensation Committee was comprised of five non-employee directors: Messrs. Schwab (Chairman), Chajet, Levato and Wasserman, and Ms. Hill. None of these directors has ever served as an officer or employee of the Company, except that, from 1993 to 1996, Mr. Levato served as Executive Vice President and Chief Financial Officer of the Company. During 2013, no member of the Compensation Committee was party to any related person transaction or other relationship requiring disclosure under Item 404 of SEC Regulation S-K. In addition, during 2013, none of the Company’s executive officers served as a member of the board of directors or the compensation committee, or a similar committee, of any other entity, one of whose executive officers served on the Board of Directors, the Compensation Committee or the Performance Subcommittee.

COMPENSATION COMMITTEE REPORT*

The Compensation Committee has reviewed and discussed the following Compensation Discussion and Analysis with the Company’s management and, based on such review and discussions, has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2013.

The Compensation Committee:

David E. Schwab II, Chairman
Clive Chajet
Janet Hill
Joseph A. Levato
Jack G. Wasserman

*

This Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Compensation Committee Report by reference into such other filing.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

2013 was a year of significant strategic and financial progress for Wendy’s. The Company gained traction with consumers through “A Cut Above” brand positioning, accelerated Wendy’s brand transformation by reimaging restaurants with innovative exterior and interior designs through its “Image Activation” program, and refined its restaurant portfolio by selling Company-operated restaurants to new and existing franchisees through its “System Optimization” initiative. The Company’s key operating and financial results for 2013 are highlighted below.

•	Improving the Core Economic Model

¡	Delivered adjusted EBITDA growth of 10% to $367.1 million (see Annex A for a reconciliation of adjusted EBITDA to income from continuing operations)

¡	Achieved North America same restaurant sales growth of 1.9%

¡	Improved North America Company-operated restaurant operating margins by 140 basis points to 15.4%

•	Transforming the Wendy’s Brand

¡	Achieved Image Activation growth targets with 100 Company reimages, 99 franchise reimages, 26 Company new builds and 11 franchise new builds

¡	Enhanced the Wendy’s brand image, contemporized the restaurant experience, and produced increased traffic and higher sales at reimaged restaurants

•	Optimizing the Company’s Restaurant Portfolio

¡

Announced strategic plan to geographically align its restaurant ownership for efficiencies through the sale of about 415 Company-operated restaurants concentrated in 13 U.S. markets, primarily in the West

¡

Generated total cash proceeds in 2013 of $138 million through the sale of 244 Company-operated restaurants to strong, highly-capable franchisees who are committed to building the Wendy’s brand through restaurant reimaging, new development and other growth initiatives

•	Enhancing Stockholder Value

¡	Delivered total stockholder return of 89%

¡	Returned $140 million to stockholders through dividends ($71 million) and share repurchases ($69 million)

¡

Board of Directors approved a $275 million share repurchase program for 2014 as part of the Company’s strategy to return capital to stockholders and drive sustainable increases in total stockholder return

The following graph shows the performance of Wendy’s Common Stock during 2013 relative to the S&P MidCap 400 Index, assuming an initial investment of $100 on December 31, 2012, the first trading day of fiscal 2013.

The Company’s improved operating and financial results for 2013 played a key role in determining the compensation that was earned by the Company’s senior executives. In particular, the Company’s strong adjusted EBITDA performance and same restaurant sales growth resulted in above-target payouts for executives under the Company’s 2013 annual cash incentive plan. The remainder of this Compensation Discussion and Analysis describes the Company’s executive compensation objectives, philosophy and programs, and discusses the compensation that was awarded during 2013 to the “named executive officers” identified below.

2013 Named Executive Officers

Name	Position
Emil J. Brolick	President and Chief Executive Officer
Todd A. Penegor	Senior Vice President and Chief Financial Officer (effective September 1, 2013)
Stephen E. Hare	Former Senior Vice President and Chief Financial Officer (through September 1, 2013)
John N. Peters	Senior Vice President – North America Operations
R. Scott Toop	Senior Vice President, General Counsel and Secretary
Craig S. Bahner	Chief Marketing Officer

Objectives of the Executive Compensation Program

The overall compensation program for the Company’s senior executives is designed to support the Company’s business objectives by linking executive compensation to both individual performance and the Company’s attainment of annual and multi-year operating and financial goals and to the creation of long-term stockholder value. The primary objectives of the executive compensation program are to: (i) attract and retain highly-qualified executives; (ii) motivate and reward executives for achieving Company and individual performance goals and objectives; and (iii) align the interests of executives with the interests of stockholders. Through the executive compensation program, the Compensation Committee seeks to provide executives with a total compensation package that is competitive with compensation opportunities available to executives of similar experience and standing in the market and the restaurant industry.

Pay-for-Performance Philosophy

The Compensation Committee believes that a substantial portion of the total compensation for senior executives should be variable (i.e., “at risk”) and tied to Company performance. This pay-for-performance philosophy aligns executive pay with the Company’s business strategies and objectives and ensures that executives are responsive and accountable to stockholder interests. The executive compensation program offers executives an opportunity for increased compensation in the event of successful Company performance, matched with the prospect of reduced compensation in the event Company performance objectives are not achieved. The Compensation Committee believes that compensation for senior executives should be more heavily weighted toward variable elements of compensation than is the case for less senior officers. This approach ensures that members of the Company’s leadership team, who are most responsible for long-range strategic planning and execution of the Company’s business objectives, are held most accountable for results.

Total direct compensation for senior executives is comprised of three compensation elements: (i) base salary; (ii) annual cash incentive compensation; and (iii) long-term equity incentive compensation. The charts below illustrate how base salary, annual cash incentive awards and long-term equity incentive awards were allocated for 2013 to create the compensation pay mix for the Chief Executive Officer and the other named executive officers (other than Mr. Hare, who retired from the Company on September 1, 2013 and did not receive a long-term equity incentive award). As reflected by the charts, performance-based incentives constituted the most significant portion of total direct compensation for the named executive officers, consistent with the Company’s pay-for-performance philosophy.

The percentages shown for annual cash incentive compensation reflect targeted levels of performance. The actual payouts received by the named executive officers from their 2013 cash incentive awards were based on the Company’s achievement of annual performance goals, as adjusted for individual performance. The percentages shown for long-term equity incentive compensation reflect the grant date fair value of stock options and performance units (at targeted levels of performance) granted to the named executive officers during 2013. The actual value realized by executives from their 2013 long-term equity incentive awards will depend on the long-term value of our Common Stock and, in the case of performance units, the Company’s achievement of multi-year performance goals.

How Executive Compensation is Determined

On an annual basis, the Compensation Committee evaluates the performance of the Company’s senior executives, determines whether executives will receive incentive compensation awards for the prior year based on performance for that year, and establishes the executive compensation program for the current year. In determining the appropriate compensation package for executives, the Compensation Committee, in consultation with F. W. Cook, the Committee’s independent outside compensation consultant, considers a number of factors, including: (i) Company and individual performance; (ii) scope of responsibilities and relative importance of each role; (iii) qualifications and experience; (iv) competitive market practice; (v) compensation history; (vi) internal pay equity; (vii) alignment with stockholder interests; and (viii) creation of long-term stockholder value. While prior compensation and amounts realized or realizable from prior awards are taken into account by the Compensation Committee, the Committee believes that the current and future performance of the Company and the executives should be the most significant factors in establishing the executive compensation program.

With respect to internal pay equity, the Compensation Committee does not use a fixed ratio or formula when comparing compensation among executives, but reviews compensation in the same manner for each executive, taking into consideration all relevant facts and circumstances. As the Company’s Chief Executive Officer, Mr. Brolick is compensated at a higher level than the Company’s other senior executives due to his broad scope of responsibilities and accountability for the Company’s strategic direction and overall performance. This higher compensation level is consistent with competitive market practice and appropriately reflects Mr. Brolick’s leadership and contributions to the Company.

Historically, the Company’s executive compensation program was designed to provide compensation opportunities at targeted levels of performance as follows: (i) base salaries were targeted at the 50th percentile of general industry companies of comparable revenues included in the Towers Watson U.S. CDB General Industry Executive Compensation Database (the “General Industry Data”); (ii) total cash compensation was targeted at the 75th percentile of the General Industry Data; and (iii) total direct compensation was targeted at the 60th percentile of the General Industry Data.

In November 2012, the Compensation Committee considered a review undertaken by management regarding the Company’s overall executive compensation philosophy and the development of a new approach for 2013. Management, with the assistance of Aon Hewitt, a division of Aon Corporation, a leading executive compensation consulting firm, reviewed compensation practices at a number of restaurant peers, and also reviewed compensation design issues with the Committee’s independent outside compensation consultant, F. W. Cook. This review included an analysis of a wide-range of executive compensation elements, including targeted compensation levels, market and industry practices, annual incentive performance measures and long-term incentive vehicles. After considering a number of factors, including the Company’s performance in recent years in the context of the general market and certain restaurant peers, the need to maintain a strong link between executive compensation and Company performance, and the desire to attract, retain and motivate a highly-qualified leadership team, the Compensation Committee approved the following approach to guide executive compensation decisions for 2013:

•

Targeted Compensation Levels. Compensation levels (base salary, annual cash incentives and long-term equity incentives) are targeted at the competitive range (i.e., +/-15%) of market median, on average, with realized compensation above or below that range based on performance and other relevant factors.

•

Determining Compensation Ranges. General Industry Data is used as a reference point to support the overall competitiveness of executive compensation, with Restaurant Industry Data from the Chain Restaurant Total Rewards Association used as a secondary reference for applicable positions.*

•

Annual Cash Incentives. The number of performance measures used for annual cash incentive awards was reduced from prior years to focus on one key earnings metric and one key growth metric, with adjustments to actual payouts possible based on individual performance.

•

Long-Term Equity Incentives. Long-term equity incentive awards consist of stock options (vesting over three years) and performance units (tied to the Company’s achievement of designated financial metrics over a multi-year performance period), with adjustments to target grant amounts possible based on individual performance.

*

With respect to the Compensation Committee’s review of General Industry Data (approximately 450 companies) and Restaurant Industry Data (approximately 100 companies): (i) the Committee does not select the companies that provide information for the surveys; (ii) the aggregate survey data is size-adjusted prior to being provided to the Committee; and (iii) the Committee does not link information back to particular companies as the aggregate survey data is reported by executive position and not by company. The Compensation Committee utilizes this broad-based, third-party survey data to gain a general understanding of the current compensation practices and trends in the market and the restaurant industry. As described above, competitive market practice is just one of several factors considered by the Compensation Committee when approving the elements and amounts of compensation awarded to senior executives.

Elements of Executive Compensation

The primary components of the executive compensation program are described in the table below.

Component	Objectives
Base Salary	•	Designed to attract and retain highly-qualified executives by providing an appropriate level of fixed cash compensation that reflects the experience, responsibilities and performance of each executive

•

Base salaries are initially established pursuant to the executive’s overall employment terms with the Company and are reviewed annually by the Compensation Committee taking into consideration all relevant factors, including:

¡	Individual performance and contributions to Company performance

¡	Experience, tenure, scope of responsibilities and importance of role

¡	Competitive range for the position

¡	Current state of the Company’s business
Annual Cash Incentive Compensation	•	Designed to align executive pay with Company and individual performance by motivating and rewarding executives over a one-year time frame based on the achievement of strategic business and financial objectives

•	Executives are eligible for payment only if the Company’s actual results meet or exceed objective performance goals established by the Performance Subcommittee under the 2010 Omnibus Award Plan

Long-Term Equity Incentive Compensation	•	Designed to align the interests of executives with the interests of stockholders by motivating and rewarding executives over a multi-year time frame based on the performance of our Common Stock and the achievement of strategic business and financial objectives

•	Equity incentive awards create a direct link between executive pay and long-term Company performance:

¡	Performance units deliver value only if the Company’s actual results meet or exceed objective performance goals established by the Performance Subcommittee under the 2010 Omnibus Award Plan

¡	Stock options deliver value only upon a long-term increase in the price of our Common Stock
Perquisites and Benefits	•	The Company provides limited perquisites and benefits that are designed to attract and retain executives for key positions, consistent with competitive market practice

Retirement and Health Benefits	¡	Executives participate in benefit plans made available generally to all salaried employees, including the Company’s 401(k) plan, group health plans, sick leave policies, life insurance and disability benefits

Other Perquisites	¡	Executives receive an automobile allowance

¡	The perquisites and benefits received by the named executive officers in 2013 are described in the “All Other Compensation” column of the “Fiscal 2013 Summary Compensation Table” below

The Compensation Committee believes that each of the elements described in the table above plays a key role in helping the Company achieve its overall executive compensation objectives. Although the Compensation Committee does not have a pre-established formula or target for the allocation between short-term and long-term compensation or cash and non-cash compensation, the Committee does emphasize a pay-for-performance philosophy pursuant to which a significant portion of the total compensation awarded to senior executives is performance-based and “at risk.” The Compensation Committee also strives to provide a balance of incentives for short-term performance and long-term profitability, consistent with the Committee’s overall executive compensation philosophy. As illustrated by the pay mix charts set forth above under the caption “—Pay-for-Performance Philosophy,” approximately 83% and 79% of the compensation awarded during 2013 to the Chief Executive Officer and the other named executive officers, respectively, was based on the Company’s achievement of annual and multi-year performance goals and the long-term value of our Common Stock.

From time to time, the Compensation Committee utilizes additional compensation elements to address the hiring and retention of senior executives. In June 2013, Mr. Penegor received a one-time sign-on bonus and an initial equity award as part of his overall employment terms with the Company as incoming Senior Vice President and Chief Financial Officer. In April 2013, Mr. Peters, who had expressed an interest in retiring from the Company to become a Wendy’s franchisee, received a special equity award that was intended to ensure his retention until a successor could be identified and a successful transition of duties implemented. Each component of the 2013 executive compensation program is discussed in greater detail below.

Base Salary

In February 2013, the Compensation Committee reviewed the base salaries for the Company’s senior executives. After considering the factors listed in the table above, as well as recommendations from management and the lack of base salary increases during 2012, the Committee approved merit awards for certain executives, including Mr. Hare ($25,000 one-time payment), Mr. Peters ($55,000 base salary increase, which included a $40,000 market adjustment to increase his base salary closer to the competitive range of market median), Mr. Toop ($20,000 base salary increase) and Mr. Bahner ($15,000 one-time payment). In an effort to keep the executives’ base salaries favorably positioned to the General Industry Data, merit awards for executives whose base salaries were above the competitive range of market median were in the form of one-time payments, while merit awards for executives whose base salaries were below or within the competitive range of market median were in the form of base salary increases. In October 2013, the Compensation Committee approved a $35,000 base salary increase for Mr. Bahner in recognition of his expanded responsibilities and leadership over new product development and menu innovation. In approving these salary increases and payments, the Compensation Committee noted that the total direct compensation of the Company’s senior executives, on average, remained favorably situated to the competitive range of market median.

Mr. Brolick’s base salary was established in September 2011 as part of his overall employment terms with the Company, and remained unchanged for both 2012 and 2013. Mr. Penegor’s base salary was established in June 2013 as part of his overall employment terms with the Company, and remained unchanged for the remainder of 2013.

The named executive officers’ base salaries for 2013 are set forth in the “Base Salary” column of the “Fiscal 2013 Summary Compensation Table” below. The one-time payments received by Messrs. Hare and Bahner in lieu of base salary increases are reported in the “Bonus” column of the “Fiscal 2013 Summary Compensation Table” below.

Annual Cash Incentive Compensation

In February 2013, the Performance Subcommittee designated the Company’s senior executives as participants in the 2013 annual cash incentive plan and established the performance goals and incentive opportunities (including threshold, target and maximum payout levels) for each executive. With input from F. W. Cook and senior management, the Performance Subcommittee took two actions. First, the Performance Subcommittee approved an overall minimum performance goal for 2013 of net operating profit (before taxes) of $93.5 million, excluding certain adjustments relating to asset write-downs, restructuring costs and the discontinuance of breakfast at certain restaurants. Achievement of this performance goal would allow for the funding of a maximum annual incentive pool for eligible participants, with specified maximum incentive award opportunities for each participant, subject to the negative discretion of the Performance Subcommittee with respect to actual incentive payments. In exercising its discretion to award a participant less than his or her maximum incentive award opportunity, the Performance Subcommittee would take into consideration the Company’s achievement of the performance metrics established under the 2013 executive incentive plan described below.

Second, the Performance Subcommittee established the 2013 executive incentive plan pursuant to which senior executives would be eligible to receive cash incentive awards based on the achievement of two performance metrics – adjusted EBITDA and same restaurant sales. In selecting these performance metrics, the Performance Subcommittee took into consideration that adjusted EBITDA was a key earnings metric that reflects the Company’s focus on increasing operating profitability, while same restaurant sales was a key growth metric that represents a fundamental operating performance measure for the Company’s business. The Performance Subcommittee also noted that both adjusted EBITDA and same restaurant sales are prevalent restaurant industry measures. In designing the 2013 executive incentive plan, the Performance Subcommittee was guided by four key principles:

•	Growth must be achieved for any payment. Even at threshold performance payout levels, the Company must achieve adjusted EBITDA growth over the prior year and positive same restaurant sales growth.

•

Performance goals should balance “stretch” and “attainability.” The Subcommittee relied on guidance from its independent outside compensation consultant, F. W. Cook, in calibrating threshold, target and maximum payout levels to estimated possible outcomes, with probability for achievement estimated at 80-90% for threshold performance, 50-60% for target performance and 10-20% for maximum performance.

•

Reward executives consistent with external stockholder guidance. For both performance metrics, the Subcommittee provided below target payouts for performance at the low end of the Company’s external stockholder guidance, with an acceleration of the payout curve to incentivize management to achieve the high-end of guidance.

•

Reward individual performance. Cash incentive payouts to the Chief Executive Officer can be adjusted by the Subcommittee by up to +/-25% based on its assessment of his individual performance. Cash incentive payouts to other executives can be adjusted by the Subcommittee by up to +/-25% at the recommendation of the Chief Executive Officer, based on his assessment of each executive’s individual performance.

The table below identifies the performance metrics, potential payouts and actual results under the 2013 executive incentive plan. Under the terms of the plan, there was no payout for a performance metric if actual performance fell below the threshold level of performance, and payout for achievement between threshold, target and maximum performance levels was tied to the payout percentages set forth on the payout scale for each performance metric.

Performance Metrics for 2013 Executive Incentive Plan

Performance Metric	Weight	Threshold (50% payout)	Target (100% payout)	Maximum (200% payout)	2013 Actual Achievement	2013 Actual Payout %	Weighted Payout %
Adjusted EBITDA[1]	70%	$335M	$352M	$375M	$367.4M	161.8%	113.3%

Same Restaurant Sales[2]	30%	+0.5%	+2.5%	+3.5%	+1.9%	83.8%	25.1%

2013 Total Payout %							138.4%

1

Defined as earnings for fiscal 2013 before interest, taxes, depreciation and amortization, as adjusted to exclude the impact of: (i) annual operating plan rent expense variances attributable to changes in financing strategy; (ii) acquisitions and dispositions; (iii) integration costs included in G&A; (iv) facilities relocation and corporate restructuring; (v) foreign exchange; and (vi) specific non-recurring and unusual items or other adjustments, to the extent approved by the Performance Subcommittee. The specific adjustments applied in calculating adjusted EBITDA for purposes of the 2013 executive incentive plan from the Company’s reported financial results for the fiscal year ended December 29, 2013 are shown in Annex A.

2

Defined as same restaurant sales for North America Company-operated restaurants, excluding the impact of currency transactions. Same restaurant sales are reported for new restaurants that have been open for at least 15 continuous months and for remodeled restaurants that have been reopened for three continuous months.

The Company’s actual results for 2013 were applied to the annual incentive targets for the named executive officers to determine the total payouts under the 2013 executive incentive plan, as shown in the table below. The target annual cash incentive opportunities for the named executive officers were established as part of their overall employment terms with the Company, and are expressed as a percentage of base salary in effect as of the end of 2013.

Payouts under 2013 Executive Incentive Plan

Participant	Annual Salary ($)	Incentive Target as % of Salary	Annual Incentive Target ($)	Weighted Payout % Achieved for 2013	Individual Performance Multiplier	Total 2013 Annual Incentive Payout ($)

Emil J. Brolick	1,100,000	150%	1,650,000	138.4%	125%	2,854,500

Todd A. Penegor	625,000	75%	468,750	138.4%	112%	725,000

Stephen E. Hare[1]	750,000	75%	562,500	138.4%	N/A	520,422

John N. Peters	415,000	75%	311,250	138.4%	116%	500,000

R. Scott Toop	445,000	75%	333,750	138.4%	113%	520,000

Craig S. Bahner	460,000	75%	345,000	138.4%	111%	530,000

1

The total incentive payout shown for Mr. Hare is prorated through September 1, 2013, his date of retirement. Under the terms of the 2010 Omnibus Award Plan, Mr. Hare was not eligible for payment of his award because he retired from the Company prior to the end of the performance period. However, pursuant to the terms of his employment agreement, Mr. Hare received certain payments and benefits in connection with his retirement, including a payment in respect of his 2013 cash incentive award. For more information regarding these payments and benefits, see “Employment Agreements” below.

The Performance Subcommittee approved the individual performance multipliers for Messrs. Penegor, Peters, Toop and Bahner at the recommendation of Mr. Brolick, based on his assessment of each executive’s individual performance during 2013. The Performance Subcommittee determined that positive adjustments were appropriate to reward the executives’ contributions to the Company’s improved performance during 2013. The Performance Subcommittee approved the individual performance multiplier for Mr. Brolick based on the Subcommittee’s assessment of his individual performance during 2013. The Performance Subcommittee considered the impact and significance of a range of important contributions and achievements from Mr. Brolick and his leadership team, including the Company’s improved operating and financial results, the accelerated brand transformation through Image Activation, the implementation of the Company’s System Optimization initiative, and the significant value delivered to stockholders during 2013. The Performance Subcommittee also took into account Mr. Brolick’s leadership and commitment to improving brand awareness and relevance, rebuilding a culture of product innovation and marketing excellence, building 5-star talent throughout the organization, and delivering “A Cut Above” brand experience to consumers.

Based on 2013 results, the Company satisfied the overall minimum performance goal through its achievement of adjusted net operating profit of $166.3 million. After certifying the Company’s performance, the Performance Subcommittee calculated the maximum incentive award opportunities for eligible participants, and determined actual cash incentive payouts based on the Company’s achievement of the performance metrics established under the 2013 executive incentive plan, as adjusted for individual performance. The cash incentive payouts received by the named executive officers for 2013 are set forth in the “Non-Equity Incentive Plan Compensation” column of the “Fiscal 2013 Summary Compensation Table” below.

Long-Term Equity Incentive Compensation

2013 Long-Term Equity Incentive Awards

The Performance Subcommittee applied four key objectives in designing the 2013 long-term equity incentive awards for the Company’s senior executives.

•	Awards should be competitive with general industry and restaurant industry market practices

•	Awards should be aligned with stockholder return and the creation of long-term stockholder value

•	Awards should be designed to motivate and retain executives

•

Awards should provide executives with meaningful long-term incentive compensation opportunities with clear and easily-understood incentives, including performance goals that balance “stretch” and “attainability”

In considering the design of the 2013 long-term equity incentive awards, the Performance Subcommittee reviewed and discussed with senior management the design of prior year awards and considered alternatives for 2013 in light of the Company’s long-term business strategies and objectives. The Performance Subcommittee also reviewed and discussed with F. W. Cook current market practice with respect to the design of long-term equity incentive award programs, including award components and weighting, vesting schedules, performance metrics and payout scales associated with achieving threshold, target and maximum performance levels. In August 2013, after considering all relevant factors, including the performance metrics previously selected by the Performance Subcommittee for the 2013 annual cash incentive plan, the Subcommittee approved the design of the 2013 long-term equity incentive awards and granted awards to eligible participants. The awards granted to the Company’s senior executives, including the named executive officers, are described in the table below.

Design of 2013 Long-Term Equity Incentive Awards

Component	Weight	Vesting		Rationale
Stock Options	60%	3-year ratable vesting	• • •

Delivers value only if the price of our Common Stock increases

Aligns the interests of executives with the interests of stockholders

Encourages executives to focus on the Company’s long-term performance and to increase their investment in the Company

Performance Units	40%	Cliff vest after 2.5 years subject to the Company’s achievement of pre-approved, objective performance metrics	• • •

Value is dependent on the Company’s achievement of strategic operating goals and the price of our Common Stock

Motivates executives to drive long-term Company performance

Cliff vesting requires executives to remain with the Company through the vesting date to realize the full value of the award

With respect to the performance units, the Performance Subcommittee determined that payout of these awards would be based on the Company’s achievement of two performance metrics – adjusted earnings per share and restaurant openings and remodels. The Performance Subcommittee utilized a two and one-half year performance period (July 1, 2013 through January 3, 2016) to facilitate a transition to using performance metrics that are aligned with full fiscal years, as discussed below under the caption “—Timing of Equity Award Grants.” The performance metrics selected by the Performance Subcommittee are further described in the table below.

Performance Metrics for 2013 Performance Units

Measure	Weight	Threshold (37.5% payout)	Target (100% payout)	Maximum (200% payout)	Rationale
Adjusted Earnings Per Share[1] (Compounded Growth Rate)	60%	8%	13%	25%	•	Motivates executives to achieve consistent, long-term earnings growth
					•	Aligned with the creation of stockholder value
					•	Rewards executives based on an internal operating measure
					•	Prevalent market and industry practice
Percentage of North America System Opens/Remodels[2]	40%	10%	15%	20%	•	Rewards executives for executing a critical element of the Company’s strategic growth strategy
					•	Aligned with enhancing the Wendy’s brand and driving increased traffic and higher sales
					•	Clear and easily understood metric

1

Defined as diluted net income (loss) per share (after taxes) attributable to The Wendy’s Company as reported on the Company’s Consolidated Statements of Operations, as adjusted to exclude the after-tax impact of: (i) debt extinguishment costs; (ii) accelerated depreciation on Image Activation remodels; (iii) facilities action charges, net; (iv) Arby’s special dividends; (v) costs associated with restaurant closure programs; (vi) asset write-downs (including asset impairment and goodwill impairment charges and write-downs of other intangibles); (vii) gains or losses from hedging transactions (including swap ineffectiveness); (viii) acquisitions and dispositions unrelated to System Optimization; (ix) foreign exchange gains and losses; (x) tax expense related to the reversal of foreign investment election; (xi) changes in accounting principles; and (xii) any other extraordinary, unusual or nonrecurring events as described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” appearing in the Company’s annual report to stockholders for the applicable year.

2

Determined by dividing (i) the number of North America system (i.e., Company-operated and franchise) restaurants that are opened, remodeled or under construction prior to the end of the performance period by (ii) the number of North America system restaurants operated as of the end of the performance period.

Following the end of the performance period, the Performance Subcommittee will review the extent to which the performance goals have been achieved and will determine the number of shares of Common Stock that are issuable to each participant based on the Company’s level of achievement. Under the terms of the awards, there is no vesting of performance units if actual performance falls below the threshold levels of performance, and vesting for achievement between threshold, target and maximum performance levels is tied to the percentages set forth in the vesting schedule for each metric. The Performance Subcommittee retains negative discretion with respect to payouts of the performance unit awards, and may reduce or eliminate payouts in its sole discretion, even if the performance goals are achieved. Consistent with prior year awards, the performance units include dividend equivalent rights, representing the right to receive additional performance units in lieu of cash dividends paid with respect to the shares of Common Stock underlying the award (if and when the award vests).

Consistent with the Company’s overall executive compensation philosophy, the value of the 2013 long-term equity incentive awards fell within the competitive range of market median, on average, assuming achievement of targeted levels of performance. The award values for senior executives, including the named executive officers, were generally consistent with prior year award values, with adjustments made to reflect individual performance. The value of Mr. Penegor’s award was established as part of his overall employment terms with the Company.

In determining the value of Mr. Brolick’s 2013 long-term equity incentive award, the Performance Subcommittee reviewed with F. W. Cook the components of Mr. Brolick’s compensation, including base salary, target annual cash incentive and outstanding long-term equity incentive awards, and noted that Mr. Brolick had received an equity award in 2012 valued at $3,000,000. After considering all relevant factors, including the Company’s performance and Mr. Brolick’s contributions since his appointment as President and Chief Executive Officer in September 2011, competitive market data, the objectives of the Company’s executive compensation program, and the fact that Mr. Brolick had not received a base salary increase in 2012 or 2013, the Performance Subcommittee determined that a 2013 long-term equity incentive award valued at $3,500,000 was appropriate.

The grant date fair values of the 2013 long-term equity incentive awards granted to the named executive officers are shown in the “Stock Awards” and “Option Awards” columns of the “Fiscal 2013 Summary Compensation Table” below.

Vesting of 2010 Performance Units

In July 2010, as part of the Company’s 2010 long-term equity incentive compensation program, the Performance Subcommittee awarded performance units to eligible participants, including Messrs. Hare and Peters (the only named executive officers who were employed by the Company at that time). The performance units vested at the end of a three-year performance period (July 5, 2010 through June 30, 2013) based on the Company’s achievement of two equally-weighted performance goals – relative total stockholder return and adjusted EBITDA. For more information regarding the performance goals and possible payouts with respect to the 2010 performance units, see “Compensation Discussion and Analysis—Elements of Compensation—Long-Term Incentive Compensation—Fiscal 2010 Equity Awards” in the Company’s definitive proxy statement for the 2011 annual meeting of stockholders filed with the SEC on April 8, 2011.

In August 2013, following the completion of the three-year performance period, the Performance Subcommittee reviewed the Company’s achievement of the performance goals and certified that (i) the Company’s relative total stockholder return fell below the threshold achievement level (resulting in a 0% payout) and (ii) the Company’s cumulative adjusted EBITDA growth rate fell between the threshold and target achievement levels (resulting in a 48.1% payout). Based on the Company’s level of achievement, the Performance Subcommittee determined the number of shares of Common Stock that were issuable to participants in respect of their performance units and approved share payouts to participants without exercising negative discretion. The shares of Common Stock issued to Messrs. Hare and Peters in respect of their 2010 performance units are included in the “Option Exercises and Stock Vested During Fiscal 2013” table below.

Timing of Equity Award Grants

In recent years, including in 2013, the Performance Subcommittee has granted all components of the long-term equity incentive awards to senior executives and other eligible employees in the third quarter. In August 2013, the Performance Subcommittee approved management’s recommendation to move the grant date for annual performance unit awards to senior executives from the third quarter to the first quarter, beginning in 2014. The Performance Subcommittee believes that restructuring the timing of the annual performance unit awards will enhance the executive compensation program by allowing for the establishment of performance metrics that are aligned with the Company’s full fiscal years during the performance period.

The Performance Subcommittee may from time to time make equity grants outside of the annual grant cycle when it deems it appropriate, including for new hires, promotions and recognition or retention purposes. During 2013, Mr. Penegor received an initial equity award granted as part of his overall employment terms with the Company, and Mr. Peters received a special equity award granted for retention purposes. The Performance Subcommittee has not adopted any formal policy to time the grant of equity awards with the release of material non-public information, and retains discretion to determine the grant dates for annual and special equity awards taking into account applicable legal requirements and other relevant factors. The annual long-term equity incentive awards granted to senior executives and other eligible participants in August 2013 were issued during the Company’s open trading window.

Clawback Provisions in Equity Awards

All of the equity awards granted to the named executive officers and other eligible participants during 2013 contain “clawback” provisions in favor of the Company, as described below.

•

In the event of a material restatement of the Company’s issued financial statements, the Compensation Committee will review the facts and circumstances underlying the restatement (including any potential wrongdoing by the participant) and may, in its sole discretion, direct the Company to recover all or a portion of the award or any gain realized on the vesting, exercise or settlement of the award.

•

If a court determines that a participant has engaged in any “detrimental activity,” the Company may cancel the award and demand that the participant return the award or any gain realized on the vesting, exercise or settlement of the award. As defined in the 2010 Omnibus Award Plan, “detrimental activity” includes: (i) the unauthorized disclosure of confidential or proprietary information; (ii) any activity that would be grounds to terminate the participant’s employment for cause; (iii) disparaging the Company or its directors, officers, employees or stockholders; or (iv) the breach of any non-compete, non-solicitation or other restrictive covenants.

•

If the Company is required by law to include an additional clawback or forfeiture provision in an outstanding award, then such provision will also apply to the award as if it had been included in the award on its grant date.

Employment Terms for Mr. Penegor

In April 2013, the Compensation Committee and the Performance Subcommittee considered and approved the terms of Mr. Penegor’s employment as incoming Senior Vice President and Chief Financial Officer, including: (i) an annual base salary of $625,000; (ii) a one-time sign-on bonus of $250,000; (iii) an annual target cash incentive opportunity equal to 75% of base salary (with no proration for his 2013 award); (iv) an initial equity award of restricted stock units valued at $1,270,000 and stock options valued at $130,000; and (v) a 2013 long-term equity incentive award target value of $950,000. Prior to approving the employment terms, the Committees consulted with their independent outside compensation consultant, F. W. Cook, and reviewed all components of the proposed compensation. The Committees determined that Mr. Penegor’s compensation was reasonably positioned within the restaurant industry, and noted that Mr. Penegor’s total direct compensation approximated the market median of the General Industry Data, consistent with the Company’s overall executive compensation philosophy. The Committees also took into account that Mr. Penegor’s cash incentive opportunity for 2013 and initial equity award were intended to offset the value of cash and equity awards forfeited by leaving his previous employer to join the Company.

Severance and Change in Control Benefits

Certain senior executives are parties to employment agreements that provide for severance payments and benefits upon a qualifying termination event (e.g., a termination without “cause” or a termination for “good reason”). In addition, the 2010 Omnibus Award Plan provides for the accelerated vesting of outstanding awards in connection with a qualifying termination event (e.g., a termination due to death or disability). Awards granted under the 2010 Omnibus Award Plan also are subject to “double-trigger” vesting requirements in connection with a “change in control” of the Company. This means that, in order for an outstanding award to be accelerated and become vested, a “change in control” must occur and the participant must be terminated without “cause” or for “good reason” within 12 months following the change in control. The Company does not provide for any tax gross-up payments to executives in the event that payments received in connection with a change in control would constitute “excess parachute payments” under Section 280G of the Internal Revenue Code.

The Compensation Committee considers these severance and change in control benefits to be an important part of the executive compensation program and consistent with competitive market practice. The Compensation Committee believes that providing appropriate severance benefits helps to attract and retain highly-qualified executives by mitigating the risks associated with leaving a previous employer and accepting a new position with the Company, and by providing income continuity following an unexpected termination. These arrangements also allow the Company to protect its interests through corresponding confidentiality, non-compete and other restrictive covenants in the event of an executive’s termination. The Compensation Committee further believes that the “double-trigger” provisions of the 2010 Omnibus Award Plan serve to protect stockholder value in the event of a potential change in control transaction by incentivizing executives to remain with the Company and stay focused on serving the best interests of stockholders without distraction from potential job loss or compensation forfeiture.

The terms and conditions of the severance arrangements that were in effect during 2013 for the named executive officers are described below under the caption “Potential Payments upon Termination or Change in Control.” The actual severance payments and benefits received by Mr. Hare in connection with his retirement from the Company on September 1, 2013 are described below under the caption “Employment Agreements.”

Compensation Governance Matters

Stock Ownership and Retention Guidelines

The Board of Directors has adopted Stock Ownership and Retention Guidelines which require executive officers and directors to own a specified number of shares of Common Stock based on an executive’s annual base salary or a director’s annual cash retainer for serving on the Board. The guidelines, which are described below under the caption “Stock Ownership and Retention Guidelines for Executive Officers and Directors,” are intended to encourage executives and directors to maintain a long-term equity stake in the Company, align the interests of executives and directors with the interests of stockholders, and promote the Company’s commitment to sound corporate governance. During 2013, the Compensation Committee reviewed the guidelines in light of changes in market practice since they were adopted in 2011. Following this review, the Board of Directors, upon the recommendation of the Compensation Committee, approved amendments to the guidelines as described below.

•	Ownership guideline for the Chief Executive Officer was increased from three to five times annual base salary

•	Ownership guideline for all other executives was increased from one to three times annual base salary

•	Ownership guideline for non-management directors was increased from three to five times annual cash retainer

•	One-year holding period for shares received after satisfaction of the applicable ownership guideline was eliminated

•	Shares held in a margin account or pledged as collateral no longer count toward satisfaction of the applicable ownership guideline

Anti-Hedging Policy

The Board of Directors has adopted a Securities Trading Policy to assist the Company’s employees and directors in complying with federal and state securities laws and to avoid even the appearance of improper conduct by anyone employed by or associated with the Company. Under this policy, executives and directors are prohibited from engaging in speculative transactions or transactions that are intended to hedge or offset the value of Company securities that are owned by such persons. Specifically, executives and directors: (i) may not engage in “short sales” (i.e., sales of securities that are not then owned) of Company securities (including sales of securities with delayed delivery); (ii) may not engage in transactions in publicly traded options of Company securities, such as puts, calls (including covered calls) and other derivative securities; (iii) may not engage in any other hedging transactions, including “forward sales,” “zero-cost collars” and similar transactions, without pre-clearance from the Company’s legal department; (iv) may not engage in “in-and-out” trading of Company securities (i.e., selling securities within six months of their purchase); and (v) are discouraged from pledging or hypothecating Company securities.

Tax Deductibility and Accounting Treatment of Executive Compensation

Section 162(m) of the Internal Revenue Code imposes a $1,000,000 limit on the deduction that the Company may claim in any tax year with respect to compensation paid to the Chief Executive Officer and the three most-highly compensated executives other than the Chief Executive Officer and the Chief Financial Officer. Certain types of “performance-based compensation” are exempt from the $1,000,000 limit, including income from stock options, performance-based restricted stock, and certain formula-driven compensation that meets the requirements of Section 162(m).

The Compensation Committee and the Performance Subcommittee seek to structure incentive compensation for senior executives in a manner that complies with Section 162(m) in order to maximize the deductibility of such compensation. At the same time, there may be circumstances in which the Committees determine, in the exercise of their independent judgment and after their review of all relevant factors, that it is in the best interests of the Company to provide compensation to one or more executives that may not be deductible. With respect to the compensation awarded to the named executive officers during 2013, all of the cash incentive awards, stock options and performance unit awards were designed to satisfy the requirements for deductible compensation.

In recognition of the limitation imposed by Section 162(m), the Company’s employment agreement with Mr. Brolick requires that all amounts of base salary in excess of $1,000,000 be deferred under the terms of a special executive deferred compensation plan established by the Company. The terms of Mr. Brolick’s deferred compensation plan are described in the “Fiscal 2013 Non-Qualified Deferred Compensation” table below.

The Compensation Committee and the Performance Subcommittee also take into consideration the accounting costs associated with long-term equity incentive awards granted to senior executives. Under U.S. generally accepted accounting principles, grants of stock options, performance units and other share-based awards result in an accounting charge for the Company. In designing the executive compensation program, the Committees consider the accounting implications of equity awards, including the estimated cost for financial reporting purposes and the aggregate grant date fair value computed in accordance with FASB ASC Topic 718.

Consideration of Stockholder Advisory Vote on Fiscal 2012 Executive Compensation

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Company provides stockholders with the opportunity to cast an annual advisory vote on the compensation of the named executive officers (i.e., an annual “say-on-pay” vote). At the Company’s 2013 annual meeting of stockholders, approximately 89% of the votes cast on the advisory resolution on executive compensation were voted in favor of the compensation of the named executive officers for fiscal 2012 as disclosed in the Company’s 2013 proxy statement. The Compensation Committee considered those voting results and determined that no additional changes should be made to the Company’s executive compensation program, after taking into account the changes that had already been implemented by the Committee for 2013 (as described above under the caption “—How Executive Compensation is Determined”). The Compensation Committee will continue to review the design of the executive compensation program in light of future “say-on-pay” votes, developments in executive compensation, the facts and circumstances affecting the Company, and the Company’s overall executive compensation philosophy and objectives.

FISCAL 2013 SUMMARY COMPENSATION TABLE

The Summary Compensation Table sets forth the salary, bonus, equity awards, cash incentive awards and all other compensation that was earned by or paid or awarded to the following individuals (collectively, the “named executive officers”) for fiscal 2013, 2012 and 2011:

•	the Company’s Chief Executive Officer, Emil J. Brolick;

•	the Company’s Chief Financial Officer, Todd A. Penegor;

•	the Company’s former Chief Financial Officer, Stephen E. Hare; and

•	the Company’s three most highly compensated executive officers during 2013, other than Messrs. Brolick, Penegor and Hare:

¡	John N. Peters, the Company’s Senior Vice President – North America Operations;

¡	R. Scott Toop, the Company’s Senior Vice President, General Counsel and Secretary; and

¡	Craig S. Bahner, the Company’s Chief Marketing Officer.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Emil J. Brolick(6) (President and CEO)	2013 2012 2011	1,100,000 1,100,000 338,462	— — 500,000	1,399,993 1,499,998 2,180,840	2,186,124 1,499,999 972,972	2,854,500 1,592,745 533,026	66,613 198,198 76,821	7,607,230 5,890,940 4,602,121

Todd A. Penegor(7) (SVP and CFO)	2013	360,577	250,000	1,649,981	723,375	725,000	87,857	3,796,790

Stephen E. Hare(8) (Former SVP and CFO)	2013 2012 2011	504,808 750,000 637,775	25,000 — 1,073,500	— 474,998 1,535,627	— 474,998 534,783	— 542,981 511,826	3,545,664 164,956 207,936	4,075,472 2,407,933 4,501,477

John N. Peters(9) (SVP – N.A. Operations)	2013	401,250	—	599,988	312,302	500,000	27,000	1,840,540

R. Scott Toop(10) (SVP, GC and Secretary)	2013 2012	440,000 406,428	— 200,000	259,993 299,995	405,993 579,999	520,000 282,049	144,225 72,355	1,770,210 1,840,826
Craig S. Bahner(11) (CMO)	2013 2012	431,058 318,155	15,000 150,000	259,993 277,997	405,993 372,000	530,000 307,689	27,000 35,238	1,669,043 1,461,079

(1)

The amounts shown for 2013 reflect: (i) for Mr. Penegor, a one-time signing bonus of $250,000; (ii) for Mr. Hare, a one-time payment of $25,000 in lieu of a base salary increase; and (iii) for Mr. Bahner, a one-time payment of $15,000 in lieu of a base salary increase. For more information regarding these awards, see “Compensation Discussion and Analysis—Elements of Executive Compensation—Base Salary” and “Compensation Discussion and Analysis—Elements of Executive Compensation—Employment Terms for Mr. Penegor” above.

(2)

The amounts shown represent the aggregate grant date fair value of stock awards made to the named executive officers in the year shown, computed in accordance with FASB ASC Topic 718, disregarding any estimates of forfeitures related to service-based vesting conditions. See Note 14 (Share-Based Compensation) to the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2013 (the “2013 Form 10-K”) for the assumptions made in determining these values.

The amounts shown for 2013 reflect, among other items, the target grant date fair values of performance unit awards granted to the named executive officers in August 2013 under the 2010 Omnibus Award Plan, which awards are subject to the Company’s achievement of performance goals established by the Performance Subcommittee for the performance period beginning July 1, 2013 and ending January 3, 2016, as follows: $1,399,993 for Mr. Brolick; $379,987 for Mr. Penegor; $199,988 for Mr. Peters; $259,993 for Mr. Toop; and $259,993 for Mr. Bahner. At maximum achievement levels, the grant date fair values of these awards would be as follows: $2,799,986 for Mr. Brolick; $759,974 for Mr. Penegor; $399,976 for Mr. Peters; $519,986 for Mr. Toop; and $519,986 for Mr. Bahner. For more information regarding the performance goals and potential payouts with respect to the 2013 performance unit awards granted to the named executive officers, see “Compensation Discussion and Analysis—Elements of Executive Compensation—Long-Term Equity Incentive Compensation—2013 Long-Term Equity Incentive Awards” above.

(3)

The amounts shown represent the aggregate grant date fair value of option awards made to the named executive officers in the year shown, computed in accordance with FASB ASC Topic 718, disregarding any estimates of forfeitures related to service-based vesting conditions. See Note 14 (Share-Based Compensation) to the Company’s consolidated financial statements included in the 2013 Form 10-K for the assumptions made in determining these values. For more information regarding the stock options granted to the named executive officers in fiscal 2013, see “Compensation Discussion and Analysis—Elements of Executive Compensation—Long-Term Equity Incentive Compensation—2013 Long-Term Equity Incentive Awards” above.

(4)

The amounts shown represent the annual cash incentive payouts earned by the named executive officers under the 2010 Omnibus Award Plan for the year shown based on the Company’s achievement of annual performance goals established by the Performance Subcommittee. For more information regarding the performance goals and potential payouts with respect to the 2013 cash incentive awards granted to the named executive officers, see “Compensation Discussion and Analysis—Elements of Executive Compensation—Annual Cash Incentive Compensation” above.

(5)	The following table sets forth the details of the “All Other Compensation” paid to the named executive officers for 2013.

Name	Year	Company Contributions to 401(k) Plan ($)(a)	Automobile Allowance ($)	Relocation Reimbursements ($)(b)	Use of Company Aircraft ($)(c)	Payments in Connection With Termination of Employment ($)(d)	Other Perquisites or Personal Benefits ($)(e)	Total ($)
Emil J. Brolick	2013	10,200	19,200	—	28,797	—	8,416	66,613

Todd A. Penegor	2013	—	9,369	78,488	—	—	—	87,857
Stephen E. Hare	2013	10,200	11,631	—	6,552	3,517,281	—	3,545,664

John N. Peters	2013	10,200	16,800	—	—	—	—	27,000
R. Scott Toop	2013	10,200	16,800	114,425	—	—	2,800	144,225

Craig S. Bahner	2013	10,200	16,800	—	—	—	—	27,000

(a)

The amounts shown reflect matching contributions made by the Company to the named executive officers’ respective 401(k) plan accounts. Under the terms of the Company’s 401(k) plan, Mr. Penegor was not eligible to receive matching contributions during 2013 because he had less than one year of service.

(b)

The Company maintains a relocation policy that provides for the reimbursement of reasonable relocation expenses incurred by eligible employees who are hired, promoted or transferred at the Company’s request. Under the relocation policy, an employee’s taxable relocation expenses are generally tax assisted, meaning that the reimbursed expenses are increased to offset the impact of applicable taxes. The relocation policy also provides eligible employees with financial, marketing and other assistance in connection with selling their existing home and buying a new home, including reimbursement of real estate commissions and customary closing costs. Under the relocation policy, eligible employees also may participate in a guaranteed home sale program administered by a third-party relocation firm, where a minimum sales price is determined by independent, licensed relocation appraisers.

The amounts shown reflect the relocation reimbursements and allowances received by Messrs. Penegor and Toop during 2013 under the Company’s relocation policy in connection with their respective relocation to Ohio following their employment by the Company. The amounts shown include tax assistance payments made by the Company in accordance with the terms of the Company’s relocation policy as follows: $10,989 for Mr. Penegor; and $36,078 for Mr. Toop.

(c)

During 2013, the Company owned a corporate aircraft to enable its executives to safely and efficiently travel for business purposes. The aircraft was operated by CitationAir, a subsidiary of Cessna Aircraft Company, pursuant to an aircraft management and lease agreement. Under the terms of the agreement, the Company’s executives had access to the aircraft (and to other aircraft in CitationAir’s fleet) for business and personal travel. During 2013, none of the named executive officers, other than Messrs. Brolick and Hare, used such aircraft solely for personal purposes.

The amounts shown for Messrs. Brolick and Hare reflect the aggregate incremental cost to the Company of personal flights by Messrs. Brolick and Hare during 2013. Aggregate incremental cost is calculated based on the variable operating costs to the Company associated with such flights. For personal travel on the corporate aircraft, aggregate incremental cost includes fuel costs, landing fees, trip-related maintenance costs and other direct costs. Fixed costs, which do not change based on usage of the aircraft, such as pilot and crew expenses, depreciation of the aircraft and general maintenance costs, are excluded from this calculation. For personal travel on other aircraft in CitationAir’s fleet, aggregate incremental cost is based on the hourly fee and fuel costs provided for in the aircraft management and lease agreement.

On certain occasions, an executive’s spouse or other family members may accompany the executive on the aircraft when the aircraft is already going to a specific destination for a business purpose and has available seating. In those cases, the aggregate incremental cost to the Company is a de minimis amount.

(d)

The amount shown reflects the value of severance payments and benefits received or accrued during 2013 by Mr. Hare in connection with his retirement from the Company. For more information regarding these payments and benefits, see “Employment Agreements” below.

(e)

The amounts shown reflect reimbursement of medical expenses incurred by Messrs. Brolick and Toop during 2013 under the Company’s physical examination program. The Company adopted this program in 2013 to encourage executives to have routine medical check-ups in an effort to maintain good health, identify health issues and drive productivity. The amount shown for Mr. Brolick also includes the Company’s payment of certain costs to upgrade Mr. Brolick’s residential security equipment (including a tax assistance payment of $2,693) following the Company’s review of potential security concerns related to Mr. Brolick’s service as the Company’s President and Chief Executive Officer.

(6)	Mr. Brolick was appointed as President and Chief Executive Officer of the Company effective September 12, 2011.

(7)	Mr. Penegor joined the Company on June 3, 2013 and assumed the position of Senior Vice President and Chief Financial Officer of the Company effective September 1, 2013.

(8)	Mr. Hare retired from his position as Senior Vice President and Chief Financial Officer of the Company effective September 1, 2013 and served as a consultant to the Company through the end of 2013.

(9)

Mr. Peters was not a named executive officer for 2011 or 2010 and, therefore, compensation information for Mr. Peters has not been provided for those years. Mr. Peters retired from the Company effective March 10, 2014.

(10)	Mr. Toop was appointed as Senior Vice President, General Counsel and Secretary of the Company effective January 17, 2012.

(11)	Mr. Bahner was appointed as Chief Marketing Officer of the Company effective April 2, 2012.

FISCAL 2013 GRANTS OF PLAN-BASED AWARDS

The following table provides information concerning the annual cash incentive awards and long-term equity incentive awards granted to the named executive officers in fiscal 2013.

Name			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)	Closing Market Price on Date of Grant ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(5)
	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Emil J. Brolick			825,000	1,650,000	3,300,000

	8/9/13	8/5/13				66,266	176,711	353,422					1,399,993

	8/9/13	8/5/13								803,722	7.92	7.91	2,186,124

Todd A. Penegor			234,375	468,750	937,500

	6/3/13	4/11/13							215,071				1,269,994

	6/3/13	4/11/13								65,580	5.91	5.87	129,999

	8/9/13	8/5/13				17,986	47,963	95,926					379,987

	8/9/13	8/5/13								218,153	7.92	7.91	593,376

Stephen E. Hare			281,250	562,500	1,125,000

John N. Peters			155,625	311,250	622,500

	4/11/13	4/11/13							70,609				400,000

	8/9/13	8/5/13				9,466	25,243	50,486					199,988

	8/9/13	8/5/13								114,817	7.92	7.91	312,302

R. Scott Toop			166,875	333,750	667,500

	8/9/13	8/5/13				12,306	32,817	65,634					259,993

	8/9/13	8/5/13								149,262	7.92	7.91	405,993

Craig S. Bahner			172,500	345,000	690,000

	8/9/13	8/5/13				12,306	32,817	65,634					259,993

	8/9/13	8/5/13								149,262	7.92	7.91	405,993

(1)

Represents threshold, target and maximum payout levels based on fiscal 2013 performance for the annual cash incentive awards granted to the named executive officers under the 2010 Omnibus Award Plan. For more information regarding the performance goals and potential payouts with respect to such awards, see “Compensation Discussion and Analysis—Elements of Executive Compensation—Annual Cash Incentive Compensation” above. The actual amounts paid to the named executive officers pursuant to such awards based on Company and individual performance during fiscal 2013 were as follows: $2,854,500 for Mr. Brolick; $725,000 for Mr. Penegor; $500,000 for Mr. Peters; $520,000 for Mr. Toop; and $530,000 for Mr. Bahner. Such amounts are included in the “Non-Equity Incentive Plan Compensation” column of the “Fiscal 2013 Summary Compensation Table” above.

Under the terms of the 2010 Omnibus Award Plan, Mr. Hare was not eligible for payment of his cash incentive award because he retired from the Company prior to the end of the performance period. However, pursuant to the terms of his employment agreement with the Company, Mr. Hare received certain payments and benefits in connection with his retirement, including a payment in respect of his 2013 cash incentive award. For more information regarding these payments and benefits, see “Employment Agreements” below.

(2)

Represents threshold, target and maximum payout levels based on Company performance over a multi-year period for performance unit awards granted to the named executive officers under the 2010 Omnibus Award Plan. For more information regarding the performance goals and potential payouts with respect to such awards, see “Compensation Discussion and Analysis—Elements of Executive Compensation—Long-Term Equity Incentive Compensation—2013 Long-Term Equity Incentive Awards” above. The performance units include dividend equivalent rights, representing the right to receive additional performance units in lieu of cash dividends paid with respect to the shares of Common Stock underlying the award (if and when the award vests).

(3)

Reflects restricted stock unit awards granted to Messrs. Penegor and Peters under the 2010 Omnibus Award Plan. Mr. Penegor’s award vests in three equal installments on the first, second and third anniversaries of the grant date, subject to his continued employment on the applicable vesting date. Mr. Peters’ award vests in full on December 31, 2015, subject to his continued employment on the vesting date, or earlier upon the mutual agreement of the Company and Mr. Peters in connection with the successful transition of his duties to a successor. The restricted stock units include dividend equivalent rights, representing the right to receive additional restricted stock units in lieu of cash dividends paid with respect to the shares of Common Stock underlying the award (if and when the award vests).

(4)

Reflects stock options granted to the named executive officers under the 2010 Omnibus Award Plan, each having an exercise price equal to the “fair market value” (i.e., the average of the high and low per share sales price) of the underlying shares of Common Stock on the grant date and expiring 10 years from the grant date, unless sooner exercised or forfeited. All of the stock options vest and become exercisable in three equal installments on the first, second and third anniversaries of the grant date, subject to the executive’s continued employment on the applicable vesting date.

(5)

Represents the grant date fair value of equity awards granted to the named executive officers, computed in accordance with FASB ASC Topic 718, disregarding any estimates of forfeitures related to service-based vesting conditions. The grant date fair value of the performance unit awards granted on August 9, 2013 is based on achieving target levels of performance. See Note 14 (Share-Based Compensation) to the Company’s consolidated financial statements set forth in the 2013 Form 10-K for the assumptions made in determining those values.

OUTSTANDING EQUITY AWARDS AT 2013 FISCAL YEAR-END

The following table provides information concerning the unexercised stock options and unvested restricted stock unit and performance unit awards held by the named executive officers as of the end of fiscal 2013.

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)		Option Exercise Price ($)		Option Expiration Date(2)		Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)(3)
Emil J. Brolick	360,360	180,180		4.82		9/12/21
	—	833,333	(4)	4.68		7/2/22
	—	803,722		7.92		8/9/23
								108,066	(5)	947,739
											215,646	(6)	1,891,215
											516,228	(7)	4,527,320
											357,598	(8)	3,136,134
Todd A. Penegor	—	65,580		5.91		6/3/23
	—	218,153		7.92		8/9/23
								219,070	(9)	1,921,244
											97,058	(8)	851,199
Stephen E. Hare	75,000	—		15.88	(10)	9/1/14	(11)
	35,000	—		15.71	(10)	9/1/14	(11)
								20,965	(12)	183,863
John N. Peters	34,629	—		8.86		4/30/14	(13)
	100,334	—		6.76		4/30/15	(13)
	7,870	—		4.44		7/15/19
	30,225	—		3.91		7/8/20
	37,928	18,964		5.02		6/23/21
	—	111,111	(4)	4.68		7/2/22
	—	114,817		7.92		8/9/23
								71,922	(14)	630,756
											27,698	(6)	242,911
											68,828	(7)	603,622
											51,082	(8)	447,989
R. Scott Toop	46,666	93,334		5.35		1/17/22
	—	166,666	(4)	4.68		7/2/22
	—	149,262		7.92		8/9/23
											103,242	(7)	905,432
											66,408	(8)	582,398
Craig S. Bahner	66,666	133,334		4.97		4/2/22
	—	149,262		7.92		8/9/23
											95,672	(7)	839,043
											66,408	(8)	582,398

(1)

Unless otherwise indicated, all stock options vest and become exercisable in three equal installments on the first, second and third anniversaries of the grant date, subject to the executive’s continued employment on the applicable vesting date.

(2)	Unless otherwise indicated, all stock options expire 10 years from the grant date, unless sooner exercised or forfeited.

(3)	Based on $8.77 per share, which was the per share closing price of our Common Stock on December 27, 2013, the last business day of fiscal 2013.

(4)	These stock options vest and become exercisable in full on the third anniversary of the grant date, subject to the executive’s continued employment on the vesting date.

(5)

Reflects unvested restricted stock units granted to Mr. Brolick on September 12, 2011 under the 2010 Omnibus Award Plan, plus dividends accrued thereon as of the end of fiscal 2013. The restricted stock units vest on September 12, 2014, subject to Mr. Brolick’s continued employment on the vesting date.

(6)

Represents payout levels based on achieving maximum performance levels over a three-year period (July 4, 2011 through June 29, 2014) for performance unit awards granted on June 23, 2011 under the 2010 Omnibus Award Plan, plus dividends accrued thereon as of the end of fiscal 2013. Each performance unit represents the right to receive one share of Common Stock subject to the Company’s achievement of a three-year performance goal based on relative total stockholder return. Mr. Brolick’s performance unit award was granted on September 12, 2011, his date of hire, and the performance period for his award runs from September 12, 2011 through June 29, 2014. For more information regarding the performance goal and possible payouts with respect to such awards, see “Compensation Discussion and Analysis—Elements of Compensation—Long-Term Equity Incentive Compensation—Fiscal 2011 Long-Term Equity Incentive Awards” in the Company’s definitive proxy statement for the 2012 annual meeting of stockholders filed with the SEC on April 6, 2012.

(7)

Represents payout levels based on achieving maximum performance levels over a three-year period (July 2, 2012 through June 28, 2015) for performance unit awards granted on July 2, 2012 under the 2010 Omnibus Award Plan, plus dividends accrued thereon as of the end of fiscal 2013. Each performance unit represents the right to receive one share of Common Stock subject to the Company’s achievement of a three-year performance goal based on relative total stockholder return. For more information regarding the performance goal and possible payouts with respect to such awards, see “Compensation Discussion and Analysis—Elements of Executive Compensation—Long-Term Equity Incentive Compensation—2012 Long-Term Equity Incentive Awards” in the Company’s definitive proxy statement for the 2013 annual meeting of stockholders filed with the SEC on April 8, 2013.

(8)

Represents payout levels based on achieving maximum performance levels over a two and one-half-year period (July 1, 2013 through January 3, 2016) for performance unit awards granted on August 9, 2013 under the 2010 Omnibus Award Plan, plus dividends accrued thereon as of the end of fiscal 2013. Each performance unit represents the right to receive one share of Common Stock subject to the Company’s achievement of two performance goals based on adjusted earnings per share and restaurant openings and remodels during the performance period. For more information regarding the performance goals and potential payouts with respect to such awards, see “Compensation Discussion and Analysis—Elements of Executive Compensation—Long-Term Incentive Compensation—2013 Long-Term Equity Incentive Awards” above.

(9)

Reflects unvested restricted stock units granted to Mr. Penegor on June 3, 2013 under the 2010 Omnibus Award Plan, plus dividends accrued thereon as of the end of fiscal 2013. The restricted stock units vest in three equal installments on the first, second and third anniversaries of the grant date, subject to Mr. Penegor’s continued employment on the applicable vesting date.

(10)

Reflects a $0.13 reduction in the per share exercise price of each stock option outstanding at the time of a special dividend of shares of common stock of Deerfield Capital paid to the Company’s stockholders in April 2008. The reduction was effected in accordance with the terms of the Company’s equity participation plans, which provided for such price adjustments upon the occurrence of extraordinary events such as the special dividend.

(11)	These stock options expire one year from the date of Mr. Hare’s retirement from the Company, unless sooner exercised.

(12)

Reflects unvested restricted stock units granted to Mr. Hare on January 1, 2012 under the 2010 Omnibus Award Plan, plus dividends accrued thereon as of the end of fiscal 2013. In connection with his retirement from the Company on September 1, 2013, Mr. Hare agreed to provide consulting services to the Company through January 1, 2014 and, in consideration for his services, these restricted stock units vested in accordance with their terms on January 1, 2014.

(13)	These stock options expire seven years from the grant date, unless sooner exercised or forfeited.

(14)

Reflects unvested restricted stock units granted to Mr. Peters on April 11, 2013 under the 2010 Omnibus Award Plan, plus dividends accrued thereon as of the end of fiscal 2013. In connection with Mr. Peters’ retirement from the Company, the restricted stock units vested in accordance with their terms on March 10, 2014 following the successful transition of Mr. Peters’ duties to a successor.

OPTION EXERCISES AND STOCK VESTED DURING FISCAL 2013

The following table provides information for fiscal 2013 concerning the exercise of options and the vesting of stock awards granted to certain of the named executive officers in prior years.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(3)

Emil J. Brolick	—	—	106,802	913,691

Todd A. Penegor	—	—	—	—

Stephen E. Hare	1,072,840	3,535,208	191,906	1,401,746

John N. Peters	—	—	4,427	32,605

R. Scott Toop	—	—	—	—

Craig S. Bahner	—	—	—	—

(1)	The amount shown represents the difference between the exercise price of the stock options and the market price of our Common Stock at the time of exercise.

(2)

For Mr. Brolick, the number of shares acquired on vesting represents one-third of the restricted stock units (plus dividends accrued thereon) granted on September 12, 2011, which vested on September 12, 2013. The number of shares of Common Stock actually received by Mr. Brolick was reduced by the withholding of 51,213 shares to pay the income taxes associated with the value realized upon vesting.

For Mr. Hare, the number of shares acquired on vesting relates to the stock awards described below. The number of shares of Common Stock actually received by Mr. Hare was reduced by the withholding of 97,063 shares to pay the income taxes associated with the value realized upon vesting.

•	20,433 shares, representing one-third of the restricted stock units (plus dividends accrued thereon) granted on January 1, 2012 and which vested on January 1, 2013.

•

23,981 shares relating to a performance unit award granted on July 8, 2010, and representing the shares earned with respect to Company performance over a three-year performance period ended June 30, 2013. The shares vested on August 5, 2013 following the Performance Subcommittee’s determination of the Company’s level of achievement of a performance goal based on adjusted EBITDA.

•	147,492 shares relating to a restricted stock award granted on August 3, 2011 and which vested on September 1, 2013 in connection with Mr. Hare’s retirement from the Company.

For Mr. Peters, the number of shares acquired on vesting relates to a performance unit award granted on July 8, 2010, and represents the shares earned with respect to Company performance over a three-year performance period ended June 30, 2013. The shares vested on August 5, 2013 following the Performance Subcommittee’s determination of the Company’s level of achievement of a performance goal based on adjusted EBITDA. The number of shares of Common Stock actually received by Mr. Peters was reduced by the withholding of 1,478 shares to pay the income taxes associated with the value realized upon vesting.

(3)	Based on the average of the high and low per share sales price of our Common Stock on the applicable vesting date.

FISCAL 2013 NON-QUALIFIED DEFERRED COMPENSATION

The following table provides information for fiscal 2013 concerning the accounts of certain of the named executive officers under nonqualified deferred compensation and defined contribution plans maintained by the Company.

Name	Executive Contributions in Last FY ($)		Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)		Aggregate Withdrawals/ Distributions in Last FY ($)	Aggregate Balance at Last FYE ($)
Emil J. Brolick(1)	100,000	(2)	—	5,345	(3)	—	206,858	(4)
John N. Peters(5)	—		—	3,473	(6)	—	127,059

(1)

Pursuant to the terms of his employment agreement with the Company, Mr. Brolick is required to defer all amounts of his base salary in excess of $1,000,000 under a Special Executive Deferred Compensation Plan established by the Company. All amounts deferred by Mr. Brolick under the plan will: (i) be vested and nonforfeitable at all times; (ii) generally be distributed to Mr. Brolick in a single lump-sum payment within 60 days following his termination, subject to applicable legal and regulatory requirements; and (iii) bear interest (compounded quarterly) at a rate equal to the three-month LIBOR, plus 500 basis points, not to exceed 120% of the applicable U.S. federal long-term rate. For 2013, interest was credited to Mr. Brolick’s account on a quarterly basis using the following interest rates: 2.780% for the first quarter; 3.204% for the second quarter; 3.324% for the third quarter; and 4.152% for the fourth quarter.

(2)	The amount shown is reported as compensation to Mr. Brolick for 2013 and is included in the “Salary” column of the “Fiscal 2013 Summary Compensation Table” above.

(3)

Because the Special Executive Deferred Compensation Plan does not provide for “above-market” or “preferential” earnings on Mr. Brolick’s account, the amount shown is not reported in the “Fiscal 2013 Summary Compensation Table” above.

(4)	Of the amount shown, $100,000 was previously reported as compensation to Mr. Brolick for 2012 and is included in the “Salary” column of the “Fiscal 2013 Summary Compensation Table” above.

(5)

In connection with his previous service as an executive officer of Wendy’s International, Mr. Peters maintains a participant account under the Wendy’s International, Inc. Amended and Restated Supplemental Executive Retirement Plan No. 3 (the “SERP”). Mr. Peters began participating in the SERP in 1997 and was credited with 17 years of service as of the end of fiscal 2013. Effective as of January 1, 2011, the SERP was amended to freeze participation and benefit accruals such that no other executives could become participants in the SERP and no further contributions would be made to participants’ accounts under the SERP. Prior accruals continue to be credited with interest until distributed to participants in accordance with the terms of the SERP.

Under the SERP, Company contributions vest after five years of service, or upon death, disability or, in certain circumstances, in connection with a change in control. Interest on account balances at the end of each year is determined by the Company and credited at a rate equal to the 30-year Constant Maturity Treasury Rate (or the next longest U.S. government bond rate then available) as of November 30th of the following year. For 2013, interest was credited on account balances at a rate of 2.81%, which was applied to account balances as of December 31, 2013. Vested benefits will be paid after termination in a lump sum or in installments over a period not exceeding 15 years, at the election of the participant. The SERP does not permit distributions prior to a participant’s termination.

(6)	Because the SERP does not provide for “above-market” or “preferential” earnings on participant accounts, the amount shown is not reported in the “Fiscal 2013 Summary Compensation Table” above.

EMPLOYMENT AGREEMENTS

A summary of the key terms and provisions of the employment agreements for the named executive officers (other than Mr. Peters, who is not party to an employment agreement) is set forth below. This summary is qualified in its entirety by reference to the complete text of the employment agreements, copies of which have been filed with the SEC.

Mr. Brolick

Effective September 12, 2011, the Company entered into an employment agreement with Mr. Brolick, as the Company’s President and Chief Executive Officer. The term of Mr. Brolick’s employment runs through September 12, 2014, provided that the parties may mutually agree to a single one-year extension of the term. On April 9, 2014, the Company and Mr. Brolick agreed to extend Mr. Brolick’s employment term pursuant to the employment agreement. The employment agreement provides that Mr. Brolick was to be appointed to the Board of Directors as of his date of hire, and the Company will cause Mr. Brolick to be nominated for re-election to the Board each year during his term of employment. Under the employment agreement, Mr. Brolick’s initial annual base salary was set at $1,100,000 (currently set at $1,150,000), with all amounts in excess of $1,000,000 required to be deferred under the terms of a special deferred compensation plan established by the Company. Mr. Brolick’s target annual cash incentive opportunity was set at 150% of his base salary, his maximum annual cash incentive opportunity was set at 300% of his base salary, and he received a one-time sign-on bonus and an initial equity award of stock options and restricted stock units. The employment agreement provides that Mr. Brolick will be eligible to receive equity awards under the Company’s annual long-term equity incentive award program in effect for other senior executives, with an aggregate guideline award value of $2,500,000. The actual grant date value of such equity awards may be above or below the $2,500,000 guideline, as determined by the Compensation Committee in its discretion after taking into account the Company’s and Mr. Brolick’s performance and other relevant factors. The severance and termination provisions set forth in Mr. Brolick’s employment agreement are described below under the caption “Potential Payments upon Termination or Change in Control.”

Mr. Penegor

The Company and Mr. Penegor entered into an employment letter dated May 8, 2013 pursuant to which Mr. Penegor joined the Company on June 3, 2013 and assumed the position of Senior Vice President and Chief Financial Officer effective September 1, 2013. Under the employment letter, Mr. Penegor’s initial annual base salary was set at $625,000 (currently set at $650,000), and his annual target cash incentive opportunity was set at 75% of his base salary (with no proration for his 2013 award). In addition, Mr. Penegor received a one-time sign-on bonus and an initial equity award of stock options and restricted stock units, as described above under the caption “Compensation Discussion and Analysis—Elements of Compensation—Employment Terms for Mr. Penegor.” The severance and termination provisions set forth in Mr. Penegor’s employment letter are described below under the caption “Potential Payments upon Termination or Change in Control.”

Mr. Toop

Effective January 17, 2012, the Company entered into an employment agreement with Mr. Toop, as the Company’s Senior Vice President, General Counsel and Secretary. The term of Mr. Toop’s employment runs through January 17, 2014, subject to automatic renewal for additional one-year periods unless either party provides a notice of non-renewal at least 120 days prior to the expiration of the then-current term. No such notice was provided during 2013. Under the employment agreement, Mr. Toop’s initial annual base salary was set at $425,000 (currently set at $465,000), his annual target cash incentive opportunity was set at 75% of his base salary, and he received a one-time sign-on bonus and an initial equity award of stock options. The severance and termination provisions set forth in Mr. Toop’s employment agreement are described below under the caption “Potential Payments upon Termination or Change in Control.”

Mr. Bahner

Effective April 2, 2012, the Company entered into an employment agreement with Mr. Bahner, as the Company’s Chief Marketing Officer. The term of Mr. Bahner’s employment runs through April 2, 2014, subject to automatic renewal for additional one-year periods unless either party provides a notice of non-renewal at least 120 days prior to the expiration of the then-current term. No such notice was provided during 2013. Under the employment agreement, Mr. Bahner’s initial annual base salary was set at $425,000 (currently set at $475,000), his annual target cash incentive opportunity was set at 75% of his base salary, and he received a one-time sign-on bonus and an initial equity award of stock options. The severance and termination provisions set forth in Mr. Bahner’s employment agreement are described below under the caption “Potential Payments upon Termination or Change in Control.”

Mr. Hare

Effective December 18, 2008, the Company entered into an amended and restated employment agreement with Mr. Hare, as the Company’s Senior Vice President and Chief Financial Officer. Pursuant to the employment agreement, the term of Mr. Hare’s employment was extended for two years (through December 18, 2010), subject to automatic renewal for additional one-year periods unless either party provides a notice of non-renewal at least 120 days prior to the expiration of the then-current term. No such notice was provided during 2010, 2011 or 2012. Under the employment agreement, Mr. Hare’s annual base salary was increased to $600,000 (set at $750,000 as of his September 1, 2013 retirement date), and his target annual cash incentive opportunity remained at 75% of his base salary. On March 22, 2011, the Company and Mr. Hare entered into a letter agreement pursuant to which Mr. Hare agreed to remain employed by the Company following the sale of Arby’s, notwithstanding the occurrence of certain “triggering events” under the terms of his employment agreement. In consideration for his continued service and his consent to relocate to the Company’s headquarters in Dublin, Ohio, Mr. Hare received certain cash and equity awards specified in the letter agreement.

On May 7, 2013, the Company and Mr. Hare entered into a letter agreement providing for Mr. Hare’s retirement from the Company effective September 1, 2013 following the successful transition of his duties to a successor. Mr. Hare’s retirement was deemed a termination without “cause” for purposes of his employment agreement. In connection with his retirement, Mr. Hare received the following payments and benefits:

•

a cash payment equal to the sum of his base salary in effect as of his retirement date ($750,000) and actual cash incentive award paid for fiscal 2012 ($542,981), payable in semi-monthly installments for a period of 12 months;

•	a pro rata portion of his 2013 annual cash incentive award based on actual performance for fiscal 2013 ($520,422), payable in a lump sum on the date bonuses are paid to other executives;

•	a lump sum cash payment of $27,500;

•	the stock options granted to Mr. Hare on July 2, 2012 vested on a pro rata basis based on the number of full months between the grant date and his retirement date ($296,076); and

•

the unvested shares of restricted stock awarded to Mr. Hare on August 3, 2011 vested in full ($1,115,040 plus a lump sum cash payment of $32,448 reflecting dividends accrued on such restricted stock award).

The Company and Mr. Hare also entered into a consulting agreement dated May 7, 2013 pursuant to which Mr. Hare agreed to provide consulting services to the Company from September 2, 2013 through January 1, 2014. In consideration for his services, Mr. Hare received the following payments and benefits:

•	a monthly consulting fee of $12,500 ($50,000); and

•	the unvested restricted stock units granted to Mr. Hare on January 1, 2012 continued to vest in accordance with their terms through January 1, 2014 ($182,815).

The values shown above with respect to the vesting of Mr. Hare’s equity awards were estimated assuming the immediate exercise and sale of all vested stock options, and the immediate sale of all vested restricted stock and restricted stock units, in each case based on the closing price of our Common Stock on the applicable vesting date.

Prior to receiving any of the payments and benefits described above, Mr. Hare was required to sign a general release and covenant not to sue in favor of the Company. In addition, Mr. Hare will remain subject to certain non-compete and non-solicitation covenants for 24 months following the termination of his consulting agreement, and will remain subject to certain confidentiality and non-disparagement covenants for four years following the termination of his consulting agreement. The aggregate value of the payments and benefits received or accrued by Mr. Hare during 2013 in connection with his retirement from the Company ($3,517,281) is included in the “All Other Compensation” column of the “Fiscal 2013 Summary Compensation Table” above.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Pursuant to the terms of their respective employment agreements and the 2010 Omnibus Award Plan, the named executive officers are entitled to certain severance payments and benefits in connection with qualifying termination events. A summary of the key severance provisions in effect as of the end of fiscal 2013 for the named executive officers is set forth below. This summary is qualified in its entirety by reference to the complete text of the employment agreements and the 2010 Omnibus Award Plan, copies of which have been filed with the SEC. The value of the severance payments and benefits described below was estimated as if the triggering event took place on December 27, 2013, the last business day of fiscal 2013. The actual severance payments and benefits received by Mr. Hare in connection with his retirement from the Company on September 1, 2013 are described above under the caption “Employment Agreements.”

Potential Payments under Employment Agreements

Mr. Brolick

Termination events triggering severance payments and benefits:	•	Termination without “cause” or termination for “good reason”

Severance payments:	•

Cash payments, in monthly installments from the date of termination through September 12, 2014 (the “Severance Period”), equal to the sum of Mr. Brolick’s current base salary and target cash incentive opportunity for fiscal 2013, divided by 12 ($2,750,000)

•

A pro rata portion of Mr. Brolick’s annual cash incentive award for fiscal 2013, based on actual Company performance, payable in a lump sum on the date annual incentives are paid to other executives ($2,854,500)

Health and welfare benefits:	•	Continued medical and life insurance benefits through the end of the Severance Period (or earlier if Mr. Brolick becomes eligible for comparable coverage from another employer) ($14,470)

Treatment of equity awards:	•

In the event of a termination without “cause” or a termination for “good reason,” continued vesting during the Severance Period of (i) all stock options, restricted stock units and performance units granted to Mr. Brolick on September 12, 2011, so as to be fully vested in such awards as of the end of the Severance Period, and (ii) all equity awards granted to Mr. Brolick after September 12, 2011, so as to be vested in such awards on a pro rata basis through the end of the Severance Period, in each case with payout for performance units based on actual performance as of the end of the performance period

•

In the event a “change in control” occurs during the Severance Period following a termination without “cause” or a termination for “good reason,” all equity awards will fully vest immediately prior to such change in control, with vesting of performance units based on actual performance or, if actual performance cannot be reasonably assessed, then based on assumed achievement of target performance ($10,530,438)

•

In the event of a termination due to death or disability, all stock options, restricted stock units and performance units granted to Mr. Brolick on September 12, 2011 will fully vest, with vesting of the performance units based on actual performance or, if actual performance cannot be reasonably assessed, then based on the assumed achievement of target performance ($2,605,058)

Termination at or following expiration of employment term:	•

In the event of a termination at or following the expiration of Mr. Brolick’s initial three-year employment term (other than a termination for “cause”), Mr. Brolick would receive (i) a pro rata portion of his annual cash incentive award for the fiscal year in which the termination occurs, based on actual Company performance, payable in a lump sum on the date annual incentives are paid to other executives, and (ii) continued vesting through the end of the applicable vesting periods of all outstanding equity awards (with immediate vesting of such awards in the event a “change of control” occurs following his termination)

Restrictive covenants:	•	Prior to receiving any severance payments or benefits, Mr. Brolick is required to sign a general release and covenant not to sue in favor of the Company

•

Mr. Brolick is required to comply with certain non-compete and non-solicitation covenants until the later of (i) September 12, 2014 and (ii) the last day on which his equity awards vest following his termination

	•	Mr. Brolick is required to comply with certain confidentiality and non-disparagement covenants following his termination

Mr. Penegor

Termination events triggering severance payments and benefits:	•	Termination without “cause”

Severance payments:	•	A cash payment equal to Mr. Penegor’s current base salary for a period of 12 months, payable in biweekly installments ($625,000)

•

A cash payment equal to Mr. Penegor’s current base salary for an additional period of 12 months, payable in biweekly installments commencing 12 months after termination, offset by any compensation earned from subsequent employment ($625,000)

	•	A lump sum cash payment of $30,000

•

A pro rata portion of Mr. Penegor’s annual cash incentive award for fiscal 2013, based on actual Company performance, payable in a lump sum on the date annual incentives are paid to other executives ($725,000)

Treatment of equity awards:	•	In the event of a termination without “cause,” all outstanding stock options and restricted stock units will vest pro rata (on a monthly basis) through the date of termination ($446,638)

Restrictive covenants:	•	Prior to receiving any severance payments or benefits, Mr. Penegor is required to sign a general release and covenant not to sue in favor of the Company

•

Mr. Penegor is required to comply with certain non-compete and non-solicitation covenants for a period of 12 months (in the event of a termination for “cause”) or 24 months (in the event of a termination without “cause”) following his termination

	•	Mr. Penegor is required to comply with certain confidentiality and non-disparagement covenants for a period of four years following his termination

Messrs. Toop and Bahner

Termination events triggering severance payments and benefits:	•	Termination without “cause” or termination due to a “triggering event”

Severance payments:	•

A cash payment equal to the sum of the executive’s current base salary and actual cash incentive award paid for fiscal 2012, payable in semi-monthly installments for a period of 12 months (Mr. Toop: $727,049; and Mr. Bahner: $767,689)

•

A cash payment equal to the executive’s current base salary for an additional period of 12 months, payable in semi-annual installments commencing 12 months after termination, offset by any compensation earned from subsequent employment (Mr. Toop: $445,000; and Mr. Bahner: $460,000)

	•	A lump sum cash payment of $25,000

•

A pro rata portion of the executive’s annual cash incentive award for fiscal 2013 based on actual Company performance, payable in a lump sum on the date annual incentives are paid to other executives (Mr. Toop: $520,000; and Mr. Bahner: $530,000)

Treatment of equity awards:	•

In the event of a termination without “cause” or a termination due to a “triggering event,” any outstanding stock options that would have vested had the executive remained employed through the second anniversary of his date of hire will fully vest (Mr. Toop: $159,601; and Mr. Bahner: $253,331)

	•	In the event of a termination due to disability (and, for Mr. Bahner, a termination due to death), all outstanding stock options will fully vest (Mr. Toop: $1,128,197; and Mr. Bahner: $633,835)

Termination at or following expiration of employment term:	•

In the event of a termination by the Company at the expiration of the executive’s employment term, the executive would receive (i) continuation of his then-current base salary for eight months, payable in semi-monthly installments, and (ii) a pro rata portion of his annual cash incentive award for the fiscal year in which the termination occurs, based on actual Company performance, payable in a lump sum on the date annual incentives are paid to other executives

Restrictive covenants:	•	Prior to receiving any severance payments or benefits, the executive is required to sign a general release and covenant not to sue in favor of the Company

•

The executive is required to comply with certain non-compete and non-solicitation covenants for a period of 12 months (in the event of a termination for “cause” or a termination other than due to a “triggering event”) or 24 months (in the event of a termination without “cause” or a termination due to a “triggering event”) following his termination

	•	The executive is required to comply with certain confidentiality and non-disparagement covenants for a period of four years following his termination

Potential Payments under 2010 Omnibus Award Plan

Type of Equity Award	Triggering Event	Impact on Outstanding Equity Awards
Stock Options	Termination due to death or disability or termination without “cause” or for “good reason” within 12 months following a “change in control”	All outstanding stock options will fully vest (Mr. Brolick: $4,805,364; Mr. Penegor: $372,771; Mr. Peters: $623,422; Mr. Toop: $1,128,197; and Mr. Bahner: $633,835)
	Termination without “cause”	All outstanding stock options granted on July 2, 2012 will vest pro rata (on a monthly basis) through the date of termination (Mr. Brolick: $1,706,249; Mr. Peters: $227,500; and Mr. Toop: $341,249
Restricted Stock Units	Termination due to death or disability or termination without “cause” or for “good reason” within 12 months following a “change in control”	All outstanding restricted stock units will fully vest (Mr. Brolick: $947,739; Mr. Peters: $630,756; and Mr. Penegor: $1,921,244)
	Termination without “cause”	All outstanding restricted stock units granted to Mr. Peters on April 11, 2013 will fully vest ($630,756)
Performance Units	Termination due to death or disability or termination without “cause” or for “good reason” within 12 months following a “change in control”

All outstanding performance units will vest pro rata (on a daily basis) through the date of termination based on actual performance or, if actual performance cannot be reasonably assessed, then based on the assumed achievement of target performance (Mr. Brolick: $2,052,669; Mr. Penegor: $55,142; Mr. Peters: $281,052; Mr. Toop: $262,847; and Mr. Bahner: $246,341)

Aggregate Potential Payments upon Termination or Change in Control

The estimated aggregate values of the severance payments and benefits that would be provided to the named executive officers in connection with the qualifying termination events described above pursuant to their respective employment agreements and the 2010 Omnibus Award Plan are shown in the table below.

Name	Termination Due to Death or Disability ($)	Termination Without Cause, for Good Reason or Due to a Triggering Event ($)		Termination Without Cause or for Good Reason Followed by a Change in Control ($)
Emil J. Brolick	8,041,976	7,325,219	(1)	16,149,408
Todd A. Penegor	2,349,157	2,451,638		4,354,157
John N. Peters	1,535,230	858,256		1,535,230
R. Scott Toop	1,391,044	2,217,899		3,108,093
Craig S. Bahner	880,176	2,036,020		2,662,865

(1)

Does not include the value that would be realized by Mr. Brolick from the continued vesting during the Severance Period of his outstanding equity awards in the event of a termination without “cause” or a termination for “good reason” pursuant to his employment agreement.

Key Assumptions and Definitions

The following assumptions were made in calculating the value of the severance payments and benefits described in the tables above: (i) the triggering event took place on December 27, 2013, the last business day of fiscal 2013; (ii) the price of our Common Stock was $8.77 per share, the closing price on December 27, 2013; (iii) no compensation offset for executives whose second year severance payments would otherwise be subject to reduction for outside earnings; (iv) the immediate exercise and sale of all stock options and the immediate sale of all restricted stock units and performance units that vested as of the December 27, 2013 triggering date; (v) accelerated vesting of performance units is based on the assumed achievement of target performance; (vi) for Mr. Brolick, continuation of medical and life insurance benefits during the Severance Period at the same coverage levels and cost that were in effect as of December 27, 2013; and (vii) no six-month delay in payment to any “specified employee” that would otherwise be required under Section 409A of the Internal Revenue Code.

“Cause” is generally defined to include:

•	commission of any act of fraud or gross negligence that, in the case of gross negligence, has a material adverse effect on the business or financial condition of the Company or any of its affiliates;

•	willful material misrepresentation to the Company or the Board;

•	voluntary termination of employment other than due to a “triggering event” (not applicable to Messrs. Brolick or Penegor);

•	willful failure or refusal to comply with any material obligations or any reasonable and lawful instructions of the President and Chief Executive Officer (not applicable to Mr. Brolick) or the Board;

•	engagement in any misconduct or commission of any act that is, in the reasonable opinion of the Board, injurious or detrimental to the substantial interest of the Company or any of its affiliates;

•	commission of or indictment for any felony, whether under federal, state or applicable foreign law;

•	any failure to comply with any material written rules, regulations, policies or procedures of the Company; or

•	any willful or negligent failure to comply with the Company’s policies regarding insider trading.

“Good reason” and “triggering event” are generally defined to include:

•	a material reduction in the executive’s authority, duties or responsibilities;

•	a requirement that the executive report to any person other than the President and Chief Executive Officer (not applicable to Mr. Brolick) or the Board;

•	a reduction in the executive’s then-current base salary or target annual cash incentive opportunity percentage;

•	relocation to a work site outside of the Dublin, Ohio greater metropolitan area without the executive’s consent;

•	in the case of Mr. Brolick, the Company’s failure to nominate him for re-election as a member of the Board; or

•

in the case of Mr. Brolick, if, following a change in control, he is not the Chief Executive Officer and reporting to the board of directors of the top-most parent company resulting from such change in control; provided, in each case, that:

¡	the executive provides written notice to the Company no later than 30 days following the time he learns of the circumstances constituting a “triggering event” or “good reason;”

¡	the Company fails to cure such circumstances within 30 days of such notice; and

¡	the executive terminates his employment within six months of the initial occurrence of the circumstances constituting a “triggering event” or “good reason.”

COMPENSATION OF DIRECTORS

The Company believes that its compensation program for non-management directors should be competitive with companies against which the Company competes for director talent and should encourage and facilitate ownership of our Common Stock by non-management directors.

In May 2013, the Compensation Committee requested that its independent outside compensation consultant, F. W. Cook, prepare a competitive analysis of the Company’s director compensation program to ensure that it was providing appropriate levels of compensation. The analysis compared the compensation of the Company’s non-management directors against a peer group of 20 restaurant companies, and confirmed that both the design and level of the Company’s director compensation program were reasonably aligned with market practice. After considering the data provided by F. W. Cook and a number of other factors, including the Company’s performance since the director compensation program was last changed in 2009, the Company’s current initiatives and future growth strategies, the increase in the number of Audit Committee and Compensation Committee meetings held, the increase in the complexity of matters addressed by directors, and stockholder expectations regarding director compensation, the Compensation Committee approved the following changes to the Company’s director compensation program:

•	the annual retainer for each member of the Audit Committee was increased by $4,000, and the annual retainer for each member of the Compensation Committee was increased by $3,000;

•	the vesting schedule for the annual restricted stock awards to non-management directors was changed from pro rata vesting over two years to vesting in full after one year; and

•

the Company’s Stock Ownership and Retention Guidelines were amended to increase the guideline for non-management directors from three to five times the amount of the annual cash retainer for Board service.

The Company’s current compensation program for non-management directors, which reflects the changes approved by the Compensation Committee in May 2013, is described below. The Compensation Committee retains discretion to modify the compensation program for non-management directors from time to time as it deems appropriate, taking into consideration all relevant facts and circumstances.

Annual Retainers

•	Each non-management director receives an annual retainer for Board service of $67,500.

•	Each member of the Audit Committee (other than the Chairman) receives an annual retainer of $14,000, and the Audit Committee Chairman receives an annual retainer of $24,000.

•	Each member of the Compensation Committee (other than the Chairman) receives an annual retainer of $10,500, and the Compensation Committee Chairman receives an annual retainer of $18,000.

Meeting Fees

•

Except as otherwise specifically determined by the Compensation Committee, no meeting fees are paid to members of the Audit Committee, the Compensation Committee or the Performance Subcommittee. Members of all other Board committees receive a fee of $2,000 for each meeting they attend.

Restricted Stock Awards

•

Each non-management director receives a restricted stock award in connection with his or her initial election or annual re-election to the Board. Each restricted stock award has a grant date fair value of $75,000 and vests on the earlier of the first anniversary of the grant date or the date of the Company’s next annual meeting of stockholders, subject to the director’s continued Board service on the vesting date.

Non-management directors may elect to receive all or a portion of their annual retainers and meeting fees in shares of Common Stock in lieu of cash. In addition, pursuant to the Directors’ Deferred Compensation Plan, non-management directors may elect to defer a set percentage or amount of their annual retainers, meeting fees and restricted stock awards into restricted stock units. The restricted stock units represent a contingent right to receive shares of Common Stock and, in the case of a deferral of restricted stock awards, are subject to the same vesting schedule as the restricted stock. Dividend equivalent units accrue on all amounts deferred under the Directors’ Deferred Compensation Plan. All deferred amounts are payable in Common Stock in a lump sum on the earlier of the director’s termination of Board service, a fixed number of years or the director’s death, as elected by the director at the time of deferral.

FISCAL 2013 DIRECTOR COMPENSATION

The following table summarizes the compensation earned by or paid to the Company’s non-management directors for their Board and Board committee service during fiscal 2013. Emil J. Brolick, the Company’s President and Chief Executive Officer, did not receive any additional compensation during fiscal 2013 for his service as a director. The compensation paid to Mr. Brolick during fiscal 2013 for his service as President and Chief Executive Officer is set forth in the “Fiscal 2013 Summary Compensation Table” above.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)		Total ($)
Nelson Peltz	67,500	75,000	690,183	(3)	832,683
Peter W. May	67,500	75,000	—		142,500
Clive Chajet	76,500	75,000	—		151,500
Edward P. Garden	67,500	75,000	—		142,500
Janet Hill	76,500	75,000	—		151,500
Joseph A. Levato	102,500	75,000	—		177,500
J. Randolph Lewis	75,500	75,000	—		150,500
Peter H. Rothschild	83,500	75,000	—		158,500
David E. Schwab II	100,000	75,000	—		175,000
Roland C. Smith	67,500	75,000	—		142,500
Raymond S. Troubh	83,500	75,000	—		158,500
Jack G. Wasserman	92,500	75,000	—		167,500

(1)

Consists of the annual Board retainer, the annual retainers for Audit Committee members and Compensation Committee members, and Board committee meeting fees. For fiscal 2013, Messrs. Peltz, May and Garden elected to receive payment of their entire annual retainers and meeting fees in shares of Common Stock in lieu of cash. The shares received by Messrs. Peltz, May and Garden in lieu of cash were issued quarterly based on the average of the closing price of our Common Stock for the 20 consecutive trading days immediately preceding the date on which their retainers and fees would otherwise be payable.

(2)

Represents the grant date fair value of restricted stock awards granted to the non-management directors in May 2013 upon their re-election to the Board at the Company’s 2013 annual meeting of stockholders, computed in accordance with FASB ASC Topic 718, disregarding any estimates of forfeitures related to service-based vesting conditions. Messrs. Levato and Schwab elected to defer their entire restricted stock awards into restricted stock units under the Directors’ Deferred Compensation Plan. The following table shows, for each non-management director, the aggregate number of shares of restricted stock, restricted stock units and stock options outstanding as of the end of fiscal 2013.

Name	Shares of Restricted Stock Outstanding as of 2013 FYE	Restricted Stock Units Outstanding as of 2013 FYE	Stock Options Outstanding as of 2013 FYE
Nelson Peltz	20,971	—	12,000
Peter W. May	20,971	—	12,000
Clive Chajet	20,971	—	60,000
Edward P. Garden	20,971	—	12,000
Janet Hill	20,971	—	45,000
Joseph A. Levato	—	83,764	60,000
J. Randolph Lewis	20,971	—	45,000
Peter H. Rothschild	20,971	—	—
David E. Schwab II	—	83,764	60,000
Roland C. Smith	20,971	—	420,000
Raymond S. Troubh	20,971	—	60,000
Jack G. Wasserman	20,971	—	105,000

(3)

In connection with Mr. Peltz’s service as non-executive Chairman, and as a result of the Company’s review of potential security concerns, the Board of Directors has approved payments for certain security services, security personnel, and residential security equipment provided to Mr. Peltz and members of his immediate family. The amount shown reflects the aggregate amount of such security-related costs paid by the Company during fiscal 2013.

STOCK OWNERSHIP AND RETENTION GUIDELINES FOR

EXECUTIVE OFFICERS AND DIRECTORS

In March 2011, the Board of Directors, upon the recommendation of the Compensation Committee, adopted Stock Ownership and Retention Guidelines for Executive Officers and Directors (the “Stock Ownership and Retention Guidelines”), a copy of which is available on the Company’s website at www.aboutwendys.com. The Stock Ownership and Retention Guidelines were adopted by the Board to further align the interests of executive officers and non-management directors with the interests of stockholders and to promote the Company’s commitment to sound corporate governance.

During 2013, the Compensation Committee, in consultation with F. W. Cook, the Committee’s independent outside compensation consultant, reviewed the Stock Ownership and Retention Guidelines in light of changes in market practices and trends in corporate governance since the Guidelines were first adopted. Following this review, the Board of Directors, upon the recommendation of the Compensation Committee, approved the following amendments to the Stock Ownership and Retention Guidelines:

•	the ownership guideline for the Chief Executive Officer was increased from three to five times base salary;

•	the ownership guideline for all other executive officers was increased from one to three times base salary;

•	the ownership guideline for non-management directors was increased from three to five times annual cash retainer;

•	the one-year holding period for shares received after satisfaction of the applicable ownership guideline was eliminated; and

•	shares held in a margin account or pledged as collateral no longer count toward satisfaction of the applicable ownership guideline.

A summary of the Stock Ownership and Retention Guidelines, as amended, is provided below.

Stock Ownership and Retention Guidelines for Executive Officers

Each executive officer must own an amount of Common Stock equal to a multiple of his or her annual base salary. The Chief Executive Officer must own an amount of Common Stock equal to at least five times his base salary, and each of the other executive officers must own an amount of Common Stock at least equal to three times his or her base salary. Until an executive officer satisfies the applicable ownership requirement, he or she is required to hold at least 75% of the net shares received upon the exercise of stock options, the vesting of restricted stock (or restricted stock units) and the payout of performance units. Once the ownership requirement is met, the executive officer must continue to hold that number of shares until leaving his or her position with the Company.

Stock Ownership and Retention Guidelines for Non-Management Directors

Each non-management member of the Board must own an amount of Common Stock equal to at least five times the annual cash retainer for Board service. Until a director satisfies the ownership requirement, he or she is required to hold at least 75% of the net shares received upon the exercise of stock options, the vesting of restricted stock (or restricted stock units) and the payout of performance units. Once the ownership requirement is met, the director must continue to hold that number of shares until leaving the Board.

General Provisions

Because executive officers and non-management directors must retain at least 75% of the net shares received from any exercise of stock options, vesting of restricted stock (or restricted stock units) and payout of performance units until they satisfy the applicable ownership requirement, there is no set time period for initial satisfaction of the Stock Ownership and Retention Guidelines. In the case of financial hardship and other unusual situations, the ownership requirements may be waived upon the approval of the Compensation Committee and, in the case of executive officers, the Chief Executive Officer.

For stock options, “net shares” means the number of shares of Common Stock received upon exercise of the option, net of any shares used to pay the exercise price and applicable taxes. For restricted stock (or restricted stock units) and performance units, “net shares” means the number of shares received upon the vesting of the restricted stock (or restricted stock units) or the payout of the performance units, as applicable, net of any shares used to pay applicable taxes.

In addition to shares owned directly by an executive officer or a non-management director, the Stock Ownership and Retention Guidelines provide that shares held in a trust, shares held by immediate family members residing in the same household, shares held in qualified plans, vested shares or share units held in non-qualified plans, and unvested time-based restricted stock (or restricted stock units) will be counted toward satisfaction of the applicable ownership requirement. Shares held by an executive officer or a non-management director in a margin account or otherwise pledged by an executive officer or a non-management director as collateral for a loan will not be counted toward satisfaction of the applicable ownership requirement.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information concerning the Company’s equity compensation plans as of the end of fiscal 2013. The 2010 Omnibus Award Plan, which was approved by stockholders at the Company’s 2010 annual meeting of stockholders, is currently the only equity compensation plan under which future equity awards may be granted.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	15,409,268 Options	$6.48	33,213,344(2)
	1,061,484 Performance Units(3)	—
	1,587,520 Performance Units(4)	—
	1,456,670 Performance Units(5)	—
Equity compensation plans not approved by security holders(6)	5,124,008 Options	$6.87	—

Total	20,533,276 Options	$6.58	33,213,344(2)
	1,061,484 Performance Units(3)	—
	1,587,520 Performance Units(4)	—
	1,456,670 Performance Units(5)	—

(1)	Includes the 2010 Omnibus Award Plan and the Company’s Amended and Restated 2002 Equity Participation Plan (the “2002 Equity Plan”).

(2)

Represents the aggregate number of shares available for future issuance under the 2010 Omnibus Award Plan. The 2010 Omnibus Award Plan provides for the issuance of stock options, stock appreciation rights, restricted stock awards, restricted stock units, other stock-based awards and performance compensation awards to employees, officers and non-employee directors of the Company and its subsidiaries and affiliates. The 2010 Omnibus Award Plan also permits non-employee directors to elect to receive all or a portion of their director fees in shares of Common Stock in lieu of cash. Under the terms of the 2010 Omnibus Award Plan, (i) any shares of Common Stock subject to awards other than stock options or stock appreciation rights are counted against the maximum share limit as 2.5 shares of Common Stock for every one share of Common Stock granted and (ii) any shares of Common Stock subject to awards of stock options or stock appreciation rights are counted against the maximum share limit as one share of Common Stock for every one share of Common Stock granted.

(3)

Each performance unit represents the right to receive one share of Common Stock subject to the Company’s achievement of two performance goals based on adjusted earnings per share and restaurant openings and remodels during a two and one-half-year performance period (July 1, 2013 through January 3, 2016). The number of shares shown as being issuable is based on achieving maximum levels of performance with respect to these awards.

(4)

Each performance unit represents the right to receive one share of Common Stock subject to the Company’s achievement of a performance goal based on relative total stockholder return during a three-year performance period (July 2, 2012 through June 28, 2015). The number of shares shown as being issuable is based on achieving maximum levels of performance with respect to these awards.

(5)

Each performance unit represents the right to receive one share of Common Stock subject to the Company’s achievement of a performance goal based on relative total stockholder return during a three-year performance period (July 4, 2011 through June 29, 2014). The number of shares shown as being issuable is based on achieving maximum levels of performance with respect to these awards.

(6)	Includes the Wendy’s International 2007 Stock Incentive Plan (the “Wendy’s 2007 Stock Plan”) and the Wendy’s International 2003 Stock Incentive Plan (the “Wendy’s 2003 Stock Plan”).

Amended and Restated 2002 Equity Participation Plan

The 2002 Equity Plan provided for the issuance of stock options, stock appreciation rights, restricted stock and restricted share units to officers, employees and non-employee directors of the Company and its subsidiaries and affiliates. The 2002 Equity Plan also permitted non-employee directors to elect to receive all or a portion of their director fees in shares of Common Stock in lieu of cash. As of December 29, 2013, options to acquire 1,564,018 shares of Common Stock were outstanding under the 2002 Equity Plan. No further awards may be granted under the 2002 Equity Plan.

Wendy’s International Legacy Equity Plans

In connection with the completion of the Company’s merger with Wendy’s International in September 2008, the Company assumed certain equity compensation plans of Wendy’s International, including the Wendy’s 2007 Stock Plan and the Wendy’s 2003 Stock Plan. The Wendy’s 2007 Stock Plan and the Wendy’s 2003 Stock Plan each had been approved by the shareholders of Wendy’s International prior to the merger. The Wendy’s 2007 Stock Plan and the Wendy’s 2003 Stock Plan each provided for the issuance of equity compensation awards in the form of stock options, restricted stock, restricted stock units, stock appreciation rights, dividend equivalent rights, performance shares, performance units and share awards to eligible employees and non-employee directors of Wendy’s International and its subsidiaries. As of December 29, 2013, options to acquire 4,893,273 shares of Common Stock were outstanding under the Wendy’s 2007 Stock Plan, and options to acquire 230,735 shares of Common Stock were outstanding under the Wendy’s 2003 Stock Plan. No further awards may be granted under the Wendy’s 2007 Stock Plan or the Wendy’s 2003 Stock Plan.

AUDIT COMMITTEE REPORT*

In accordance with its written charter, the Audit Committee oversees the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements, and assists the Board of Directors in its oversight of the accounting, audit and financial reporting practices of the Company. The Audit Committee is comprised of five members who satisfy the independence and financial literacy requirements of NASDAQ and Section 10A of the Exchange Act. The Company’s management is responsible for the Company’s financial reporting process and for preparing the Company’s financial statements, and the Company’s outside auditors are responsible for performing an independent audit of such financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for issuing a report thereon. The members of the Audit Committee are not professionally engaged in the practice of accounting or auditing. The Audit Committee relies, without independent verification, on the information provided to the Committee and on the representations made by management and the independent registered public accounting firm that the Company’s financial statements have been prepared in conformity with generally accepted accounting principles.

In performing its oversight function, the Audit Committee reviewed and discussed the audited consolidated financial statements of the Company as of and for the fiscal year ended December 29, 2013 with management and Deloitte & Touche LLP, the Company’s independent registered public accounting firm. The Audit Committee also discussed with Deloitte & Touche LLP all matters required to be discussed by PCAOB Auditing Standard No. 16, Communications with Audit Committees. In addition, the Audit Committee, with and without management present, reviewed and discussed the results of Deloitte & Touche LLP’s examination of the Company’s financial statements.

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, management is required to prepare a report as to its assessment of the effectiveness of the Company’s internal control over financial reporting as of December 29, 2013, and Deloitte & Touche LLP is required to prepare an attestation report with respect to the effectiveness of the Company’s internal control over financial reporting. The Audit Committee reviewed and discussed with management its report regarding its assessment of the effectiveness of the Company’s internal control over financial reporting as of December 29, 2013, and reviewed and discussed with Deloitte & Touche LLP its report as to the effectiveness of the Company’s internal control over financial reporting. Management’s report and Deloitte & Touche LLP’s report are each included in the Company’s Annual Report on Form 10-K for the year ended December 29, 2013.

The Audit Committee received from Deloitte & Touche LLP a written statement regarding all relationships between Deloitte & Touche LLP and the Company that might bear on Deloitte & Touche LLP’s independence, consistent with applicable requirements of the Public Company Accounting Oversight Board regarding an independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee discussed with Deloitte & Touche LLP any relationships that may have an impact on their objectivity and independence and satisfied itself as to Deloitte & Touche LLP’s independence. The Audit Committee also considered whether the provision of services by Deloitte & Touche LLP to the Company not related to the audit of the Company’s annual financial statements referred to above or to the reviews of the interim financial statements included in the Company’s quarterly reports on Form 10-Q is compatible with maintaining Deloitte & Touche LLP’s independence.

Based on the above-mentioned review and discussions with management and Deloitte & Touche LLP, and subject to the limitations on the role of the Audit Committee and the Audit Committee’s responsibilities described above and in the Audit Committee’s written charter, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2013.

The Audit Committee:

Joseph A. Levato (Chairman)

Peter H. Rothschild

David E. Schwab II

Raymond S. Troubh

Jack G. Wasserman

*

This Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Audit Committee Report by reference into such other filing.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Review and Approval of Related Person Transactions

Pursuant to its written charter, the Audit Committee has responsibility for the review and approval or ratification of all related person transactions involving more than $10,000, using appropriate counsel or other advisers as the Committee may deem necessary.

The Company has adopted a Related Person Transactions Policy (the “RPT Policy”) which sets forth the procedures for the Audit Committee’s review, approval and ratification of related person transactions. The RPT Policy defines a “related person transaction” as any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company or any of its subsidiaries was, is or will be a participant and in which any related person had, has or will have a direct or indirect interest and which involves more than $10,000. A “related person” is defined as any director, director nominee or officer of the Company, any person who is known to beneficially own more than 5% of the Company’s voting securities, any immediate family member of any of the foregoing persons, and any entity in which any of the foregoing persons is employed, is a director, trustee, general partner or principal or holds a similar position, or has a 10% or greater beneficial ownership interest. The Company’s legal department is primarily responsible for obtaining information from the applicable related person with respect to a proposed related person transaction and then determining, based on the relevant facts and circumstances, whether the transaction is subject to the RPT Policy. If the transaction is subject to the RPT Policy, the legal department then presents information concerning the transaction to the Audit Committee for review and consideration.

In the course of its review of a proposed related person transaction, the Audit Committee will consider all relevant facts and circumstances, including: (i) the benefits of the transaction to the Company; (ii) the impact of the transaction on a director’s independence; (iii) the availability of other sources for comparable products or services; (iv) the terms of the transaction; (v) the terms available to unrelated third parties or to employees generally; and (vi) other facts and circumstances that may bear on the materiality of the transaction under applicable legal and regulatory requirements. The Audit Committee may seek bids, quotes or independent valuations from third parties in connection with assessing any proposed related person transaction.

Pursuant to the RPT Policy, the Audit Committee will approve only those related person transactions that are in, or are not inconsistent with, the best interests of the Company and its stockholders, as the Committee determines in good faith. If a proposed related person transaction involves any member of the Audit Committee (or an immediate family member of any Committee member), such member would not participate in the review, consideration, approval or ratification of the proposed transaction.

Certain Related Person Transactions

On August 1, 2012, the Company and TASCO, LLC, an affiliate of Trian Partners, entered into an amended and restated aircraft lease agreement, which provided that the Company would lease a corporate aircraft to TASCO, LLC on an exclusive basis through January 5, 2014. Under the lease agreement, all expenses related to the ownership, maintenance and operation of the aircraft were paid by TASCO, LLC, subject to certain limitations and termination rights. The lease agreement expired in accordance with its terms on January 5, 2014 without any limitation or termination provisions being invoked, and the parties did not extend or renew the lease agreement. The Company sold the corporate aircraft to a third party in March 2014.

On December 1, 2011, the Company entered into an agreement (the “Trian Agreement”) with Trian Partners and certain of its affiliates, including Nelson Peltz, Peter W. May and Edward P. Garden (collectively, the “Covered Persons”). Pursuant to the Trian Agreement, the Board of Directors, including a majority of the independent directors, approved, for purposes of Section 203 of the Delaware General Corporation Law (“Section 203), the Covered Persons becoming the owners of or acquiring an aggregate of up to (and including), but not more than, 32.5% (subject to certain adjustments set forth in the agreement) of the outstanding shares of our Common Stock, such that no such persons would be subject to the restrictions set forth in Section 203 solely as a result of such ownership (such approval, the “Section 203 Approval”). The Trian Agreement (other than the provisions relating to the Section 203 Approval and certain miscellaneous provisions that survive the termination of the agreement) terminated pursuant to its termination provisions after funds affiliated with the Covered Persons sold 16.2 million shares of our Common Stock on January 15, 2014, thereby decreasing the Covered Persons’ beneficial ownership to less than 25% of the outstanding voting power of the Company as of that date. The terminated provisions of the Trian Agreement included provisions restricting the Covered Persons in the following areas: (i) beneficial ownership of Company voting securities; (ii) solicitation of proxies or submission of a proposal for the vote of stockholders under certain circumstances; (iii) certain affiliate transactions with the Company; and (iv) voting of certain Company voting securities.

On April 1, 2011, the Company, through a wholly-owned subsidiary, entered into an aircraft management and lease agreement with CitationAir, a subsidiary of Cessna Aircraft Company, pursuant to which the Company leased a corporate aircraft to CitationAir to use as part of its Jet Card program fleet. The agreement expired in accordance with its terms on March 24, 2014, and the parties did not extend or renew the lease agreement. The Company entered into the agreement as a means of offsetting the cost of owning and operating the corporate aircraft by receiving revenue from third parties’ use of such aircraft. Under the terms of the agreement, the Company paid annual management and flight crew fees to CitationAir and reimbursed CitationAir for maintenance costs and fuel usage related to the corporate aircraft. In return, CitationAir paid a negotiated fee to the Company based on the number of hours that the corporate aircraft was used by Jet Card members. This fee was reduced based on the number of hours that (i) the Company used other aircraft in the Jet Card program fleet and (ii) Jet Card members who are affiliated with the Company used the corporate aircraft or other aircraft in the Jet Card program fleet. During 2013, the Company paid approximately $0.7 million to CitationAir pursuant to the aircraft management and lease agreement. The Company’s participation in the agreement during 2013 reduced the aggregate costs that the Company would have otherwise incurred in connection with owning and operating the corporate aircraft. Under the terms of the agreement, the Company’s directors had the opportunity to become Jet Card members and to use aircraft in the Jet Card program fleet at the same negotiated fee paid by the Company as provided for under the agreement. During 2013, Messrs. Peltz, May and Garden, and members of their immediate families, used their Jet Card agreements for business and personal travel on aircraft in the Jet Card program fleet. Trian Partners paid CitationAir directly for charges related to such travel (approximately $1.5 million in the aggregate for 2013).

On March 24, 2014, the Company, through a wholly-owned subsidiary, completed the sale of 40 Company-operated restaurants in the Phoenix, Arizona market to Arizona Restaurant Company, LLC (“ARC”) as part of the Company’s System Optimization initiative. John N. Peters, who served as the Company’s Senior Vice President – North America Operations until his retirement on March 10, 2014, is a 10% owner and manager of ARC. Pursuant to an Asset Purchase Agreement dated November 20, 2013 and related transaction documents: (i) the Company sold to ARC substantially all of the assets (other than real property) used in the operation of the restaurants for an aggregate purchase price of approximately $21.0 million (including inventory, cash banks and franchise and development fees), subject to adjustment as set forth in the agreement; (ii) the Company and ARC entered into lease and sublease agreements with respect to the real property and buildings for the restaurants pursuant to which the Company receives aggregate monthly payments from ARC of approximately $0.3 million; and (iii) ARC agreed to develop five new restaurants and complete Image Activation remodels at seven existing restaurants following the closing.

On March 4, 2013, Quality Supply Chain Co-op, Inc., the Company’s independent purchasing co-op (“QSCC”), entered into an equipment supplier operation agreement with a subsidiary of OfficeMax Incorporated (“OfficeMax”) providing for the purchase of office supply products and services for the Wendy’s system (the “OfficeMax Agreement”). Effective November 5, 2013, OfficeMax merged with and into Office Depot, Inc. (“Office Depot”). Roland C. Smith, who currently serves as a director of the Company, was appointed as Chairman and Chief Executive Officer of Office Depot effective November 12, 2013. During 2013, the Company, through QSCC, paid approximately $0.4 million to OfficeMax and Office Depot for the purchase of office supply products and services for Company-operated restaurants.

To the extent required by the terms of the Audit Committee’s charter and the RPT Policy, each of the foregoing related person transactions was reviewed and approved or ratified by the Audit Committee, which determined that such transaction was in, or not inconsistent with, the best interests of the Company and its stockholders. The OfficeMax Agreement was not subject to review or approval by the Audit Committee because it was entered into before Mr. Smith became an executive officer and director of Office Depot.

PROPOSAL 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Item 2 on the Company’s Proxy Card)

The Audit Committee has determined to appoint Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm to examine the consolidated financial statements of the Company and its subsidiaries for fiscal 2014. The Company’s stockholders are being asked to ratify the appointment of Deloitte at the Annual Meeting. In accordance with its written charter, the Audit Committee assists the Board of Directors in fulfilling its responsibility relating to the engagement of the independent registered public accounting firm and the evaluation of such firm’s qualifications, independence and performance.

A representative of Deloitte is expected to be present at the Annual Meeting and will have the opportunity to make a statement and to respond to appropriate questions. If the appointment of Deloitte is not ratified at the Annual Meeting, the Audit Committee may consider, in its sole discretion, the selection of another accounting firm.

Independent Registered Public Accounting Firm Fees

The following table shows the fees billed (or expected to be billed) for professional services rendered by Deloitte for the audit of the Company’s annual financial statements for the fiscal years ended December 29, 2013 and December 30, 2012, and for other services rendered by Deloitte during fiscal 2013 and fiscal 2012.

	Fiscal 2013	Fiscal 2012
Audit fees(1)	$2,279,405	$2,442,562
Audit-related fees(2)	25,000	182,000
Tax fees(3)	36,340	39,417
All other fees	4,969	4,575

Total	$2,345,714	$2,668,554

(1)

For both fiscal 2013 and fiscal 2012, includes fees associated with the integrated audit of the Company’s annual financial statements (including the audit of internal control over financial reporting), the review of the Company’s interim financial statements included in the Company’s quarterly reports on Form 10-Q, stand-alone audits of certain of the Company’s subsidiaries, and statutory audits required internationally. For fiscal 2013, also includes fees associated with audits of certain strategic initiatives implemented by the Company, including the sale of Company-operated restaurants to franchisees pursuant to the Company’s System Optimization initiative.

(2)

For both fiscal 2013 and fiscal 2012, includes fees associated with audits of the Company’s 401(k) plan. For fiscal 2012, also includes fees for professional services related to an internal business restructuring.

(3)	For both fiscal 2013 and fiscal 2012, includes fees for professional services related to tax compliance, tax advice and tax planning, including the preparation of international income tax returns.

As discussed above under the caption “Audit Committee Report,” during fiscal 2013, the Audit Committee: (i) discussed with Deloitte any relationships that may have an impact on Deloitte’s objectivity and independence; (ii) satisfied itself as to Deloitte’s independence; and (iii) considered whether the provision of services by Deloitte that were not related to the audit of the Company’s annual financial statements or to the reviews of the Company’s interim financial statements included in the Company’s quarterly reports on Form 10-Q was compatible with maintaining Deloitte’s independence.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has adopted a Policy Relating to Pre-Approval of Audit and Permitted Non-Audit Services (the “Pre-Approval Policy”) that requires the Committee to pre-approve all services provided by the Company’s independent registered public accounting firm to the Company and its subsidiaries. In general, predictable and recurring covered services, together with the related fees, may be approved by the Audit Committee on an annual basis. Pre-approval in such circumstances will generally be by reference to classes of covered services, provided that the pre-approval is sufficiently detailed to identify the scope of service to be provided. The Pre-Approval Policy sets forth a list of covered services that may be pre-approved by class on an annual basis. Covered services that are not pre-approved by class must be pre-approved on an individual basis by the Audit Committee.

Any engagement of the independent registered public accounting firm to perform pre-approved “tax” or “all other” services must be reported by management to the Audit Committee at its first scheduled meeting following the engagement. The total payments that may be made with respect to “tax” or “all other” services that have been pre-approved by class may not exceed $200,000 per year. Once the $200,000 threshold has been met in any year, any additional “tax” or “all other” services (including any additional payments for “tax” or “all other” services that were previously pre-approved) must be pre-approved on an individual basis unless otherwise authorized by the Audit Committee.

The Audit Committee will establish fee levels or limits for covered services that are pre-approved on a class basis not less frequently than annually. Any covered services for which the estimated fees would cause the total fees for that class of services to exceed the applicable fee limit must be specifically approved by the Audit Committee. For services that are approved by the Audit Committee on an individual basis, the Committee will indicate an approval fee level or limit at the time of approval. The Audit Committee periodically reviews a schedule prepared by management showing the fees paid and estimated to be paid to the independent registered public accounting firm during the fiscal year for each covered service that was or is being provided by the firm.

The Pre-Approval Policy permits the Audit Committee to delegate pre-approval authority to one or more of its members, provided that (i) the aggregate estimated fees for any covered service approved by delegates may not exceed $100,000 for any applicable fiscal year and (ii) the aggregate estimated fees for all covered services approved by delegates during any fiscal year may not exceed $1,000,000. Any pre-approval granted by delegates must be reported to the Audit Committee at its next scheduled meeting.

In considering whether to grant pre-approval, the Audit Committee considers the nature and scope of the proposed service in light of applicable legal and regulatory requirements, including the rules and regulations promulgated by the SEC and the PCAOB with respect to auditor independence. The Audit Committee retains discretion to prohibit services that, in its view, may compromise, or appear to compromise, the independence and objectivity of the independent registered public accounting firm.

All of the services provided to the Company by Deloitte during fiscal 2013 were pre-approved by the Audit Committee or its delegates in accordance with the terms of the Pre-Approval Policy. None of the non-audit services provided to the Company by Deloitte during fiscal 2013 were approved under the SEC’s “de minimis” exception to the audit committee approval requirement.

Required Vote

The affirmative vote of a majority of the shares of Common Stock present (in person or by proxy) and entitled to vote at the Annual Meeting is required to approve this proposal. Abstentions will have the same effect as votes “against” this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR

RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2014

PROPOSAL 3

ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION

(Item 3 on the Company’s Proxy Card)

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act, we provide our stockholders with the opportunity to cast an annual advisory vote to approve the compensation of our named executive officers. We encourage stockholders to read the “Compensation Discussion and Analysis” section of this Proxy Statement, which describes in detail how our fiscal 2013 executive compensation program was designed and implemented to achieve our overall compensation objectives. Stockholders also should review the “Fiscal 2013 Summary Compensation Table” included in this Proxy Statement, together with the related compensation tables, notes and narrative, which provides detailed information regarding the compensation of our named executive officers for 2013.

Our executive compensation program is designed to support the Company’s business objectives by linking executive compensation to the Company’s attainment of annual and multi-year operating and financial goals and to the creation of long-term stockholder value. The primary objectives of the executive compensation program are to: (i) attract and retain highly-qualified executives; (ii) motivate and reward executives for achieving Company and individual performance goals and objectives; and (iii) align the interests of executives with the interests of stockholders. Through the executive compensation program, the Compensation Committee seeks to provide executives with a total compensation package that is competitive in the market and the restaurant industry and is aligned with our overall compensation philosophy and objectives.

The primary components of the executive compensation program are identified in the table below and are described in greater detail above in our “Compensation Discussion and Analysis.”

Component	Primary Purpose
Base Salary	To attract and retain highly-qualified executives by providing an appropriate level of fixed cash compensation that reflects the experience, responsibilities and performance of our executives

Annual Cash Incentive Compensation	To align executive pay with individual and Company performance by motivating and rewarding executives over a one-year timeframe based on the achievement of strategic business and financial objectives

Long-Term Equity Incentive Compensation

To align the interests of executives with the interests of stockholders by motivating and rewarding executives over a multi-year timeframe based on the performance of our Common Stock and the achievement of strategic business and financial objectives

The Compensation Committee believes that a substantial portion of the total compensation provided to senior executives should be variable (i.e., “at risk”) and tied to Company performance. This “pay-for-performance” philosophy aligns executive pay with the Company’s business strategies and objectives and ensures that executives are responsive and accountable to stockholder interests. During 2013, performance-based incentives constituted the most significant portion of total direct compensation provided to our named executive officers, consistent with the Company’s pay-for-performance philosophy.

As discussed above in our “Compensation Discussion and Analysis,” the Company made significant progress during 2013 in improving its core economic model, transforming the Wendy’s brand, optimizing its restaurant portfolio and enhancing stockholder value by delivering total stockholder return of 89%. The Company’s improved operating and financial results for 2013 played a key role in determining the compensation that was awarded to our named executive officers and other senior executives.

After considering the foregoing information, together with the more detailed information regarding our executive compensation program set forth in this Proxy Statement, the Company proposes that stockholders approve the following resolution:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the “Compensation Discussion and Analysis,” the “Fiscal 2013 Summary Compensation Table” and the related compensation tables, notes and narrative included in this Proxy Statement for the Company’s 2014 Annual Meeting of Stockholders.”

The vote on this resolution is advisory, which means that the vote is not binding on the Company, the Board of Directors or the Compensation Committee. However, to the extent there is a significant vote against our executive compensation program as disclosed in this Proxy Statement, the Compensation Committee will consider whether to implement, or recommend to the Board of Directors the implementation of, any modifications to the Company’s compensation programs and policies in response to such vote.

Required Vote

The affirmative vote of a majority of the shares of Common Stock present (in person or by proxy) and entitled to vote at the Annual Meeting is required to approve this proposal. Abstentions will have the same effect as votes “against” this proposal. Broker non-votes will not be included in the tabulation of voting results for this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR

APPROVAL OF THE ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION

PROPOSAL 4

STOCKHOLDER PROPOSAL REGARDING AN INDEPENDENT BOARD CHAIRMAN

(Item 4 on the Company’s Proxy Card)

Mr. Kenneth Steiner, 14 Stoner Ave., 2M, Great Neck, NY 11021, owner of at least $2,000 worth of our Common Stock, has notified the Company that he intends to propose the following resolution at the Annual Meeting. Mr. Steiner’s proposed resolution and supporting statement are reproduced verbatim below from his letter to the Company dated October 16, 2013. The Company takes no responsibility for the accuracy of Mr. Steiner’s statements.

Proposal 4 – Independent Board Chairman

RESOLVED: Shareholders request that our Board of Directors to adopt a policy, and amend other governing documents as necessary to reflect this policy, to require the Chair of our Board of Directors to be an independent member of our Board. This independence requirement shall apply prospectively so as not to violate any contractual obligation at the time this resolution is adopted. Compliance with this policy is waived if no independent director is available and willing to serve as Chair. The policy should also specify how to select a new independent chairman if a current chairman ceases to be independent between annual shareholder meetings.

When our CEO is our board chairman, this arrangement can hinder our board’s ability to monitor our CEO’s performance. Many companies already have an independent Chairman. An independent Chairman is the prevailing practice in the United Kingdom and many international markets. This proposal topic won 50%-plus support at 5 major U.S. companies in 2013 including 73%-support at Netflix. This topic is particularly important for our company because our chairman, Nelson Peltz, at age 70 had 20-years long tenure (independence concern) and served on a total of 3 company boards.

This proposal should also be more favorably evaluated due to our Company’s clearly improvable corporate governance performance as reported in 2013.

GMI Ratings, an independent investment research firm, rated our board F. We had a total of 5 non-independent directors and a board attendance failure. These directors were age 81 to 86 and each had more than 19-years long-tenure (independence concern): David Schwab and Raymond Troubh. Mr. Troubh was also negatively flagged for his board service as WHX Corporation when it filed for bankruptcy. This was compounded by Mr. Troubh having seats on our audit and nomination committees. These directors were age 72 to 76 and each had more than 17-years long-tenure (independence concern): Peter May, Joseph Levato and Clive Chajet. Edward Garden was negatively flagged for his board service at Chemtura Corporation when it filed for bankruptcy. Mr. Garden received a whopping 28% in negative votes. There was a lack of confidential voting and a 19% potential stock dilution.

Returning to the core topic of this proposal from the context of our clearly improvable corporate governance, please vote to protect shareholder value: Independent Board Chairman—Proposal 4

Management’s Response

The Board of Directors recommends a vote AGAINST this proposal.

The Company has considered this proposal and believes it is not in the best interests of the Company or its stockholders. Contrary to the proponent’s implications, the offices of Chairman of the Board and Chief Executive Officer have been filled by separate individuals for the last eight years. Nelson Peltz serves as our non-executive Chairman, and Emil J. Brolick serves as our Chief Executive Officer. The Board has carefully considered and approved its current leadership structure, and firmly believes that this structure is appropriate and in the best interests of the Company and its stockholders, who benefit from the combined leadership, judgment, knowledge and experience of our Chairman, Mr. Peltz, and our Chief Executive Officer, Mr. Brolick.

The Board believes that its current leadership structure allows our Chief Executive Officer to focus on developing and implementing the Company’s business strategies and objectives and supervising day-to-day business operations, and allows our Chairman to lead the Board in its oversight and advisory roles. The Board believes that separating the positions of Chairman and Chief Executive Officer provides a clear delineation of responsibilities for each position and fosters greater accountability of management. However, the Company does not have a formal policy requiring that the positions of Chairman and Chief Executive Officer be separated, or requiring that the position of Chairman be filled only by an independent director.

Pursuant to our Corporate Governance Guidelines, the Board is responsible for filling the positions of Chairman and Chief Executive Officer with the person or persons the Board deems qualified, and for removing and replacing such person or persons as and when the Board deems necessary or appropriate. The positions of Chairman and Chief Executive Officer may be filled by the same person or by different persons, and the position of Chairman may be filled by an employee director or by a non-employee director. The Board periodically reviews the Company’s leadership structure and has the authority to modify the structure as it deems appropriate given the specific circumstances then facing the Company.

The Company believes that adopting a policy that requires an independent Chairman would unduly restrict the Board in determining the leadership structure that is in the best interests of the Company and its stockholders at any particular point in time. The Board has deep knowledge of the strategic goals of the Company, the unique opportunities and challenges facing the Company at any given time, and the various capabilities of the Company’s directors and senior management. Rather than imposing a “one-size fits all” approach to Board leadership, the Company believes that the Board is well positioned to determine the most effective leadership structure for the Company and its stockholders.

Moreover, the Company does not believe that a policy requiring that the Chairman be an independent director is necessary to ensure that our Board provides effective oversight of management and remains accountable to stockholders. The Company believes that the Board’s oversight and accountability are effectively maintained through the composition of the Board, the role of independent Board committees, and the comprehensive corporate governance practices already in place at the Company.

•

Majority independent Board. As required by our Corporate Governance Guidelines, a majority of the members of the Board are “independent,” as defined under the Company’s and NASDAQ’s director independence standards. The Company believes that these independent directors possess the relevant business experience and skills to effectively oversee management.

•

Fully independent key Board committees. The Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee are composed entirely of independent directors. This ensures that oversight of critical matters, such as the integrity of our financial statements, the compensation of our executive officers, the selection and evaluation of our directors, and the development of corporate governance principles, is entrusted solely to independent directors.

•

Board authority and resources. Each Board member has the authority to suggest items for inclusion on the agenda for all Board meetings and to raise subjects that are not on the agenda for a particular meeting. Each Board member also has complete and open access to members of management and to any relevant books, records, facilities and personnel of the Company. In addition, the Board and each of its committees have the authority to retain independent legal, financial and other advisors as they deem appropriate in carrying out their duties.

•

Regular executive sessions. Non-employee directors meet on a regular basis in executive sessions without management present, and independent directors also regularly meet in executive sessions. The chairs of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee rotate as the presiding director for the independent director executive sessions. Directors utilize the executive sessions to discuss a wide range of matters, including evaluations of the performance of the Chief Executive Officer and senior management and the effectiveness of the Board and its committees.

•

Annual election of directors. Each Board member, including the Chairman of the Board, is held directly accountable to stockholders through the annual election of all directors and majority voting in uncontested director elections. The Nominating and Corporate Governance Committee annually evaluates the qualifications of each director and recommends to the Board whether such director should be re-nominated for election by stockholders to a new one-year term.

The proponent provides no evidence demonstrating (or even suggesting) that requiring an independent Chairman of the Board improves corporate performance or increases stockholder value. The vast majority of large public companies in the U.S. do not have an independent Board Chairman. The Company believes that adopting a policy to restrict the Board’s discretion in selecting the Chairman would deprive the Board of the valuable flexibility to exercise its business judgment in selecting the most qualified and appropriate individual to lead the Board. The Company further believes that adopting such a policy would not provide any benefit to the Company or its stockholders, particularly since the Board has already determined to separate the positions of Chairman and Chief Executive Officer, and those positions have remained separate since June 2007.

For the reasons discussed above, the Company believes that adoption of this proposal would be contrary to the best interests of the Company and its stockholders.

Required Vote

The affirmative vote of a majority of the shares of Common Stock present (in person or by proxy) and entitled to vote at the Annual Meeting is required to approve this proposal. Abstentions will be the equivalent of votes “against” this proposal. Broker non-votes will not be included in the tabulation of voting results for this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST THIS PROPOSAL

OTHER MATTERS

Other Matters to Come Before the Annual Meeting

The Company is not aware of any other matters that are intended to be brought before the Annual Meeting. The proxy being solicited by the Board of Directors does, however, convey discretionary authority to the persons named as proxies in the accompanying proxy card to vote on any other matters that may properly come before the Annual Meeting. If any other matter should properly come before the Annual Meeting, the persons named as proxies will vote the shares represented by properly submitted proxies in accordance with their best judgment, to the extent permitted by applicable legal and regulatory requirements.

Expenses of Solicitation

The cost of soliciting proxies on behalf of the Board of Directors for the Annual Meeting will be borne by the Company. In addition to soliciting proxies by mailing our proxy materials to stockholders and by making our proxy materials available to stockholders electronically via the Internet, proxies may be solicited by directors, officers and employees of the Company and its subsidiaries by additional mailings, personal contact, telephone, electronic mail, facsimile or other means without additional compensation. Solicitation of proxies will also be made by employees of Innisfree M&A Incorporated, the Company’s proxy solicitation firm, who will be paid a fee of $15,000, plus reasonable out-of-pocket expenses. As is customary, the Company will, upon request, reimburse brokerage firms, banks, trustees, nominees and other persons for their out-of-pocket expenses incurred in forwarding proxy materials to beneficial owners of our Common Stock.

Contacting Directors

If you would like to contact the Board of Directors, the non-management directors as a group or any individual director, you may send an e-mail to corporate-secretary@wendys.com or write to the following address: The Wendy’s Company, One Dave Thomas Blvd., Dublin, Ohio 43017, Attention: Corporate Secretary. Your communication should specify the intended recipient or recipients, and will be forwarded by the Corporate Secretary to such recipient or recipients. Any communication that relates to the Company’s accounting, internal accounting controls or auditing matters will also be forwarded by the Corporate Secretary to the Chairman of the Audit Committee.

Stockholder Proposals for 2015 Annual Meeting of Stockholders

Our Certificate of Incorporation and By-Laws provide that, except as otherwise provided by law, only business properly brought before an annual or special meeting of stockholders may be conducted at such meeting. To be properly brought before a meeting, a stockholder proposal must be (i) submitted to the Company for inclusion in its proxy materials in compliance with Section 14 of the Exchange Act or (ii) specified in a written notice given by a stockholder of record who is entitled to vote at such meeting and who complies with the notice and other provisions of our Certificate of Incorporation. The notice must be delivered personally to, or mailed to and received at, the principal executive offices of the Company, addressed to the Secretary of the Company.

Our Certificate of Incorporation specifies the requirements applicable to a stockholder’s notice of proposed business. Those requirements, which are set forth in Sections 5, 6 and 7 of Article V of our Certificate of Incorporation, are summarized below.

•

The window within which a stockholder must give notice of proposed business (including director nominations) for an annual meeting of stockholders is the period not earlier than 120 days and not later than 90 days before the first anniversary of the date of the prior year’s annual meeting of stockholders.

•

The notice must disclose the name, record address and information concerning the beneficial ownership of the Company’s stock by the stockholder and any “stockholder associated person” (i.e., any other beneficial owner of the Company’s stock beneficially owned by such stockholder, or any person that controls, is controlled by or is under common control with such stockholder or beneficial owner), together with a brief description of the business desired to be brought before the meeting, the text of the proposal, the reasons for conducting such business at the meeting, and any material interest of the stockholder and any stockholder associated person in such business.

•	Certain disclosures are also required concerning the relationships of the stockholder and any stockholder associated person, including:

¡	any agreement, arrangement or understanding with respect to the proposed business;

¡	the stockholder’s and any stockholder associated person’s derivative positions or hedging transactions with respect to the Company’s stock;

¡	any proxy, contract, arrangement, understanding or other relationship pursuant to which the stockholder or any stockholder associated person has the right to vote the Company’s stock;

¡	any rights to dividends on the Company’s stock beneficially owned by the stockholder or any stockholder associated person that are separated or separable from the underlying stock;

¡

any proportionate interest in the Company’s stock or derivatives in respect of the Company’s stock held by a general or limited partnership in which the stockholder or any stockholder associated person is a general partner or beneficially owns an interest in a general partner; and

¡

any performance-related fees (other than an asset-based fee) to which the stockholder or any stockholder associated person is entitled based on any increase or decrease in the value of the Company’s stock or derivatives in respect of the Company’s stock.

•

The notice also must include: (i) a representation that the stockholder is a holder of record of the Company’s stock who is entitled to vote at the meeting and who intends to appear in person or by proxy at the meeting to propose such business; (ii) a representation as to whether the stockholder intends to solicit proxies from stockholders in support of the proposed business; (iii) a representation that the stockholder will provide any other information reasonably requested by the Company; and (iv) all other information that would be required to be filed with the SEC if the stockholder or any stockholder associated person was a participant in a solicitation subject to Section 14 of the Exchange Act.

•

Additional information is required for director nominations, including a description of all compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships between or among the stockholder, any stockholder associated person and any other person acting in concert with the stockholder (including a description of the director nominee’s interest in any such agreement, arrangement or understanding and the approximate dollar value of such interest).

•

The stockholder is required to update and supplement all information provided to the Company so that such information is true and correct as of the record date for the meeting and as of the date that is 10 business days before the meeting. Such updates and supplements must be received by the Company not later than five business days after the record date for the meeting and not later than seven business days before the date of the meeting.

To be eligible to be a nominee for election as a director, a person must (i) consent to being named in the Company’s proxy statement as a director nominee, and to serve as a director if elected, and (ii) timely deliver to the Secretary of the Company a written questionnaire with respect to such person’s background and qualifications, and the background of any other person or entity on whose behalf the nomination is being made, together with a written representation and agreement that such person is not and will not become a party to certain voting or compensation agreements and that such person, if elected, will comply with all applicable corporate governance, conflict of interest, confidentiality, stock ownership and trading and other policies and guidelines of the Company.

If the Chairman presiding over the meeting determines that the proposed business (including director nominations) was not properly brought before the meeting in accordance with the applicable provisions of our Certificate of Incorporation, the Chairman shall so declare at the meeting, and the business will not be transacted at the meeting. Additionally, if the stockholder (or a qualified representative of the stockholder) does not appear at the meeting to present the proposed business, the business will not be transacted at the meeting, regardless of whether proxies in respect of such business may have been received by the Company. Any questions relating to stockholder proposals should be submitted in writing to the Secretary of the Company at the Company’s principal executive offices.

Any stockholder proposal submitted pursuant to Rule 14a-8 under the Exchange Act must be received by the Company not later than December 12, 2014 to be considered for inclusion in the Company’s proxy materials for the 2015 annual meeting of stockholders. Any stockholder proposal submitted outside the processes of Rule 14a-8 under the Exchange Act must be received by the Company not earlier than January 28, 2015 and not later than February 27, 2015 to be properly brought before the 2015 annual meeting of stockholders. In each case, the proposal must be delivered personally to, or mailed to and received at, the principal executive offices of the Company, addressed to the Secretary of the Company.

Householding of Annual Meeting Materials

Some banks, brokers and other nominees follow the practice of “householding” proxy materials. This means that multiple beneficial owners of our Common Stock who share the same address or household may not receive separate copies of this Proxy Statement, the notice regarding the Internet availability of proxy materials for the Annual Meeting or the Company’s 2013 Annual Report to Stockholders. The Company will promptly deliver separate copies of such documents to stockholders who write or call the Company at the following address and telephone number: The Wendy’s Company, One Dave Thomas Blvd., Dublin, Ohio 43017, Attention: Secretary, Telephone: (614) 764-3100.

Stockholders who wish to receive separate copies of the Company’s proxy materials in the future may call or write to the Company at the above address and telephone number. Alternatively, if you and other stockholders of record with whom you share an address currently receive multiple copies of the Company’s proxy materials, or if you hold stock in more than one account and, in either case, you wish to receive only one copy of the Company’s proxy materials for your household, you may contact the Company at the above address and telephone number.

Annual Report on Form 10-K

The Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2013 is included in the 2013 Annual Report to Stockholders which is being delivered, or made available electronically via the Internet, to stockholders with this Proxy Statement. Additional copies of the 2013 Form 10-K may be obtained free of charge by sending a written request to the Company at the following address: The Wendy’s Company, One Dave Thomas Blvd., Dublin, Ohio 43017, Attention: Secretary. Copies of the 2013 Form 10-K are also available on the Company’s website at www.aboutwendys.com.

By Order of the Board of Directors

R. SCOTT TOOP
Secretary

Dublin, Ohio

April 11, 2014

Annex A

The table below shows the specific adjustments applied in calculating adjusted EBITDA for purposes of the Company’s 2013 executive incentive plan from the Company’s reported financial results for the fiscal year ended December 29, 2013. Included in the table is a reconciliation of The Wendy’s Company adjusted EBITDA from continuing operations to The Wendy’s Company income from continuing operations for fiscal 2013.

Reconciliation of Adjusted EBITDA (2013 Executive Incentive Plan) to

The Wendy’s Company Income from Continuing Operations

Twelve Month Period Ended December 29, 2013

(In Thousands; Unaudited)

Adjusted EBITDA (2013 Executive Incentive Plan)	$367,355
Add-backs for incentive payment calculation:
Acquisitions and dispositions	(47)
Foreign exchange	368
Impact to adjusted EBITDA (2013 Executive Incentive Plan) from continuing operations	(543)

The Wendy’s Company adjusted EBITDA from continuing operations	367,133
Less:
Pension withdrawal expense in cost of sales	(13,500)
Depreciation and amortization	(182,359)
Facilities action charges, net	(10,856)
Impairment of long-lived assets	(15,879)
Impairment of goodwill	(9,397)

Operating profit	135,142
Interest expense	(69,012)
Loss on early extinguishment of debt	(28,563)
Investment income, net	23,565
Other income, net	(2,080)

Income from continuing operations before income taxes and noncontrolling interests	59,052
Provision for income taxes	(14,154)

The Wendy’s Company income from continuing operations	$44,898

Disclosure Regarding Non-GAAP Financial Measures

Adjusted EBITDA, which excludes certain expenses, net of certain benefits, is used by the Company as a performance measure for benchmarking against the Company’s peers and competitors, and as an internal measure of business operating performance. For fiscal 2013, adjusted EBITDA (with certain modifications approved by the Performance Compensation Subcommittee of the Company’s Board of Directors) was also used as a performance metric for purposes of the Company’s annual cash incentive plan for executive officers. The Company believes that adjusted EBITDA provides a meaningful perspective of the underlying operating performance of the Company’s current business. Adjusted EBITDA is not a recognized term under U.S. Generally Accepted Accounting Principles (“GAAP”). Because all companies do not calculate adjusted EBITDA (and similarly titled financial measures) in the same way, those measures as used by other companies may not be consistent with the way the Company calculates adjusted EBITDA. The Company’s presentation of adjusted EBITDA in this Proxy Statement does not replace the presentation of the Company’s financial results in accordance with GAAP, and adjusted EBITDA should not be considered as an alternative measure of income from continuing operations or net income.

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THE WENDY’S COMPANY ONE DAVE THOMAS BLVD. DUBLIN, OHIO 43017

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions up until 11:59 p.m. (EDT) on May 27, 2014. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by The Wendy’s Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards, notices of Internet availability and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. (EDT) on May 27, 2014. Have your proxy card in hand when you call and follow the instructions provided.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M72959-P51362	KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE WENDY’S COMPANY			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends that you vote FOR the election of each of the director nominees named below:			☐	☐	☐

1.	Election of Directors
Nominees:
	01) Nelson Peltz	06) Joseph A. Levato
	02) Peter W. May	07) J. Randolph Lewis
	03) Emil J. Brolick	08) Peter H. Rothschild
	04) Edward P. Garden	09) David E. Schwab II
	05) Janet Hill	10) Jack G. Wasserman
The Board of Directors recommends that you vote FOR proposals 2 and 3:								For	Against	Abstain
2.	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2014.							☐	☐	☐

3.	Advisory resolution to approve executive compensation.							☐	☐	☐

The Board of Directors recommends that you vote AGAINST proposal 4:

4.	Stockholder proposal regarding an independent board chairman, if properly presented at the meeting.							☐	☐	☐
For address change or comments, please mark this box and write them on the reverse side where indicated.					☐
Please indicate if you plan to attend this meeting.			☐	☐
			Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee, guardian or other fiduciary, please give full title as such. Joint owners must each sign. If shares are held by a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

	Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

THE WENDY’S COMPANY

ONE DAVE THOMAS BLVD.

DUBLIN, OHIO 43017

Admission Ticket

(Not Transferable)

Annual Meeting Admission Ticket

(and meeting information)

2014 Annual Meeting of Stockholders

10:00 a.m. (EDT), Wednesday, May 28, 2014

The Wendy’s Company

Thomas Conference Center

One Dave Thomas Blvd.

Dublin, Ohio 43017

Please present this admission ticket and photo identification to gain admittance to the meeting. This ticket admits only the stockholder listed on the reverse side and is not transferable.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice of Annual Meeting of Stockholders, the Proxy Statement and the 2013  Annual Report to Stockholders are available at

www.proxyvote.com.

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M72960-P51362

THE WENDY’S COMPANY

2014 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF THE WENDY’S COMPANY FOR

THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 28, 2014

The undersigned hereby appoints Emil J. Brolick, Todd A. Penegor and R. Scott Toop, and each of them, with full power of substitution, as lawful agents and proxies, to vote all the shares of common stock of The Wendy’s Company (the “Company”) that the undersigned is entitled to vote at the 2014 Annual Meeting of Stockholders of the Company to be held at the Thomas Conference Center located at the Company’s corporate offices, One Dave Thomas Blvd., Dublin, Ohio 43017, on May 28, 2014, at 10:00 a.m. (EDT), and any adjournment or postponement thereof, upon the matters set forth herein, and in their discretion upon such other matters as may properly come before the meeting.

This proxy, if signed, dated and returned, will be voted as specified on the reverse side by the undersigned. If this proxy is signed, dated and returned without specifications, the shares will be voted FOR the election of each of the director nominees listed on the reverse side (proposal 1), FOR proposals 2 and 3, and AGAINST proposal 4.

All proxies previously given or executed by the undersigned with respect to the shares of common stock represented by this proxy are hereby revoked. The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement for the 2014 Annual Meeting of Stockholders, and the Company’s 2013 Annual Report to Stockholders.

IMPORTANT - This proxy must be signed and dated on the reverse side.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

Proxies submitted by telephone or the Internet must be received by 11:59 p.m. (EDT) on May 27, 2014.

Address change/comments:

(If you provide any address change and/or comments above, please mark the corresponding box on the reverse side.) Continued and to be signed on reverse side